As filed with the Securities and Exchange Commission on March 27, 1998
                           Registration No. 2-89550



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM N-4
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       PRE-EFFECTIVE AMENDMENT NO. ( )

                     POST-EFFECTIVE AMENDMENT NO. 24 (X)


                                    and/or

                 REGISTRATION STATEMENT UNDER THE INVESTMENT
                             COMPANY ACT OF 1940


                              Amendment No. 18 (X)
                       (Check appropriate box or boxes)


                          FUTUREFUNDS SERIES ACCOUNT
                          (Exact name of Registrant)
                 GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                             (Name of Depositor)
                            8515 East Orchard Road
                          Englewood, Colorado 80111
       (Address of Depositor's Principal Executive Officers) (Zip Code)

              Depositor's Telephone Number, including Area Code:
                                (800) 537-2033

                             William T. McCallum
                    President and Chief Executive Officer
                 Great-West Life & Annuity Insurance Company
                            8515 East Orchard Road
                          Englewood, Colorado 80111
                   (Name and Address of Agent for Service)

                                   Copy to:
                            James F. Jorden, Esq.
                     Jorden Burt Berenson & Johnson, LLP
              1025 Thomas Jefferson Street, N.W., Suite 400 East
                         Washington, D.C. 20007-0805

      It is proposed that this filing will become effective (check appropriate space)


                  Immediately upon filing pursuant to paragraph (b) of Rule 485. X On May 1, 1998 , pursuant to paragraph (b) of Rule 485. 60 days after filing pursuant to paragraph (a) of Rule 485. On , pursuant to paragraph (a)(i) of Rule 485. 75 days after filing pursuant to paragraph (a)(ii) of Rule 485. On , pursuant to paragraph (a)(ii) of Rule 485.


      If appropriate, check the following:


                  This post-effective  amendment designates a new effective date for a previously filed post-effective amendment.

                          FUTUREFUNDS SERIES ACCOUNT


                            Cross Reference Sheet
                        Showing Location in Prospectus
                   and Statement of Additional Information
                           As Required by Form N-4

FORM N-4 ITEM                                         PROSPECTUS CAPTION

1. Cover Page.........................................Cover Page

2. Definitions........................................Glossary of Special
Terms

3. Synopsis...........................................Fee Table; Questions
                              and Answers about the
                             Series Account Variable
                                                      Annuity

4. Condensed Financial Information....................Condensed Financial
Information

5. General Description of Registrant,.................Great-West Life &
Annuity
   Depositor and Portfolio Companies                  Insurance Company;
                               FutureFunds Series
                             Account; Investments of
                               the Series Account;
                                                      Voting Rights

6. Deductions.........................................Administrative Charges;
                                                      Risk Charges, Premium
                                                      Taxes and Other
                                                      Deductions; Appendix
                                                      A;  Distribution of the
                                                      Contracts

7. General Description of.............................The Contracts;
Investments
   Variable Annuity Contracts                         of the Series Account;
                             Statement of Additional
                                                      Information

8. Annuity Period                                     Annuity Options

9. Death Benefit                                      The
                             Contracts-Accumulation
                             Period - Death Benefit;
                               Prior to Retirement
                             Date; Annuity Payments

FORM N-4 ITEM                                         PROSPECTUS CAPTION

10. Purchases and Contract Value                      The Contracts-General;
                                                      The
                                                      Contracts-Accumulation
                                                      Period; Distribution of
                                                      the Contracts; Cover
                                                      Page; Great-West Life &
                                                      Annuity Insurance
                                                      Company

11. Redemptions.......................................The
                             Contracts-Accumulation
                               Period - Total and
                               Partial Surrenders;
                                                      Return Privilege

12. Taxes.............................................Federal Tax Consequences

13. Legal Proceedings.................................Legal Proceedings

14. Table of Contents of..............................Statement of Additional
   Statement of Additional Information                Information

                           STATEMENT OF ADDITIONAL

FORM N-4 ITEM                                         INFORMATION CAPTION

15. Cover Page........................................Cover Page

16. Table of Contents.................................Table of Contents

17. General Information and History...................Not Applicable

18. Services..........................................Custodian and
Accountants

19. Purchase of Securities Being Offered..............Not Applicable

20. Underwriters......................................Underwriter

21. Calculation of Performance Data...................Calculation of
                                                      Performance Data

22. Annuity Payments..................................Not Applicable

23. Financial Statements..............................Financial Statements

                                    PART A

                     INFORMATION REQUIRED IN A PROSPECTUS
 ......

                                          20
                              FUTUREFUNDS SERIES ACCOUNT
                                          Of
                     Great-West Life & Annuity Insurance Company
                           GROUP VARIABLE ANNUITY CONTRACTS
                                    Distributed by
                             BenefitsCorp Equities, Inc.
                  8515 East Orchard Road, Englewood, Colorado 80111
                   (800) 468-8661 (U.S.) (303) 689-3360 (Englewood)

------------------------------------------------------------------------------

   The group variable annuity contracts described in this prospectus ("Group Contracts") are designed and offered to provide retirement programs that qualify for special federal income tax treatment for employees of certain organizations. The Group Contracts may be issued in connection with Contributions made by:

o employers or employee organizations (such as non-profit entities defined in Section 501(c) of the Internal Revenue Code of 1986, as amended ("Code"), and governmental entities defined in Code Section 414(d)) to purchase annuities for their employees under pension or profit-sharing plans described in Section 401(a) of the Code,

o employers or employee organizations to purchase annuities for their employees under cash or deferred profit sharing plans described in Section 401(k) of the Code, state educational organizations and certain tax-exempt organizations to purchase annuities for their employees under Section 403(b) of the Code, and


o certain state and local governmental entities and, for years beginning after 1986, other non-governmental tax-exempt organizations to purchase annuities for a select group of management or highly compensated employees under a deferred compensation plan described in Section 457(b) or (f) of the Code.

o certain state and local governmental entities, for years beginning after 1994, to purchase annuities for employees whose benefits are limited by the qualified plan contribution and benefit limits under either Section 415 or Section 457 of the Code, under a qualified governmental excess benefit plan described in
Section 415(m) of the Code.

o certain employers, other than governmental or tax-exempt employers, to purchase annuities for a select group of management or highly compensated employees under a nonqualified deferred compensation plan ("NQDC").

   The Group Contracts are issued by Great-West Life & Annuity Insurance Company ("GWL&A"). BenefitsCorp Equities, Inc. ("BCE") is the principal underwriter and distributor of the Group Contracts. The owner of a Group Contract will be the employer, or plan trustee, or may also be certain employer associations or employee associations for contracts issued under Section 401(a), Section 401(k),
Section 403(b), Section 457(b) or (f), Section 415(m) or NQDC retirement programs. Contributions are made by the employer for employees desiring coverage under a Group Contract. The amount of the Contributions will be determined by the employer. A separate record (a "Participant Annuity Account") will be established in the name of each participating employee (a "Participant") to reflect the dollar values of Contributions made in each Participant's name. The Group Contracts provide for a deferred annuity to begin at a future pre-selected date (the "Annuity Commencement Date"). The Group Contracts also provide for a death benefit. An initial Contribution under a Section 403(b) retirement program may be canceled and returned at the employee's request within fifteen days of the date of the Contribution.


   Prior to the Annuity Commencement Date, the Contributions can accumulate on a variable basis, guaranteed basis, or a combination of both. To accumulate on a variable basis, Contributions will be allocated to the FUTUREFUNDS SERIES ACCOUNT (the "Series Account"), a segregated investment account of GWL&A. The value of the Contributions prior to the Annuity Commencement Date and thus the amount accumulated to provide annuity payments will depend upon the investment performance of the Series Account.


   The amount of annuity payments may also be variable based upon the investment experience of the Series Account, or may be fixed without regard to such experience, or may be a combination of both. The Series Account currently has twenty-six Investment Divisions available for allocation of Contributions. Twenty-three of the Investment Divisions invest in shares of the portfolios of Maxim Series Fund Inc. ("Maxim"), an open-end management investment company of the series type. The Series Account also has one Investment Division which invests in shares of American Century Variable Portfolios, Inc. and two Investment Divisions which invest in shares of Fidelity Variable Insurance Products Fund. The Investment Divisions are more fully described beginning on page 2.


----------------------------------------------------------------------------


THIS PROSPECTUS IS ACCOMPANIED BY CURRENT PROSPECTUSES FOR MAXIM SERIES FUND, INC., AMERICAN CENTURY VP CAPITAL APPRECIATION, FIDELITY VIP GROWTH AND FIDELITY VIP II ASSET MANAGER PORTFOLIOS. THESE PROSPECTUSES PROVIDE INFORMATION A PROSPECTIVE INVESTOR SHOULD KNOW BEFORE INVESTING AND SHOULD BE KEPT FOR FUTURE REFERENCE. ADDITIONAL INFORMATION ABOUT THE GROUP CONTRACTS HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN A STATEMENT OF ADDITIONAL INFORMATION, DATED MAY 1, 1998, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE STATEMENT OF ADDITIONAL INFORMATION, THE TABLE OF CONTENTS OF WHICH IS SET FORTH ON THE LAST PAGE OF THIS PROSPECTUS, IS AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING OR TELEPHONING GWL&A AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH ABOVE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     The date of this prospectus is May 1, 1998

o the Maxim Money Market Portfolio seeks preservation of capital, liquidity and the highest possible current income consistent with the foregoing objectives through investments in short-term money market securities. Shares of the Maxim Money Market Portfolio are neither insured nor guaranteed by the U.S. Government. Further, there is no assurance that the Portfolio will be able to maintain a stable net asset value of $1.00 per share.

o the Maxim Bond Portfolio seeks to achieve maximum total return consistent with the preservation of capital, through investment in an actively managed portfolio of debt securities.

o the Maxim Stock Index Portfolio seeks to provide investment results, before fees, that correspond to the total return of the S&P 500 Index and the S&P Mid-Cap Index, weighted according to their respective pro-rata shares of the market.

o the Maxim U.S. Government Securities Portfolio seeks the highest level of return consistent with preservation of capital and substantial credit protection and seeks to achieve this objective by investing in mortgage-related securities issued or guaranteed by an agency or instrumentality of the U.S. Government, other U.S. agency and instrumentality obligations, and in U.S. Treasury obligations.


o the Maxim Small-Cap Index Portfolio seeks to provide investment results, before fees, that correspond to the total return of the Standard & Poor's Small-Cap 600 Index.1


o the Maxim Mid-Cap Portfolio (Growth Fund I Investment Division) seeks to provide long-term growth of capital through investment of at least 65% of the Portfolio's assets in medium sized companies.

o the Maxim International Equity Portfolio seeks to achieve long-term capital growth through a flexible policy of investing in stocks and debt obligations of companies and governments outside the United States. Any income realized will be incidental.

o the Maxim Corporate Bond Portfolio seeks high total investment return by investing primarily in debt securities (including convertibles), although up to 20% of its assets, at the time of acquisition, may be invested in preferred stocks.

o the Maxim Small-Cap Value Portfolio (Ariel Value Investment Division) seeks to achieve long-term capital appreciation by investing primarily in common stocks, although the Portfolio may also invest in other securities, including restricted and preferred stocks.

o the Maxim INVESCO Small-Cap Growth Portfolio seeks to achieve long-term capital growth by investing its assets principally in a diversified group of equity securities of emerging growth companies with market capitalizations of $1 billion or less at the time of initial purchase.

o the Maxim INVESCO ADR Portfolio seeks to achieve a high total return on investment through capital appreciation and current income, while reducing risk through diversification by investing substantially all its assets in foreign securities that are issued in the form of American Depositary Receipts ("ADRs") or foreign stocks that are registered with the Securities and Exchange Commission and traded in the U.S.

o the Maxim INVESCO Balanced Portfolio seeks to achieve a high total return on investment through capital appreciation and current income. The Portfolio invests in a combination of common stocks (normally 50% to 70% of total assets) and fixed income securities (normally 25% or more).

o the Maxim T. Rowe Price Equity/Income Portfolio seeks to provide substantial dividend income and also capital appreciation by investing primarily in dividend-paying common stocks of established companies.


o the Maxim Value Index Portfolio* seeks to provide investment results, before fees, that correspond to the total return of the Russell 1000 Value Index. The Russell 1000 Value Index was developed by the Frank Russell Company to track stock market performance of stocks from the Russell 1000 Index exhibiting certain characteristics suggesting value potential.

o the Maxim Growth Index Portfolio* seeks to provide investment results, before fees, that correspond to the total return of the Russell 1000 Growth Index. The Russell 1000 Growth Index was developed by the Frank Russell Company to track stock market performance of stocks from the Russell 1000 Index exhibiting certain characteristics suggesting growth potential.

o the Maxim Small-Cap Aggressive Growth Portfolio seeks long-term capital growth by investing in common stocks or their equivalent emphasizing securities believed to be undervalued by the market.

o the Maxim Blue Chip Portfolio seeks long-term growth of capital and income by investing primarily in common stocks of large, well-established, stable and mature companies, commonly known as "Blue Chip" companies.

o the Maxim MidCap Growth Portfolio seeks long-term appreciation by investing primarily in common stocks of medium-sized (mid-cap) growth companies. The Portfolio will normally invest at least 65% of its assets in a diversified portfolio of mid-cap companies whose earnings are expected to grow at a faster rate than the average company.

o the Maxim Aggressive Profile Portfolio seeks to achieve a high total return on investment through long-term capital appreciation by investing in other Maxim Portfolios. It is designed for an investor who is willing to take on a greater degree of risk now for the chance of better returns later and places a higher priority on investment growth than on safety. This investor typically is comfortable riding out the ups and downs of the markets. This Portfolio would not be appropriate for an investor with a short investment horizon.

o the Maxim Moderately Aggressive Profile Portfolio seeks to achieve a high total return on investment through long-term capital appreciation by investing in other Maxim Portfolios. It is designed for an investor who is willing to take on a slightly greater degree of risk now for the chance of better returns later and places a high priority on investment growth but also seeks some safety. This investor typically is comfortable riding out the ups and downs of the markets but is not comfortable with the volatility that would be associated with the Maxim Aggressive Profile Portfolio. This Portfolio would not be appropriate for an investor with a short investment horizon.

o the Maxim Moderate Profile Portfolio seeks to achieve a high total return on investment through long-term capital appreciation by investing in other Maxim Portfolios. This investor likes the potential for higher returns but seeks more safety than an aggressive or moderately aggressive investor.

o the Maxim Moderately Conservative Profile Portfolio seeks to achieve the highest possible total return consistent with reasonable risk through a combination of income and capital appreciation by investing in other Maxim Portfolios. This Portfolio is designed for an investor who places a priority on investment safety but is willing to take some risk for a potential higher return on investment. This investor may be approaching retirement or simply prefers to take less risk than other investors.

--------

1 Standard & Poor's Small-Cap 600 Stock Index is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Maxim Series Fund, Inc. and Great-West Life & Annuity Insurance Company. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of using this index. * The Frank Russell Company is not a sponsor of, or in any other way affiliated with the Portfolio or the Fund.

o the Maxim Conservative Profile Portfolio seeks to achieve total return consistent with preservation of capital by investing in other Maxim Portfolios which invest primarily in fixed income investments. This Portfolio is designed for an investor whose highest priority is safety for which the investor is willing to accept lower potential return on investment. This investor may be approaching retirement or simply prefers to take less risk than other investors.

The Series Account also has an Investment Division which invests in shares of American Century Variable Portfolios, Inc. ("American Century"), a diversified, series, open-end management investment company which is a member of the American Centurysm Investments group of mutual funds. This Investment Division invests in shares of the following portfolio of American Century:




o the American Century VP Capital Appreciation Fund seeks capital growth by investment in common stocks (including securities convertible to common stocks) and other securities that meet certain fundamental and technical standards and, in the opinion of American Century's management, have better than average potential for appreciation; and

   The Series Account has two Investment Divisions which invest in shares of Fidelity Variable Insurance Products Fund ("Fidelity VIP"), a diversified management investment company offering insurance companies a selection of investment vehicles for variable annuity insurance contracts. These Investment Divisions invest in shares of one of the following portfolios of Fidelity VIP:

o the Fidelity VIP Growth Portfolio seeks capital appreciation. The Portfolio normally purchases common stocks, although its investments are not restricted to any one type of security. Capital appreciation may also be found in other types of securities including bonds and preferred stocks; and

o the Fidelity VIP II Asset Manager Portfolio seeks high total return with reduced risk over the long-term by allocating its assets among domestic and foreign stocks, bonds and short-term fixed-income instruments.

   If the underlying plan document or program of any other Group Policyholder does not permit investments in any Investment Division of the Series Account, GWL&A shall restrict the availability of such Investment Division in compliance with the Group Policyholder's Request.

                                TABLE OF CONTENTS

                                                                  Page


7ee Table

Examples..........................................................8

Glossary of Special Terms.........................................10

Questions and Answers About the Series Account Variable Annuity...12

6inancial Highlights................................1

Performance Related Information...................................19

Great-West Life & Annuity Insurance Company.......................25

25tureFunds Series Account

The Group Contracts...............................................26

Accumulation Period...............................................29

Investments of the Series Account.................................34

Administrative Charges, Risk Premiums and Other Deductions........38

42nuity Options

Federal Tax Consequences..........................................45

Voting Rights.....................................................51

Distribution of the Group Contracts...............................51

Return Privilege..................................................52

State Regulation..................................................52

Restrictions Under the Texas Optional Retirement Program..........52

52ports

Legal Proceedings.................................................52

Legal Matters.....................................................52

Registration Statement............................................52

Statement of Additional Information...............................53

                                    FEE TABLE

CONTRACT OWNER TRANSACTION EXPENSES


Sales Load Imposed on Purchases (as a percentage of purchase payments)......None
Deferred Sales Load (as a percentage of amount distributed).......... 6% maximum
                            See footnote (1), page 10

      Distribution Fees (as a percentage of purchase payments)....None
      Exchange Fee................................................None


TOTAL Maximum Contract Owner Transaction Expenses.................6%

(as a percentage of purchase payments)

Annual Contract Fee.........................................$30 maximum

                            See footnote (2), page 10

Separate Account Annual Expenses (as a percentage of average account value) (Expenses vary by Contract)1


    Mortality Risk          Expense Risk      Total Separate Account Annual
                                                         Expenses
         1.00%                  0.25%                     1.25%
         0.76%                  0.19%                     0.95%
         0.60%                  0.15%                     0.75%
         0.52%                  0.13%                     0.65%
         0.44%                  0.11%                     0.55%
         0.00%                  0.00%                     0.00%

Maxim Series Fund, Inc. Annual Expenses (as a percentage of Maxim Series Fund, Inc. average net assets)


             Maxim      Maxim      Maxim      Maxim        Maxim      Maxim
             MoneyMoney Bond       Stock      U.S.         Small-Cap  Value
             Market                Index      Gov't.       Index      Index
                                              Securities

Management     .46%       .60%       .60%        .60%        .60%       .60%
Fees
Other          None       None       None        None        None       None
Expenses
Total          .46%       .60%       .60%        .60%        .60%       .60%
Expenses
             Maxim      Maxim      Maxim      Maxim        Maxim      Maxim
             Growth     Corporate  T. Rowe    Mid-Cap      Small-Cap  Internat'l
             Index      Bond       Price      (Growth      Value      Equity
                                   Equity/IncoFund I)      (Ariel
                                                           Value)

Management Fee.60%       .90%       .80%        .95%        1.00%     1.00%
Other          None       None       .11%        .11%        .28%       .20%
Expenses
Total          .60%       .90%       .91%        1.06%       1.28%     1.20%
Expenses
             Maxim      Maxim      Maxim      Maxim        Maxim      Maxim
             INVESCO    INVESCO    INVESCO    Small-Cap    Blue Chip  MidCap
             ADR        Small-Cap  Balanced   Aggressive              Growth
                        Growth                Growth
Management     1.00%      .95%       1.00%       1.00%       1.00%     1.00%
Fees
Other          .30%       .15%       None        .11%        .15%       .05%
Expenses

Other Expenses                          None                    None
Total          1.30%      1.10%      1.00%       1.11%       1.15%     1.05%
Expenses
            Maxim         Maxim         Maxim         Maxim        Maxim
            Aggressive    Moderately    Moderate      Moderately   Conservative
            Profile       Aggressive    Profile       Conservative Profile
                          Profile                     Profile
Management      .25%          .25%          .25%          .25%         .25%
Fees
Other           None          None          None          None         None
Expenses
Total           .25%          .25%          .25%          .25%         .25%
Direct
Expenses

1 The table of separate account expenses illustrates the possible mortality and expense risks available under separate contracts offered by this prospectus. Please contact your registered representative to determine which charges apply to your contract.

                           Minimum Total Maxim        Maximum Total Maxim
                           Series Fund Annual         Series Fund Annual
                           Expenses*                  Expenses**
Aggressive Profile+                  1.16%                      1.51%
Moderately Aggressive                1.08%                      1.44%
Profile+
Moderate Profile+                    1.02%                      1.35%
Moderately Conservative              1.00%                      1.26%
Profile+
Conservative Profile+                0.85%                      1.11%

+ Each Profile Portfolio will invest in shares of other Maxim Portfolios ("Underlying Portfolios"). Therefore, each Profile Portfolio will, in addition to its own expenses such as management fees, bear its pro rata share of the fees and expenses incurred by the Underlying Portfolios and the investment return of each Profile Portfolio will be net of the Underlying Portfolio's expenses.

* The Minimum Fees are determined by assuming the allocation of each Profile Portfolio's assets to those Underlying Portfolios (please see the Maxim Series Fund prospectus for the Profile Portfolios for further information on the Profile Portfolios) with the lowest Total Annual Expenses.

** The Maximum Fees are determined by assuming the allocation of each Profile Portfolio's assets to those Underlying Portfolios (please see the Maxim Series Fund prospectus for the Profile Portfolios for further information on the Profile Portfolios) with the highest Total Annual Expenses.

American Century Variable Portfolios, Inc. Annual Expenses
(as a percentage the American Century VP's average net assets)

                              American Century VP
                              Capital Appreciation
Management Fees                        1.00%
Other Expenses                          None
Total Expenses                         1.00%


Fidelity VIP Portfolios

Annual Expenses (as a

percentage of Fidelity VIP

Portfolios' average net
assets)


                              Fidelity VIP Growth      Fidelity VIP II Asset
                                                       Manager

Management Fees                         .60%                    .55%
Other Expenses                          .09%                    .10%
Total Expenses                          .69%                    .65%

 A portion of the brokerage commissions that the funds pay was used to reduce funds expenses. In addition, certain funds have entered into arrangements with their custodian whereby credits realized, as a result of uninvested cash balances were used to reduce custodian expenses. Including these reductions, the total operating expenses presented in the table would have been .67% for Fidelity VIP Growth and .65% for Fidelity VIP II Asset Manager.

          EXAMPLES


If you do not take a distribution from your contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets and an assessment of the maximum mortality and expense risk charge under any contract:

         Investment Division              1 Year        3 Year     5 Year  10 Year
-------------------------------------- ------------- ------------- ------- ---------

Maxim Money Market                        $17.90        $58.21     $105.16 $257.37
Maxim Bond, Maxim Stock Index, Maxim
U.S. Government Securities, Maxim         $19.35        $62.82     $113.33 $276.44
Small-Cap Index, Maxim
Total ReturnValue Index, Maxim
Growth Incdex
Maxim Mid-Cap (Growth Fund I), Maxim      $24.49        $79.12     $142.04 $342.39
INVESCO Small-Cap Growth
Maxim International Equity                $28.58        $91.98     $164.50 $392.84
Maxim Corporate Bond                      $22.43        $72.63     $130.64 $316.41
Maxim Small-Cap Value (Ariel Value)       $27.05        $87.18     $156.13 $374.16
Maxim INVESCO ADR, Maxim Small-Cap        $26.54        $85.57     $153.33 $367.87
Aggressive Growth
Maxim INVESCO Balanced, American          $23.46        $75.88     $136.36 $329.47
Century VP Capital Appreciation
Maxim T. Rowe Price Equity/Income         $22.95        $74.25     $133.50 $322.95
Fidelity VIP Growth                       $20.27        $65.77     $118.55 $288.56
Fidelity VIP II Asset Manager             $19.86        $64.46     $116.23 $283.18
Maxim Blue Chip                           $25.00        $80.73     $144.87 $348.81
Maxim MidCap Growth                       $23.97        $77.50     $139.20 $335.95
Maxim Aggressive Profile                  $26.95        $86.85     $155.57 $372.90
Maxim Moderately Aggressive Profile       $26.13        $84.28     $151.08 $362.81
Maxim Moderate Profile                    $25.31        $81.70     $146.57 $352.64
Maxim Moderately Conservative Profile     $24.80        $80.09     $143.74 $346.25
Maxim Conservative Profile                $23.26        $75.23     $135.22 $326.86


             EXAMPLES (con't)

 If you take a distribution, in whole, from your contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets and an assessment of the maximum mortality and expense risk charge under any contract:

       Investment Division            1 Year       3 Year      5 Year      10 Year
----------------------------------- ----------- ------------- ---------- -------------

Maxim Money Market                    $77.90      $118.21      $165.16     $257.37
Maxim Bond, Maxim Stock Index,        $79.35      $122.82      $173.33     $276.44
Maxim U.S. Government Securities,
Maxim Small-Cap Index, Maxim
Total ReturnValue Index, Maxim
Growth Index
Maxim Mid-Cap (Growth Fund I),        $84.49      $139.12      $202.04     $342.39
Maxim INVESCO Small-Cap Growth
Maxim International Equity            $88.58      $151.98      $224.50     $392.84
Maxim Corporate Bond                  $82.43      $132.63      $190.64     $316.41
Maxim Small-Cap Value (Ariel          $87.05      $147.18      $216.13     $374.16
Value)
Maxim INVESCO ADR, Maxim              $86.54      $145.57      $213.33     $367.87
Small-Cap Aggressive Growth
Maxim INVESCO Balanced, American      $83.46      $135.88      $196.36     $329.47
Century VP Capital Appreciation
Maxim T. Rowe Price Equity/Income     $82.95      $134.25      $193.50     $322.95
Fidelity VIP Growth                   $80.27      $125.77      $178.55     $288.56
Fidelity VIP II Asset Manager         $79.86      $124.46      $176.23     $283.18
Maxim Blue Chip                       $85.00      $140.73      $204.87     $348.81
Maxim MidCap Growth                   $83.97      $137.50      $199.20     $335.95
Maxim Aggressive Profile              $86.95      $146.85      $215.57     $372.90
Maxim Moderately Aggressive           $86.13      $144.28      $211.08     $362.81
Profile
Maxim Moderate Profile                $85.31      $141.70      $206.57     $352.64
Maxim Moderately Conservative         $84.80      $140.09      $203.74     $346.25
Profile
Maxim Conservative Profile            $83.26      $135.23      $195.22     $326.86


 The above Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown, subject to the guarantees in the Group Contracts.

 The purpose of the table shown above is to assist the Group Policyholder in understanding the various costs and expenses that a Group Policyholder will bear directly or indirectly. (See "Administrative Charges, Risk Premiums and Other Deductions" for more information pertaining to these costs and expenses.)

 Please note that while GWL&A currently intends to pay any Premium Tax levied by any governmental entity, GWL&A reserves the right to, in the future and with prior notice to Participants, deduct the Premium Tax, if any, from Participant Annuity Account Values. (See "Administrative Charges, Risk Premiums and Other Deductions" for more information.)


 The Examples illustrate the charges which would be incurred if the maximum mortality and expense risk charge of 1.25% were applied. This charge is assumed to remain the same in each period listed but does vary by contract. Please consult with your employer or BCE representative for the fee that applies to your contract and a copy of Examples which represent those charges. (See "Administrative Charges, Risk Premiums and Other Deductions" for more information.).

-------
 (1) The Securities and Exchange Commission requires that the deferred sales load shown in the fee table and the examples be the maximum contingent deferred sales load assessed. This charge does, however, vary by contract. Please consult with your employer or BCE representative for the charge that applies to your contract and a copy of the Examples that represents those charges. (See "Administrative Charges, Risk Premiums and Other Deductions: Contingent Deferred Sales Charge" for more information.)


 (2) The Securities and Exchange Commission requires that the annual contract fee shown in the fee table be reflective of the contract fees collected during the year. This charge is assumed to remain the same in each period listed but does vary by contract. Please consult with your employer or BCE representative for the fee that applies to your contract. (See "Administrative Charges, Risk Premiums and Other Deductions: Contract Maintenance Charge.")

 GLOSSARY OF SPECIAL TERMS

 As used in this prospectus, the terms have the indicated meanings:

 Accumulation  Period:  The period during
 which the  Participant  is covered under
 this   Group   Contract   prior  to  the
 Participant's Annuity Commencement Date.

 Accumulation    Unit:    An   accounting
 measure used to  determine  the Variable
 Account   Value   before   the   Annuity
 Commencement Date.

 Administrative        Offices:       The
 Administrative   Offices  of  GWL&A  are
 located   at   8515  E.   Orchard   Rd.,
 Englewood, Colorado 80111.


 American   Century:   American   Century
 Variable Portfolios, Inc., a registered management investment company in which assets of the Series Account may be invested.


 Annuity Commencement Date: The date on which annuity payments commence under an Annuity Option.

 Annuity  Unit:  An  accounting   measure
 used to  determine  the dollar  value of
 any  variable   dollar  annuity  payment
 after the first payment.

 Contribution(s):    The   total   dollar
 amount(s) paid to purchase an annuity for a Participant.

 Fidelity    VIP:    Fidelity    Variable
 Insurance Products Fund, a registered management investment company in which assets of the Series Account may be invested.

 Fixed Annuity: An annuity with payments which remain fixed throughout the payment period and which do not reflect the investment experience of a separate account.

 Group  Contract:  An  agreement  between
 GWL&A and the Group Policyholder providing a fixed and/or variable deferred annuity.

 Investment Division: The Series Account is divided into investment divisions, one for each designated Investment Portfolio maintained by Maxim, American Century or Fidelity VIP and made available to the Series Account.

 Investment  Portfolio:   The  securities
 held in a portfolio  of Maxim,  American
 Century or Fidelity VIP.

 Maxim:   Maxim  Series  Fund,   Inc.,  a
 registered     management     investment
 company  in which  assets of the  Series
 Account may be invested.

 Participant: An employee who is covered under a Group Contract.

 Participant  Annuity Account: A separate
 record  established  in the name of each
 Participant  which reflects the total of
 the    Participant's    Guaranteed   and
 Variable Account Values.

 Participant Annuity Account Value: The sum of the Participant's Guaranteed and Variable Account Values.

 Premium Tax: The amount of tax, if any, charged by a state or other government authority on premiums.

 Request: Any request in a form satisfactory to GWL&A and received by GWL&A at its Administrative Office, as required by any provision of the Group Contract, and at other times as required by GWL&A.

 Series Account: The segregated investment account of Great-West Life & Annuity Insurance Company called "FUTUREFUNDS Series Account" existing under Colorado law and registered as a unit investment trust under the Investment Company Act of 1940, as amended.

 Transfer:  The  transfers  of  all  or a
 portion   of   a   Participant   Annuity
 Account Value between and among the Variable and/or Guaranteed Sub-Accounts.

 Transfer   to   Other   Companies:   The
 transfer of all or a portion of a Participant Annuity Account Value to another company.

 Valuation Date: The date on which the net asset value of Maxim, American Century, or Fidelity VIP is determined, and the date on which any Contribution or Request from the Participant/Group Policyholder will be processed by GWL&A. A unit value is calculated once daily Monday through Friday except on holidays on which the New York Stock Exchange is closed. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. On the day after Thanksgiving, however, transactions submitted other than by automated voice response unit or by fully automated computer link will not be processed.

 Valuation Period: The period between the ending of two successive Valuation
 Dates.

 Variable     Account:     The    account
 established under this Group Contract providing for Variable Sub-Accounts.

 Variable  Account Value:  The sum of the
 values  of  the  Variable   Sub-Accounts
 credited   to  a   Participant   Annuity
 Account.

 Variable Annuity: An annuity providing for payments, the amount of which will vary in accordance with the changing values of securities held in the Series Account.

 Variable  Sub-Account:  A subdivision of
 the  Variable  Account   containing  the
 value credited to a Participant from an Investment Division.

 QUESTIONS  AND ANSWERS  ABOUT THE SERIES
 ACCOUNT VARIABLE ANNUITY

 What  is  the  objective  of  the  Group
 Contracts offered in this Prospectus?


       The objective of the Group Contracts is to provide annuity retirement programs that qualify for special federal income tax treatment for employees. Under Section 401(a) plans (including plans sponsored by non-profit and governmental entities) and under Section 401(k) plans, any employer and certain employee organizations, such as labor unions, may purchase a Group Contract. Employers eligible to purchase a Group Contract under Section 403(b) retirement programs include state educational institutions and certain tax-exempt organizations that meet the requirements of Section 501(c)(3) of the Code. In addition, under Section 403(b) programs, (i) certain associations of state educational employees and associations of employees of tax-exempt organizations may enter into a Group Contract for the benefit of their members; and (ii) certain associations of state educational employers and associations of tax-exempt employers may also enter into a Group Contract for the benefit of employees or their employer members. Under Code Section 457(b) or (f) retirement programs, certain state and local governmental entities and, for years beginning after 1986, other tax-exempt organizations described in Section 457 are also eligible to purchase a Group Contract. (See "The Group Contracts:
 Eligible Purchasers.") Under Code Section 415(m) retirement programs, certain state and local governmental entities, for years beginning after 1994 may purchase a Group Contract. Certain employers, other than governmental or tax-exempt employers, may purchase a Group Contract for a NQDC retirement program.


 How can an employee obtain coverage under a Group Contract?

    After purchasing a Group Contract, the employer will submit to GWL&A an application for any employee who desires coverage under the contract and is eligible to participate in the employer's retirement program. An employee should consult his/her employer for information concerning eligibility.

 How  is  the  amount  of   Contributions
 determined?

    For Group Contracts issued under a Section 401(a) retirement program, the employer or employee organization will make Contributions pursuant to its underlying federal or state qualified plan.

    For Group Contracts issued under a Section 401(k) retirement program, the employer will make Contributions pursuant to an underlying Section 401(k) plan and either a salary reduction agreement with its employees or a cash or deferred agreement.

    For Group Contracts issued under an employer's Section 403(b) retirement program, the employer will make Contributions for its employees pursuant to either a salary reduction agreement with those employees or an agreement to forego a salary increase. In each case, the employee will decide his/her own level and number of Contributions to be made under a Group Contract, except with respect to employer-sponsored plans, under which the employer may make Contributions pursuant to an underlying retirement plan.


    For Group Contracts issued under a Section 457(b) or (f) retirement program, the employer will make Contributions pursuant to an underlying deferred compensation plan.

    For Group Contracts issued under a Section 415(m) retirement program, the employer will make Contributions pursuant to an underlying excess benefit plan.

 For Group Contracts issued under a NQDC retirement program, the employer will make Contributions pursuant to an underlying NQDC plan.


    The employer will report the amount paid as Contributions to GWL&A. There is no minimum amount or number of Contributions.

 How are Contributions allocated?

    Contributions are allocated to the Series Account to accumulate on a variable basis, to the Guaranteed Account to accumulate at a guaranteed rate of return, or combination of both. The assets of the Series Account are invested at net asset value (no sales charge) in shares of Maxim, American Century or Fidelity VIP. (See "Investments of the Series Account" for the investment objectives and policies of those portfolios of Maxim, American Century and Fidelity VIP which are available for Allocation of Contributions to the Series Account.) They are also described in full in the accompanying prospectuses for Maxim, American Century and Fidelity VIP.

 How will a covered employee know the value of the Contribution made in his/her name?

    A Participant Annuity Account will be established in the name of each Participant to reflect the dollar value of Contributions made in each Participant's name. Participants will be furnished, not less frequently than annually, a statement of the Participant Annuity Account Value established in his/her name.

 What elections are permitted under the Group Contracts?


    Under the Group  Contracts  issued  pursuant  to  Section  401(a) or Section
 401(k) retirement programs, all Contributions are held for the exclusive benefit of the Participants and their Beneficiaries to the extent vested. All elections permitted under the Group Contracts are made directly by the owner. The underlying pension or profit sharing plan may, however, permit the Participants to make certain of those elections.

    Under the Group Contracts issued pursuant to Section 403(b) retirement programs, all Contributions are vested in the Participant when made, subject to any limitations in the underlying retirement plan, and the Participant makes all the elections permitted under the contract, except with respect to employer-sponsored plans, under which elections are made directly by the owner to GWL&A. The underlying retirement plan may, however, permit the Participants to make certain of these elections indirectly through the owner.

    Under the Group Contracts issued pursuant to Section 457(b) or (f) retirement programs, all Contributions remain property of the employer until made available to a Participant by the employer's underlying deferred compensation plan until December 31, 1998, or such earlier date as may be established by plan amendment. However, amounts deferred under a plan created on or after August 20, 1996 and amounts deferred under any 457(b) plan after December 31, 1998, must be held in trust, custodial account or annuity contract for the exclusive benefit of plan participants and their beneficiaries. All elections permitted under these Group Contracts are made directly by the owner to GWL&A. An underlying deferred compensation plan may, however, permit the Participants to make certain of those elections indirectly through the owner.

    Under the Group Contracts issued pursuant to Section 415(m) retirement programs, all Contributions remain property of the employer until made available to a Participant by the employer's underlying excess benefit plan. All elections permitted under the Group Contracts are made directly by the employer to GWL&A. The underlying excess benefit plan may, however, permit the Participants to make certain of those elections indirectly through the employer.

 Under the Group Contracts issued pursuant to NQDC retirement programs, all Contributions remain property of the employer until made available to a Participant by the employer's underlying NQDC plan. All elections permitted under the Group Contracts are made directly by the employer to GWL&A. The underlying NQDC plan may, however, permit the Participants to make certain of those elections directly through the employer.


 What are the charges to Participants under the Group Contracts?

    For administrative expenses, GWL&A deducts a "Contract Maintenance Charge" of not more than $30.00 annually from each Participant Annuity Account Value. The Contract Maintenance Charge on Section 403(b) Group Contracts will be waived for an initial period of no less than 12 months and up to 15 months, depending on the Participant's effective date. There may also be a charge associated with the total or partial distribution from a Participant Annuity Account prior to the Annuity Commencement Date.


    The cumulative total of all Contingent Deferred Sales Charges applied to any Participant Annuity Account will not exceed 6% of all Contributions made within 72 months prior to the date of any distribution in whole or in part, or, with respect to certain Sections 401(a) or 401(k) and 457(b) or (f) retirement programs, 5% of the amount distributed. Participants in some programs will not be assessed a Contingent Deferred Sales Charge. (See "Administrative Charges, Risk Premiums and Other Deductions.") Certain redeemability restrictions apply to Group Contracts issued under the Texas Optional Retirement Program. (See "Restrictions Under the Texas Optional Retirement Program.") There may also be redeemability restrictions applied to Participants in Section 403(b) Group Contracts. (See "Federal Tax Consequences: Section 403(b) Retirement Programs.") Upon a total or partial distribution, a penalty tax may be imposed pursuant to Section 72(t) of the Code. (See "Federal Tax Consequences.")


    GWL&A also deducts from the net asset value of the Series Account an amount, computed daily, equal to a maximum annual rate of 1.25% for mortality and expense risk guarantees. This rate may vary by contract. Applicable mortality and expense risk charges range from 0 to 1.25%. (See "Administrative Charges, Risk Premium and Other Deductions.")

    GWL&A presently intends to pay any applicable state premium taxes as a result of the existence of the Participant Annuity Accounts. Applicable state premium taxes range from 0 to 3.50% of the Contributions or the Participant Annuity Account Value.

    Maxim, American Century, and Fidelity VIP incur a charge against the net asset value for Investment Advisory Services and may incur other expenses.

 What are the distribution rights under the Group Contracts?

    A distribution in whole or in part may be taken from the Participant Annuity Account up to 30 days prior to the Annuity Commencement Date, subject to any limitations in the underlying retirement plan and subject to a Contingent Deferred Sales Charge. (See "Accumulation Period: Total and Partial Distribution" for a description of distribution procedures.) Under certain circumstances, a Contingent Deferred Sales Charge will not be charged to Participants who have participated for 15 or more years in the FutureFunds Group Annuity Contract. (See "Administrative Charges, Risk Premiums and Other Deductions.")

 Can    Contributions    be   Transferred
 between   the    Variable    and   Fixed
 Sub-Accounts?

    Yes. Prior to the Annuity Commencement Date transfers can be made between the Variable and Fixed Sub-Accounts subject to the following limitations. All or a portion of a Participant Annuity Account Value held in any of the Variable Sub-Accounts or Daily Interest Guarantee Sub-Account may be Transferred at any time prior to the Annuity Commencement Date by written or telephone Request. Transfers of all or a portion of a Participant Annuity Account Value held in any of the Guaranteed Certificate Funds may be made only at Certificate maturity. Transfers may be made into the Guaranteed Fixed Fund at any time. However the percentage available for transferring out of the Guaranteed Fixed Fund ranges from 20% to 100% of the previous December 31 account balance. (See "Accumulation Period: Transfers Between Variable and Guaranteed Sub-Accounts.") However, after the Annuity Commencement Date, no transfers may be made from a fixed annuity payment option to a variable annuity payment option and vice, versa. (See "Annuity Options: Transfers After the Annuity Commencement Date.")

 What Annuity Options are available?

    The Group Contracts provide for several annuity options payable on a variable, fixed, or combination basis. An election of any annuity option(s) must be made at least 30 days prior to the Participant's Annuity Commencement Date. If no election is made, annuity payments will begin automatically on the Annuity Commencement Date under an option providing for a life annuity with 120 monthly payments certain. (See "Annuity Options.")

 What are the voting rights under the Group Contracts?


    Participants  under Section 403(b)  retirement  programs and the owner under
 Section 401(a), Section 401(k), Section 457(b) or (f), Section 415(m) and NQDC retirement programs will be entitled to instruct GWL&A to vote shares of Maxim, American Century or Fidelity VIP held for their Participant Annuity Accounts.

 (See "Voting Rights.")

 Is  there  a   short-term   cancellation
 right?

    Yes.  Within  fifteen (15) days after
 a  Participant   Certificate   is  first
 mailed,   it  may  be  canceled  by  the
 Participant    for   any    reason    by
 delivering  or mailing it,  along with a
 Request    to    cancel,    to   GWL&A's
 Administrative    Offices   or   to   an
 authorized   agent   of   GWL&A.    This
 cancellation   right  only   applies  to
 Group  Contracts  issued  under  Section
 403(b)   retirement    programs.    (See
 "Return Privilege.")

 How  will   the   Group   Contracts   be
 distributed?

The Group Contracts will be distributed through BCE and will be sold by duly licensed insurance agents of Benefits Communication Corporation and GWL&A, independent insurance brokers, and various other registered broker-dealers. (See "Distribution of the Group Contracts.")

                              FINANCIAL HIGHLIGHTS
     Selected Data for Accumulation Units Outstanding Throughout Each Period
                        For the Years Ended December 31,


                              FINANCIAL HIGHLIGHTS
     Selected Data for Accumulation Units Outstanding Throughout Each Period

                       For the Years Ended December 31,


------------------------------------------------ ------------ ------------ ------------ ------------ ------------ -------------

INVESTMENT DIVISION                                     1997         1996         1995         1994         1993          1992

------------------------------------------------              ------------              ------------              -------------
                                                 ------------              ------------              ------------

MAXIM MONEY
MARKET                                      1
Value at beginning of period                          $17.60       $16.96       $16.25       $15.84       $15.60        $15.26
Value at end of period Value                          $18.30       $17.60       $16.96       $16.25       $15.84        $15.60
Increase (decrease) in value of accumulation           $0.70        $0.64        $0.71        $0.41        $0.24         $0.34
units
Number of accumulation units outstanding at      3,877,164.14 3,129,281.92 2,880,571.67 2,277,816.08  684,668.93       787,941
end of period

------------------------------------------------ ------------ ------------ ------------ ------------ ------------ -------------

                                                   ------------ ------------ ------------ ------------

                                                     1991         1990         1989         1988

                                                                ------------              ------------
                                                   ------------              ------------

MAXIM MONEY
MARKET
Value at beginning of period                           $14.59       $13.71       $12.72       $11.98
Value at end of period Value                           $15.26       $14.59       $13.71       $12.72
Increase (decrease) in value of accumulation            $0.67        $0.88        $0.99        $0.74
units
Number of accumulation units outstanding at           901,603      846,538      723,266      755,640
end of period



MAXIM
BOND
1                                                      1997          1996       1995           1994         1993          1992
Value at beginning of period                          $26.82       $26.05       $22.89       $23.74       $22.14        $21.10
Value at end of period                                $28.36       $26.82       $26.05       $22.89       $23.74        $22.14
Increase (decrease) in value of accumulation           $1.54        $0.77        $3.16      $(0.85)        $1.60         $1.04
units
Number of accumulation units outstanding at      1,688,345.67 1,890,635.84 2,010,468.99 2,102,049.13 2,301,785.20    1,995,291
end of period

------------------------------------------------ ------------ ------------ ------------ ------------ ------------- ------------

                                                     1992         1991          1990      1989
Value at beginning of period                        $18.63        17.43       $15.60       $14.98
Value at end of period                              $21.10       $18.63       $17.43       $15.60
Increase (decrease) in value of accumulation         $2.47        $1.20        $1.83        $0.62
units
Number of accumulation units outstanding at      2,067,966    1,765,573    1,524,813    1,269,165
end of period




MAXIM STOCK
INDEX
1-2
Value at beginning of period                          $44.00       $36.57       $27.30       $27.61       $25.44        $24.33
Value at end of period                                $57.44       $44.00       $36.57       $27.30       $27.61        $25.44
Increase (decrease) in value of accumulation          $13.44        $7.43        $9.27      $(0.31)        $2.17         $1.11
units
Number of accumulation units outstanding at      8,215,445.99 7,884,581.79 7,636,165.40 7,589,448.89 9,325,064.15    8,106,011
end of period

------------------------------------------------ ------------ ------------ ------------ ------------ ------------ -------------

                                                    1991         1990        1989          1988
Value at beginning of period                       $19.97       $20.34       $17.88       $15.35
Value at end of period                             $24.33       $19.97       $20.34       $17.88
Increase (decrease) in value of accumulation        $4.36      $(0.37)        $2.46        $2.53
units
Number of accumulation units outstanding at     8,262,908    6,501,628    5,369,016    4,400,397
end of period

                                               ----------- ------------ ------------ ------------



MAXIM U.S. GOVERNMENT SECURITIES          3
Value at beginning of period                          $12.61       $12.29       $10.71       $11.21       $10.38        $10.00
Value at end of period                                $13.51       $12.61       $12.29       $10.71       $11.21        $10.38
Increase (decrease) in value of accumulation           $0.90        $0.32        $1.58      $(0.50)        $0.83         $0.38
units
Number of accumulation units outstanding at      3,225,407.45 3,234,023.68 3,165,425.83 2,756,894.60 1,892,295.35      251,644
end of period

------------------------------------------------ ------------ ------------ ------------ ------------ ------------ -------------

AMERICAN CENTURY VP CAPITAL
APPRECIATION
3
Value at beginning of period                          $14.11       $14.93       $11.53       $11.82       $10.85        $10.00
Value at end of period                                $13.48       $14.11       $14.93       $11.53       $11.82        $10.85
Increase (decrease) in value of accumulation         $(0.63)      $(0.82)        $3.40      $(0.29)        $0.97         $0.85
units
Number of accumulation units outstanding at      3,207,248.87 4,560,706.32 4,954,474.12 4,420,493.64 2,607,850.29      647,466
end of period

------------------------------------------------ ------------ ------------ ------------ ------------ ------------ -------------

MAXIM MID-CAP (GROWTH FUND I)
4
Value at beginning of period                          $14.34       $13.70       $10.96       $10.00
Value at end of period                                $15.99       $14.34       $13.70       $10.96
Increase (decrease) in value of accumulation           $1.65        $0.64        $2.74        $0.96
units
Number of accumulation units outstanding at      2,495,810.84 2,440,068.07 1,715,174.42  788,758.55
end of period

------------------------------------------------ ------------ ------------ ------------ ------------

MAXIM SMALL-CAP
INDEX                                   4
Value at beginning of period                          $13.46       $11.82        $9.48       $10.00
Value at end of period                                $16.08       $13.46       $11.82        $9.48
Increase (decrease) in value of accumulation           $2.62        $1.64        $2.34      $(0.52)
units
Number of accumulation units outstanding at       711,865.97   477,902.35   296,281.36   152,895.00
end of period

------------------------------------------------ ------------ ------------ ------------ ------------

MAXIM INTERNATIONAL
EQUITY                      4
Value at beginning of period                          $13.33       $11.29       $10.49       $10.00
Value at end of period                                $13.43       $13.33       $11.29       $10.49
Increase (decrease) in value of accumulation           $0.10        $2.04        $0.80        $0.49
units
Number of accumulation units outstanding at      2,831,592.94 2,249,181.67 1,645,237.34 1,075,821.94
end of period

------------------------------------------------ ------------ ------------ ------------ ------------

FIDELITY VIP
GROWTH
5
Value at beginning of period                          $14.57       $12.86        $9.62       $10.00
Value at end of period                                $17.77       $14.57       $12.86        $9.62
Increase (decrease) in value of accumulation           $3.20        $1.71        $3.24      $(0.38)
units
Number of accumulation units outstanding at      3,352,899.82 2,500,808.02 1,502,634.51  559,313.44
end of period

------------------------------------------------ ------------ ------------ ------------ ------------














------------------------------------------------ ------------ ------------ ------------ -----------

INVESTMENT DIVISION                                     1997         1996         1995        1994

------------------------------------------------ ------------ ------------ ------------ -----------
------------------------------------------------

FIDELITY VIP II ASSET
MANAGER                     5
Value at beginning of period                          $12.17       $10.76        $9.31      $10.00
Value at end of period                                $14.50       $12.17       $10.76       $9.31
Increase (decrease) in value of accumulation           $2.33        $1.41        $1.45     $(0.69)
units
Number of accumulation units outstanding at      2,104,778.43 1,593,034.53 1,202,943.32 768,426.17
end of period

------------------------------------------------ ------------ ------------ ------------ -----------
------------------------------------------------ ------------ ------------ ------------ -----------

MAXIM T. ROWE PRICE EQUITY/INCOME       6
Value at beginning of period                          $15.30       $12.98        $9.85      $10.90
Value at end of period                                $19.47       $15.30       $12.98       $9.85
Increase (decrease) in value of accumulation           $4.17        $2.32        $3.13     $(0.15)
units
Number of accumulation units outstanding at      3,595,375.07 1,702,863.67  550,610.66   16,574.29
end of period

------------------------------------------------ ------------ ------------ ------------ -----------
------------------------------------------------ ------------ ------------ ------------ -----------

MAXIM SMALL-CAP VALUE (ARIEL VALUE)   6
Value at beginning of period                          $13.48       $11.58       $10.15      $10.00
Value at end of period                                $17.03       $13.48       $11.58      $10.15
Increase (decrease) in value of accumulation           $3.55        $1.90        $1.43       $0.15
units
Number of accumulation units outstanding at       113,566.69    39,184.70    30,919.44         .01
end of period

------------------------------------------------ ------------ ------------ ------------ -----------
------------------------------------------------ ------------ ------------ ------------ -----------

MAXIM CORPORATE
BOND                                  6
Value at beginning of period                          $13.55       $12.44       $10.00
Value at end of period                                $15.09       $13.55       $12.44
Increase (decrease) in value of accumulation           $1.54        $1.11        $2.44
units
Number of accumulation units outstanding at       986,392.61   478,757.71   220,637.10
end of period

------------------------------------------------ ------------ ------------ ------------
------------------------------------------------ ------------ ------------ ------------

MAXIM INVESCO
ADR
6
Value at beginning of period                          $13.46       $11.25       $10.00
Value at end of period                                $14.90       $13.46       $11.25
Increase (decrease) in value of accumulation           $1.44        $2.21        $1.25
units
Number of accumulation units outstanding at       314,943.72   126,363.18    23,104.73
end of period

------------------------------------------------ ------------ ------------ ------------
------------------------------------------------ ------------ ------------ ------------

MAXIM INVESCO SMALL-CAP GROWTH          6
Value at beginning of period                          $16.38       $13.09       $10.00
Value at end of period                                $19.21       $16.38       $13.09
Increase (decrease) in value of accumulation           $2.83        $3.29        $3.09
units
Number of accumulation units outstanding at      1,340,084.31  776,719.68   210,982.04
end of period

------------------------------------------------ ------------ ------------

------------------------------------ ------------ ------------ ------------

MAXIM INVESCO
BALANCED                               7
Value at beginning of period                          $10.13       $10.00
Value at end of period                                $12.62       $10.13
Increase (decrease) in value of accumulation           $2.49        $0.13
units
Number of accumulation units outstanding at      4,925,017.36   22,568.19
end of period

------------------------------------------------ ------------
------------------------------------------------ ------------ ------------

MAXIM VALUE
INDEX
8
Value at beginning of period                          $10.00
Value at end of period                                $10.82
Increase (decrease) in value of accumulation           $0.82
units
Number of accumulation units outstanding at        55,506.37
end of period

------------------------------------------------ ------------
------------------------------------------------ ------------

MAXIM GROWTH
INDEX                                        8
Value at beginning of period                          $10.00
Value at end of period                                $10.44
Increase (decrease) in value of accumulation           $0.44
units
Number of accumulation units outstanding at        47,353.03
end of period

------------------------------------------------ ------------

------------------------------------------------ ------------

INVESTMENT DIVISION                                     1997

------------------------------------------------ ------------

MAXIM SMALL-CAP AGGRESSIVE GROWTH  8
Value at beginning of period                          $10.00
Value at end of period                                $10.01
Increase (decrease) in value of accumulation           $0.01
units
Number of accumulation units outstanding at        70,399.46
end of period

------------------------------------------------ ------------
------------------------------------------------ ------------

MAXIM BLUE
CHIP
8
Value at beginning of period                          $10.00
Value at end of period                                $10.45
Increase (decrease) in value of accumulation           $0.45
units
Number of accumulation units outstanding at        81,095.13
end of period

------------------------------------------------ ------------
------------------------------------------------ ------------

MAXIM MID-CAP
GROWTH                                   8
Value at beginning of period                          $10.00
Value at end of period                                $10.31
Increase (decrease) in value of accumulation           $0.31
units
Number of accumulation units outstanding at       128,683.86
end of period

------------------------------------------------ ------------
------------------------------------------------ ------------



MAXIM AGGRESSIVE

PROFILE                            8
Value at beginning of period                          $10.00
Value at end of period                                $10.29

Increase (decrease) in value of accumulation           $0.29
units
Number of accumulation units outstanding at        58,762.77
end of period


------------------------------------------------ ------------
------------------------------------------------ ------------

MAXIM MODERATELY AGGRESSIVE PROFILE

8
Value at beginning of period                          $10.00
Value at end of period                                $10.33


Increase (decrease) in value of accumulation           $0.33
units
Number of accumulation units outstanding at       141,839.79
end of period




------------------------------------------------ ------------
------------------------------------------------ ------------

MAXIM MODERATE
PROFILE                              8
Value at beginning of period                          $10.00
Value at end of period                                $10.22
Increase (decrease) in value of accumulation           $0.22
units
Number of accumulation units outstanding at       110,105.33
end of period

------------------------------------------------ ------------
------------------------------------------------ ------------

MAXIM MODERATELY CONSERVATIVE
PROFILE
8
Value at beginning of period                          $10.00
Value at end of period                                $10.19
Increase (decrease) in value of accumulation           $0.19
units
Number of accumulation units outstanding at        53,608.55
end of period

------------------------------------------------ ------------
------------------------------------------------ ------------

MAXIM CONSERVATIVE
PROFILE                      8
Value at beginning of period                          $10.00
Value at end of period                                $10.32
Increase (decrease) in value of accumulation           $0.32
units
Number of accumulation units outstanding at        72,034.42
end of period



------------------------------------------------ ------------

 Current Accumulation Unit Values can be obtained by calling GWL&A toll-free at 1-800-523-4106
 --------------------------------------------------------------------------------------------


 1.  Inception date for the Maxim Money Market, Maxim Bond and Maxim Stock Index Investment Divisions is October 5,
 1984.
 2.  Prior to December 1, 1992, the Grown Investment Division.

 3.  Inception date for the Maxim U.S. Government Securities and American Century VP Capital Appreciation Investment
 Divisions is August 1,
      1992.




 4.  Inception date for Maxim Mid-Cap (Growth Fund I), Maxim International Equity and Maxim Small-Cap Index Investment
 Divisions is
      January 3, 1994.
 5.  Inception date for Fidelity VIP Growth, Fidelity VIP II Asset Manager Investment Divisions is March 1, 1994.
 6.  Inception date for Maxim Small-Cap Value (Ariel Value), Maxim Corporate Bond, Maxim INVESCO ADR, Maxim INVESCO
 Small-Cap
      Growth, and Maxim T. Rowe Price Equity/Income Investment Divisions is November 1, 1994.
 7.  Inception date for Maxim INVESCO Balanced Investment Division is October 31, 1996.

 8.  Inception date for Maxim Value Index, Maxim Growth Index, Maxim Small-Cap Aggressive Growth, Maxim Blue Chip,
 Maxim MidCap
      Growth, Maxim Aggressive Profile, Maxim Moderately Aggressive Profile, Maxim Moderate Profile, Maxim Moderately
 Conservative Profile,
      and Maxim Conservative Profile Investment Divisions is September 11, 1997.


                                                                          20
PERFORMANCE RELATED INFORMATION

From time to time, the Series Account may advertise certain performance related information concerning its Investment Divisions. Performance information about an Investment Division is based on the Investment Division's historical performance only and is not intended to indicate future performance. The inception dates for each Investment Division and the corresponding Maxim, American Century, and Fidelity VIP Portfolios are set forth below, following the total return information.


Below is a table of performance related information for the Maxim Money Market Investment Division for the period ended December 31, 1997:

              INVESTMENT DIVISION            Yield          Effective Yield
Maxim Money Market                           3.96%               4.11%

Yield and effective yield for the Maxim Money Market Investment Division is for the 7-day period ended December 31, 1997. The yield calculation above takes into account recurring charges against the Series Account and the Maxim Money Market Portfolio (but does not take into account the Contingent Deferred Sales Charge). The yield and effective yield information is annualized.

The following tables illustrate standardized and non-standardized average annual total return for the one, five and ten year periods (or since inception, as appropriate) ended December 31, 1997. The standardized data reflect the deduction of all fees and charges under the Contract, including any withdrawal charges that would be imposed upon surrender of a Contract, and are calculated from the inception date of the Investment Division. The non-standardized data reflect the deductions of all fees and charges under the Contract, and are:

(1) shown without the effect of withdrawal charges imposed upon surrender of a Contract, and are calculated from the inception date of the Investment Division;

(2) shown with the effect of withdrawal charges imposed upon surrender of a Contract, and are calculated for periods preceding the inception date of the corresponding Investment Division; and

(3) shown without the effect of withdrawal charges imposed upon surrender of a Contract, and are calculated for periods preceding the inception date of the corresponding Investment Division.

Following  the  tables  is a  chart  which  lists  the  inception  dates  of the
Investment  Divisions  and  their  corresponding   underlying  funds  and  their
portfolios.

AVERAGE ANNUAL TOTAL RETURNS**


The following table illustrates Average Annual Total Return assuming an assessment of a 6% Contingent Deferred Sales Charge of all contributions made within the last 72 months(*) for NQDC, Section 415(m), Section 401(k) and certain 401(a) and 457 retirement programs.

    INVESTMENT                      After                  After         Before        After         Before        After
     DIVISION            Before         CDSC    Before          CDSC          CDSC          CDSC          CDSC      CDSC
                         CDSC       1           CDSC       5            10             10           10 Years     10 Years
                                           1        Year          5        Years       Years or      Years or       or         or
                                        Year                   Years                      Life of        Life      Life of  Life of
                                                                                                        of
                                                                                      Investment               Underlying Underlying
                                                                                          Division  Investment      Fund        Fund
                                                                                                                 Portfolio Portfolio
                                                                                                        Division
Maxim Bond                    -0.27%                  4.06%           6.58%       6.58%            6.58%        6.58%
                               5.73%                  5.06%
Maxim Stock Index (1)                       24.55%                 17.04%           14.10%     14.58%           14.10%        14.10%
                             30.55%                 17.68%
Maxim U.S. Government
Securities                     1.16%                   4.42%           5.41%       4.52%            7.26%        7.26%
                             7.16%                  5.41%
Maxim Small-Cap Index                  13.48%         N/A         N/A          12.39%     11.32%           12.38%        11.34%
                       19.48%
 Maxim Mid-Cap (Growth
     Fund I)                5.54%          N/A         N/A          12.45%     11.38%           12.42%        11.35%
                                 11.54%
 Maxim International
Equity                -5.29%         N/A         N/A          7.60%       6.37%            7.71%        6.52%
                                 0.71%
 Maxim Corporate Bond                      5.31%          N/A         N/A          14.45%     13.02%           14.45%        13.02%
                         11.31%
 Maxim Small-Cap
Value (Ariel Value        20.28%         N/A         N/A          17.97%     16.62%           13.28%        12.26%
                               26.28%
 Maxim INVESCO ADR                         4.67%          N/A         N/A          13.41%     11.95%           13.41%        11.95%
                               10.67%
 Maxim INVESCO Small
-Cap Growth             11.21%         N/A         N/A          22.90%     21.67%           22.90%        21.67%
                               17.21%
 Maxim INVESCO Balanced                     18.49%         N/A         N/A          22.02%     17.03%           20.43%        15.82%
                           24.49%
 Maxim T. Rowe Price
Equity/Income            21.23%         N/A         N/A          23.40%     22.18%           23.40%        22.18%
                                  27.23%
 Maxim Value Index                            26.40%         N/A         N/A          8.18%       2.18%           19.59%      18.73%
                                  32.40%
 Maxim Growth Index                           21.65%         N/A         N/A          4.41%      -1.59%           19.71%      18.86%
                                  27.65%
 Maxim Small-Cap
Aggressive Growth            16.94%         N/A         N/A          0.05%      -5.95%           23.94%        22.74%
                                  22.94%
 Maxim Blue Chip+            N/A         N/A        N/A         N/A          4.53%      -1.47%            4.29%        -1.71%
 Maxim MidCap Growth+        N/A         N/A        N/A         N/A          3.09%      -2.91%            2.85%        -3.15%
 Maxim Aggressive
Profile+                  N/A         N/A        N/A         N/A          2.91%      -3.09%            2.91%        -3.09%
 Maxim Moderately
Aggressive
Profile+                    N/A         N/A        N/A         N/A          3.26%      -2.74%            3.26%        -2.74%
 Maxim Moderate Profile+              N/A         N/A        N/A         N/A          2.22%      -3.78%            2.22%     -3.78%
 Maxim Moderately
Conservative
 Profile+                  N/A         N/A        N/A         N/A          1.89%      -4.11%            1.89%        -4.11%
 Maxim Conservative
Profile+                     N/A         N/A        N/A         N/A          2.95%      -3.05%            2.95%        -3.05%
 American Century
VP Capital
Appreciation            -10.48%                  3.41%           5.31%         4.41%          7.33%           7.33%
                            -4.48%                  4.44%
 Fidelity VIP Growth                    15.95%                 15.68%           16.31%     15.28%           15.63%        15.63%
                              21.95%                 16.34%
 Fidelity VIP II Asset Manager             13.08%                 10.71%           10.04%      8.83%           11.29%        11.29%
                                         19.08%                 11.49%


 (1) Prior to December 1, 1992, the Growth Investment Division.

 *The CDSC or Contingent Deferred Sales Charge is deducted only when money is withdrawn from the Group Contract, and not when the money is Transferred between Investment Divisions. Therefore, the Series Account provides total returns both before and after considering the CDSC. (See "Administrative Charges Risk Premiums and Other Deductions" to determine which CDSC applies to your contract).


 + See notes after final return table.





 The following table illustrates Average Annual Total Return assuming an assessment of a 5% Contingent Deferred Sales Charge for the first 4 years, 4% for years 5 through 9, 3% for years 10 through 14 (*) for certain NQDC, and
 Section 403(b), 457, and 415(m) retirement programs.

           INVESTMENT                       After             After               After     Before     After
            DIVISION               Before    CDSC    Before   CDSC    Before      CDSC       CDSC       CDSC
                                   CDSC     1 Year    CDSC     5       CDSC        10        10         10
                                    1                  5     Years     10       Years or  Years or    Years or
                                   Year              Years           Years or     Life      Life        Life
                                                                       Life       of        of           of
                                                                        of     Investment  Underlying  Underlying
                                                                     Investment Division     Fund         Fund
                                                                      Division             Portfolio    Portfolio

Maxim Bond                                   0.44%            4.21%     6.58%     6.25%     6.58%     6.25%
                                    5.73%             5.06%
Maxim Stock Index (1)                       24.03%            16.72%                        14.10%   13.75%
                                   30.55%            17.68%           14.10%    13.75%
Maxim U.S. Government Securities             1.80%            4.55%     5.41%     4/62%     7.26%     6.94%
                                    7.16%             5.41%
Maxim Small-Cap Index                       13.51%      N/A    N/A                          12.38%   10.98%
                                   19.48%                             12.39%    10.96%
Maxim Mid-Cap (Growth Fund I)                5.96%      N/A    N/A                          12.42%   10.99%
                                   11.54%                             12.45%    11.02%
Maxim International Equity                  -4.33%      N/A    N/A      7.60%     6.23%     7.71%     6.37%
                                    0.71%
Maxim Corporate Bond                         5.74%      N/A    N/A                                   12.61%
                                   11.31%                             14.45%    12.61%    14.45%
Maxim Small-Cap Value (Ariel                19.96%      N/A    N/A                          13.28%   11.86%
Value)                             26.28%                             17.97%    16.07%
Maxim INVESCO ADR                            5.14%      N/A    N/A                          13.41%   11.59%
                                   10.67%                             13.41%    11.59%
Maxim INVESCO Small-Cap Growth              11.35%      N/A    N/A                          22.90%   20.92%
                                   17.21%                             22.90%    20.92%
Maxim INVESCO Balanced                      18.26%      N/A    N/A                          20.43%   15.58%
                                   24.49%                             22.02%    16.77%
Maxim T. Rowe Price                         20.87%      N/A    N/A                          23.40%   21.41%
Equity/Income                      27.23%                             23.40%    21.41%
    Maxim Value Index                                   N/A             8.18%     2.77%     19.59%     18.10%
                                   32.40%   25.78%             N/A
   Maxim Growth Index                                   N/A             4.41%               19.71%     18.22%
                                   27.65%   21.27%             N/A              -0.81%
   Maxim Small-Cap Aggressive                           N/A             0.05%               23.94%     21.95%
Growth                             22.94%   16.79%             N/A              -4.95%
   Maxim Blue Chip+                   N/A      N/A      N/A             4.53%               4.29%      -0.93%
                                                               N/A              -0.69%
   Maxim MidCap Growth+               N/A      N/A      N/A             3.09%               2.85%      -2.29%
                                                               N/A              -2.06%
   Maxim Aggressive Profile+          N/A      N/A      N/A             2.91%               2.91%      -2.24%
                                                               N/A              -2.24%
   Maxim Moderately Aggressive        N/A      N/A      N/A             3.26%               3.26%      -1.91%
Profile+                                                       N/A              -1.91%
   Maxim Moderate Profile+            N/A      N/A      N/A             2.22%               2.22%      -2.89%
                                                               N/A              -2.89%
   Maxim Moderately Conservative      N/A      N/A      N/A             1.89%               1.89%      -3.20%
Profile+                                                       N/A              -3.20%
   Maxim Conservative Profile+        N/A      N/A      N/A             2.95%               2.95%      -2.19%
                                                               N/A              -2.19%
American Century VP Capital                 -9.26%            3.59%     5.31%     4.52%     7.33%     7.00%
Appreciation                       -4.48%             4.44%
Fidelity VIP Growth                         15.86%            15.40%                        15.63%   15.27%
                                   21.95%            16.34%           16.31%    14/77%
Fidelity VIP II Asset Manager               13.13%            10.59%              8.58%     11.29%   10.74%
                                   19.08%            11.49%           10.04%


 (1) Prior to December 1, 1992, the Growth Investment Division.


 *The CDSC or Contingent Deferred Sales Charge is deducted only when money is withdrawn from the Group Contract, and not when the money is Transferred between Investment Divisions. Therefore, the Series Account provides total returns both before and after considering the CDSC. The CDSC for certain
 Section 457 retirement programs diminishes over time. These factors are taken into consideration in calculating the above returns. (See "Administrative Charges Risk Premiums and Other Deductions" to determine which CDSC applies to your contract).

 +  See  notes  after  final  return
 table.

 The following table illustrates Average Annual Total Return assuming an assessment of a 5% Contingent Deferred Sales Charge effective for the first 5 contract years(*) for certain NQDC and Section 403(b) 457 and 415(m) retirement programs.

           INVESTMENT                       After             After    Before             Before     After
            DIVISION               Before    CDSC    Before   CDSC      CDSC    After       CDSC      CDSC
                                   CDSC     1 Year    CDSC     5         10      CDSC       10        10
                                     1                 5     Years    Years or   10      Years or   Years or
                                   Year              Years              Life    Years       Life      Life
                                                                        of        or        of         of
                                                                     Investment Life of   Underlying  Underlying
                                                                                            Fund       Fund
                                                                     Division   Investment Portfolio  Portfolio


Maxim Bond                                   0.44%            3.99%     6.58%               6.58%     6.58%
                                    5.73%             5.06%                      6.58%
Maxim Stock Index (1)                       24.03%            16.48%    14.10%              14.10%   14.10%
                                   30.55%            17.68%                     14.10%
 Maxim Stock Index (1)                     20.20%       12.51%            11.52%
Maxim U.S. Government Securities             1.80%            4.33%     5.41%               7.26%     7.26%
                                    7.16%             5.41%                      5.41%
Maxim Small-Cap Index                       13.51%      N/A    N/A      12.39%              12.38%   10.98%
                                   19.48%                                       10.96%
 Maxim Small-Cap Index                     13.79%         N/A             10.15%
Maxim Mid-Cap (Growth Fund I)                5.96%      N/A    N/A      12.45%              12.42%   10.99%
                                   11.54%                                       11.02%
 Maxim Mid-Cap (Growth Fund I)             4.58%          N/A             12.70%
Maxim International Equity                  -4.33%      N/A    N/A      7.60%               7.71%     6.37%
                                    0.71%                                        6.23%
Maxim Corporate Bond                         5.74%      N/A    N/A      14.45%                       12.61%
                                   11.31%                                       12.61%    14.45%
 Maxim Corporate Bond                      8.91%          N/A             15.92%
Maxim Small-Cap Value (Ariel                19.96%      N/A    N/A      17.97%              13.28%   11.86%
Value)                             26.28%                                       16.07%
Maxim INVESCO ADR                            5.14%      N/A    N/A      13.41%              13.41%   11.59%
                                   10.67%                                       11.59%
 Maxim INVESCO ADR                         19.57%         N/A             14.69%
Maxim INVESCO Small-Cap Growth              11.35%      N/A    N/A      22.90%              22.90%   20.92%
                                   17.21%                                       20.92%
Maxim INVESCO Balanced                      18.26%      N/A    N/A      22.02%              20.43%   15.58%
                                   24.49%                                       16.77%
 Maxim INVESCO Balanced                     N/A           N/A             1.33%
Maxim T. Rowe Price                         20.87%      N/A    N/A      23.40%              23.40%   21.41%
Equity/Income                      27.23%                                       21.41%
   Maxim Value Index                                    N/A             8.18%               19.59%     18.10%
                                   32.40%   25.78%             N/A               2.77%
   Maxim Growth Index                                   N/A             4.41%               19.71%     18.22%
                                   27.65%   21.27%             N/A              -0.81%
   Maxim Small-Cap Aggressive                           N/A             0.05%               23.94%     21.95%
Growth                             22.94%   16.79%             N/A              -4.95%
   Maxim Blue Chip+                   N/A      N/A      N/A             4.53%               4.29%      -0.93%
                                                               N/A              -0.69%
   Maxim MidCap Growth+               N/A      N/A      N/A             3.09%               2.85%      -2.29%
                                                               N/A              -2.06%
   Maxim Aggressive Profile+          N/A      N/A      N/A             2.91%               2.91%      -2.24%
                                                               N/A              -2.24%
   Maxim Moderately Aggressive        N/A      N/A      N/A             3.26%               3.26%      -1.91%
Profile+                                                       N/A              -1.91%
   Maxim Moderate Profile+            N/A      N/A      N/A             2.22%               2.22%      -2.89%
                                                               N/A              -2.89%
   Maxim Moderately Conservative      N/A      N/A      N/A             1.89%               1.89%      -3.20%
Profile+                                                       N/A              -3.20%
   Maxim Conservative Profile+        N/A      N/A      N/A             2.95%               2.95%      -2.19%
                                                               N/A              -2.19%
American Century VP Capital                 -9.26%            3.37%     5.31%               7.33%     7.33%
Appreciation                       -4.48%             4.44%                      5.31%
Fidelity VIP Growth                         15.86%            15.15%    16.31%              15.63%   15.63%
                                   21.95%            16.34%                     14.77%
Fidelity VIP II Asset Manager               13.13%            10.35%    10.04%              11.29%   11.29%
                                   19.08%            11.49%                      8.58%

(1) Prior to December 1, 1992, the Growth Investment Division.

*The CDSC or Contingent Deferred Sales Charge is deducted only when money is withdrawn from the Group Contract, and not when the money is Transferred between Investment Divisions. Therefore, the Series Account provides total returns both before and after considering the CDSC. Certain retirement programs are subject to the 5% CDSC for five years. These factors are taken into consideration in calculating the above returns. (See "Administrative Charges Risk Premiums and Other Deductions" to determine which CDSC applies to your contract).

+ See notes after final return table

The following table illustrates Average Annual Total Return assuming no Contingent Deferred Sales Charge for certain NQDC, and Section 403(b) 457 and 415(m) retirement programs.

         INVESTMENT DIVISION               1 Year       5 Years      10 Years or Life      10 Year or Life of
                                                                          of                Underlying Fund
                                                                        Investment            Portfolio
                                                                       Division
 Maxim Bond                                5.73%         5.06%            6.58%                  6.58%
 Maxim Stock Index (1)                     30.55%       17.68%            14.10%                 14.10%
 Maxim U.S. Government Securities          7.16%         5.41%            5.41%                  7.26%
 Maxim Small-Cap Index                     19.48%         N/A             12.39%                 12.38%
 Maxim Mid-Cap (Growth Fund I)             11.54%         N/A             12.45%                 12.42%
 Maxim International Equity                0.71%          N/A             7.60%                  7.71%
 Maxim Corporate Bond                      11.31%         N/A             14.45%                 14.45%
 Maxim Small-Cap Value (Ariel              26.28%         N/A             17.97%                 13.28%
 Value)
 Maxim INVESCO ADR                         10.67%         N/A             13.41%                 13.41%
 Maxim INVESCO Small-Cap Growth            17.21%         N/A             22.90%                 22.90%
 Maxim INVESCO Balanced                    24.49%         N/A             22.02%                 20.43%
 Maxim T. Rowe Price Equity/Income         27.23%         N/A             23.40%                 23.40%
    Maxim Value Index                      32.40%         N/A             8.18%                  19.59%
    Maxim Growth Index                     27.65%         N/A             4.41%                  19.71%
    Maxim Small-Cap Aggressive             22.94%         N/A             0.05%                  23.94%
 Growth
    Maxim Blue Chip                         N/A           N/A             4.53%                  4.29%
    Maxim MidCap Growth                     N/A           N/A             3.09%                  2.85%
    Maxim Aggressive Profile+               N/A           N/A             2.91%                  2.91%
    Maxim Moderately Aggressive             N/A           N/A             3.26%                  3.26%
 Profile+
    Maxim Moderate Profile+                 N/A           N/A             2.22%                  2.22%
    Maxim Moderately Conservative           N/A           N/A             1.89%                  1.89%
 Profile+
    Maxim Conservative Profile+             N/A           N/A             2.95%                  2.95%
 American Century VP Capital               -4.48%        4.44%            5.31%                  7.33%
 Appreciation
 Fidelity VIP Growth                       21.95%       16.34%            16.31%                 15.63%
 Fidelity VIP II Asset Manager             19.08%       11.49%            10.04%                 11.29%


 (1) Prior to December 1, 1992, the Growth Investment Division.

 ** These returns are illustrated for investments made through contracts which incur the maximum mortality and expense risk charge of 1.25% This charge is assumed to remain the same in each period listed but does vary by contract. Applicable mortality and expense risk charges range from 0 to 1.25%. Please consult with your employer or BCE representative to obtain average annual total return information that reflects the charges under your contract. (See
 "Administrative Charges Risk Premiums and Other Deductions" for more information.)


 + These returns are calculated for the period ended 12/31/97 from the date shown below since the Investment Divisions were not in existence for the full year.
        Investment Division           First Day Contributions were Made
   Maxim Blue Chip                             October 8, 1997
   Maxim MidCap Growth                        September 23, 1997
   Maxim Aggressive Profile                   September 16, 1997
   Maxim Moderately Aggressive                September 16, 1997
Profile
   Maxim Moderate Profile                     September 19, 1997
   Maxim Moderately Conservative              September 16, 1997
Profile
   Maxim Conservative Profile                  October 2, 1997

      The following table sets forth the inception date of each Investment Division and the inception date of the corresponding Maxim, American Century, and Fidelity VIP Portfolio.

      INVESTMENT DIVISION         Portfolio Inception Date     Investment Division
                                                                   Inception In

                                                                   Contract(1)
    Maxim Money Market                 February 25, 1982           October 5, 1984
Maxim Bond                             July 1, 1982                October 5, 1984
Maxim Stock Index                      July 1, 1982                October 5, 1984
Maxim U.S. Government Securities       April 4, 1985               August 1, 1992
Maxim Small-Cap Index                  December 1, 1993            January 3, 1994
Maxim Mid-Cap (Growth Fund I)          December 31, 1993           January 3, 1994
Maxim International Equity             December 1, 1993            January 3, 1994
Maxim Corporate Bond                   November 1, 1994            November 1, 1994
Maxim Small-Cap Value (Ariel           December 1, 1993            November 1, 1994
Value)
Maxim INVESCO ADR                      November 1, 1994            November 1, 1994
Maxim INVESCO Small-Cap Growth         November 1, 1994            November 1, 1994
Maxim INVESCO Balanced                 October 1, 1996             October 31, 1996
Maxim T. Rowe Price                    November 1, 1994            November
Equity/Income                                                      91, 1994
Maxim Value Index                      December 1, 1993            September 11, 1997
Maxim Growth Index                     December 1, 1993            September 11, 1997
Maxim Small-Cap Aggressive             November 1, 1994            September 11, 1997
Growth
Maxim Blue Chip                        July 1, 1997                September 11, 1997
Maxim MidCap Growth                    July 1, 1997                September 11, 1997
Maxim Aggressive Profile               September 8, 1997           September 11, 1997
Maxim Moderately Aggressive            September 8, 1997           September 11, 1997
Profile
Maxim Moderate Profile                 September 8, 1997           September 11, 1997
Maxim Moderately Conservative          September 8, 1997           September 11, 1997
Profile
Maxim Conservative Profile             September 8, 1997           September 11, 1997
American Century VP Capital            November 20, 1987           August 1, 1992
Appreciation
Fidelity VIP Growth                    October 9, 1986             March 1, 1994
Fidelity VIP II Asset Manager          September 8, 1989           March 1, 1994


(1) The Investment Division inception dates correspond to the date the Portfolios were available under contracts with the maximum mortality and expense risk charge of 1.25%. Such charge may vary by contract. The inception dates for Investment Divisions under other contracts may differ. Please contact your BCE representative for the performance data and inception dates that are relevant to your contract.


   The Series Account may include total return in advertisements or other sales material regarding each Investment Division available under the Contracts. When the Series Account advertises the total return of any of these portfolios, it will be calculated for one year, five years, and ten years or some other relevant period if the portfolio has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the portfolio at the beginning of the relevant period to the value of the investment at the end of the period (assuming immediate reinvestment of any dividends or capital gains distributions). Average annual total return for the Investment Divisions includes all charges under the Group Contracts, including any Contingent Deferred Sales Charge and, likewise, is lower than total return at the Maxim, American Century or Fidelity VIP level, which has no comparable charges.


   For the Maxim Money Market Investment Division, "yield" refers to the income generated by an investment in the Maxim Money Market Investment Division over a stated seven-day period. This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" of the Maxim Money Market Investment Division is calculated similarly but, when annualized, the income earned by an investment in the Maxim Money Market Investment Division is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment. The yield and effective yield calculations for the Maxim Money Market Investment Division include all recurring charges under the Group Contracts (but does not include the Contingent Deferred Sales Charge), and is lower than yield and effective yield for Maxim which does not have comparable charges.

   For more complete information on the methods used to calculate yield, effective yield, and total return of the respective Investment Divisions, see the "Statement of Additional Information."

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

   GWL&A is a stock life insurance company originally organized under the laws of the state of Kansas as the National Interment Association. Its name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to its current name in February of 1982. In September of 1990, GWL&A redomesticated and is now organized under the laws of the state of Colorado.

   GWL&A is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in Puerto Rico, the District of Columbia and 49 states in the United States.

GWL&A is a wholly-owned subsidiary of The Great-West Life Assurance Company. The Great-West Life Assurance Company is a subsidiary of Great-West Lifeco Inc., a holding company. Great-West Lifeco Inc. is in turn a subsidiary of Power Financial Corporation, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

GWL&A has primary responsibility for administration of the Group Contracts and the Series Account. Its Administrative Offices are located at 8515 E. Orchard Road, Englewood, Colorado 80111.

FUTUREFUNDS SERIES ACCOUNT

   The Series Account was originally established by GWL&A under Kansas law on November 15, 1983. The Series Account now exists pursuant to Colorado law as a result of the redomestication of GWL&A. The Series Account has been registered with the Securities and Exchange Commission as a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and meets the definition of a "separate account" under the federal securities laws. Such registration does not involve supervision of the management of the Series Account or GWL&A by the Securities and Exchange Commission.


   The Series Account currently has twenty-six Investment Divisions available for allocation of Contributions. If, in the future, GWL&A determines that marketing needs and investment conditions warrant, it may establish additional Investment Divisions which will be made available to existing Group Contract owners to the extent and on a basis to be determined by GWL&A. Each Investment Division invests in shares of Maxim, American Century or Fidelity VIP allocable to one of twenty-six Portfolios, each having a specific investment objective. Maxim, American Century and Fidelity VIP also have other portfolios which are not generally available for investment by the Series Account.


   GWL&A does not guarantee the investment performance of the Series Account. The portion of the Participant Annuity Account Value attributable to the Series Account and the amount of variable annuity payments depend on the investment performance of Maxim, American Century and Fidelity VIP. Thus, the Participant bears the full investment risk for all Contributions allocated to the Series Account.

   The Series Account is administered and accounted for as part of the general business of GWL&A; but the income, capital gains, or capital losses of each Variable Sub-Account are credited to or charged against the assets held in that Variable Sub-Account in accordance with the terms of the Group Contracts, without regard to other income, capital gains or capital losses of any other Variable Sub-Account or arising out of any other business GWL&A may conduct. Under Colorado law, the assets of the Series Account are not chargeable with liabilities arising out of any other business GWL&A may conduct. Nevertheless, all obligations arising under the Group Contracts are generally corporate obligations of GWL&A.

THE GROUP CONTRACTS

Eligible Purchasers

Section 401(a) Retirement Programs.
Employers, including non-profit entities defined in Code Section 501(c) and governmental entities defined in Code Section 414(d) and Sections 3(32) and 4 of the Employment Retirement Income Security Act of 1974 ("ERISA"), and certain employee organizations defined in Sections 3(4) and 3(5) of ERISA, such as labor organizations, may purchase a Group Contract.

Section 401(k) Retirement Programs.
Any employer, other than a state or local governmental employer, and certain employee organizations defined in Sections 3(4) and 3(5) of ERISA, such as labor organizations, may purchase a Group Contract.

Section 403(b) Retirement Programs.
State educational institutions and tax-exempt organizations under Section 501(c)(3) of the Code may purchase a Group Contract. In addition, associations of state educational employees, associations of state educational employers, associations of employees of organizations that are tax-exempt under Section 501(c)(3) of the Code, and associations of tax-exempt employers under Section 501(c)(3), may also purchase Group Contracts. In order to be eligible, however, the association must also meet the requirements of Sections 501(c)(3).


Section 457(b) or (f) Retirement Programs.
State governments, local governments, rural electric cooperatives, political subdivisions, and agencies, instrumentalities and certain affiliates of such entities may purchase a Group Contract. For years beginning after 1986, organizations (other than a governmental unit) which are exempt from tax under the Code, and which maintain a Section 457(f) Retirement Program for a select group of management or highly compensated employees, may also purchase a Group Contract.

Section 415(m) Retirement Programs.
State and local governmental entities may purchase a Group Contract for years beginning after 1994.

NQDC Retirement Programs.
Any employer, other than a governmental or tax-exempt employer, may purchase a Group Contract.


   Any of the organizations mentioned above wishing to purchase a Group Contract must complete application forms which selling agents will forward to GWL&A's Administrative Offices for acceptance. Where the purchaser is an employee association, any employer of an association member employee can obtain coverage by completing application forms and agreeing in writing to be bound by the terms of the Group Contract. Likewise, where the purchaser is an association of tax-exempt employers, any employer member can obtain coverage by following the same procedures. GWL&A reserves the right to reject any application.

Employee Coverage

   The employer will submit to selling agents an application for any employee who desires coverage under the Group Contract and is eligible to participate in the employer's retirement program. GWL&A reserves the right to reject any application. An employee should consult his/her employer for information concerning eligibility.

Contributions

Section 401(a) Retirement Programs.
Contributions will be made by the employer or employee organization pursuant to the employer's or employee organization's underlying pension or profit-sharing plan.

Section 401(k) Retirement Programs.
Contributions will be made by the employer pursuant to the employer's underlying profit sharing plan and the Participant's election to execute a salary reduction agreement or a cash or deferred agreement.

Section 403(b) Retirement Programs.
The employer will make Contributions in accordance with a salary reduction agreement with its employees or an agreement to forego a salary increase, except with respect to employer-sponsored plans under which the employer will make Contributions pursuant to an underlying retirement plan.


Section 457(b) or (f) Retirement Programs.

Contributions will be made by the employer pursuant to the employer's underlying deferred compensation plan.


Section 415(m) Retirement Programs.
Contributions will be made by the employer pursuant to the employer's underlying excess benefit plan.

NQDC Retirement Programs.
Contributions will be made by the employer pursuant to the employer's underlying NQDC plan.


   Under all retirement programs, the employer will report the amount paid as Contributions on forms provided by GWL&A. Checks for Contributions should be made payable to the Great-West Life & Annuity Insurance Company. There is no minimum amount or number of Contributions and, for any Participant Annuity Account, Contributions can be made until the Participant's Annuity Commencement Date.

Participant Annuity Account

   A Participant Annuity Account will be established in the name of each Participant to reflect the dollar values of Contributions made in each Participant's name. Participants will be furnished no less frequently than annually with a statement of the Participant Annuity Account Value established in his/her name.

Ownership

Section 401(a) Retirement Programs.

The employer, plan trustee, or employee organization purchasing a Group Contract is the owner of the Contract. Employer Contributions vest in accordance with the terms of the employer's or employee organization's underlying plan. Any employee Contributions are immediately vested in the Participant. Neither the employer, plan trustee, employee organization nor the Participants can assign any interest in the Group Contract or the Participant Annuity Account. All assets in the Group Contract must be held for the exclusive benefit of Participants and their beneficiaries.


Section 401(k) Retirement Programs.
The employer, plan trustee or employee organization purchasing a Group Contract is the owner of the contract. All employer Contributions credited to a Participant Annuity Account pursuant to the Participant's election to execute a salary reduction agreement or a cash or deferred agreement are vested in the Participant. Any matching employer Contributions vest in accordance with the terms of the employer's underlying plan. Neither the employer, plan trustee, employee organization nor the Participants can assign any interest in the Group Contract or the Participant Annuity Account. All assets in the Group Contract must be held for the exclusive benefit of Participants and their beneficiaries.

Section 403(b) Retirement Programs.
The employer or association purchasing a Group Contract is the owner of the contract for the benefit of the Participants. Each Participant receives a Participant Certificate to evidence his/her coverage under the Group Contract. All Contributions credited to a Participant Annuity Account are vested in the Participant, subject to any limitations in the underlying retirement plan. Interests in the Group Contract or the Participant Annuity Accounts cannot be assigned by the employer, association or the Participants.


Section 457(b) or (f) Retirement Programs.
The employer is the owner of the Group Contract. All Contributions made in the name of the Participants remain the property of the employer and subject to the claims of the employer's general creditors until made available to the Participant in accordance with the terms of the employer's underlying deferred compensation plan, until December 31, 1998, or such earlier date as may be established by plan amendment. However, amounts deferred under a plan created on or after August 20, 1996 and amounts deferred under any 457(b) plan after December 31, 1998 must be held in trust, custodial account or annuity contract for the exclusive benefit of plan Participants and their beneficiaries. The trustee or employer, as deemed trustee, is the owner of the Group Contract. The employer may assign or transfer a Group Contract to another person as permitted by applicable law and only with the prior written consent of GWL&A, which assumes no responsibility for the validity or effect of any assignment.

Section 415(m)  Retirement Program.
The employer is the owner of the Group Contract. All Contributions made in the name of Participants remain the property of the employer and subject to the claims of the employer's general creditors until made available to the Participant in accordance with the terms of the employer's underlying excess benefit plan. The employer may assign or transfer a Group Contract to another person as permitted by applicable law and only with the prior written consent of GWL&A, which assumes no responsibility for the validity or effect of any assignment.

NQDC  Retirement Program.
The employer is the owner of the Group Contract. All Contributions made in the name of Participants remain the property of the employer and subject to the claims of the employer's general creditors until made available to the Participant in accordance with the terms of the employer's underlying NQDC plan. The employer may assign or transfer a Group Contract to another person as permitted by applicable law and only with the prior written consent of GWL&A, which assumes no responsibility for the validity or effect of any assignment.


PAYMENTS OF ANY BENEFITS UNDER THE GROUP CONTRACT WILL ONLY BE MADE IF THEN PERMITTED UNDER THE EMPLOYER'S DEFERRED COMPENSATION PLAN AS DETERMINED BY THE EMPLOYER.

Elections Under the Group Contracts


   The Group Contracts permit the election of the Annuity Commencement Date, allocation of Contributions, Transfers, distributions in whole or in part, and the election of annuity payment options. Under Section 403(b) retirement programs (other than employer-sponsored plans), the Participants make all the elections permitted under the Group Contracts. Under Section 401(a), Section 401(k), Section 457(b) or (f), 415(m), NQDC and employer-sponsored 403(b) retirement plans, all elections are made by the owner. The employer's underlying pension, profit sharing, deferred compensation, excess benefit or nonqualified deferred compensation plan or Section 403(b) retirement plan may, however, permit the Participants to make certain of those elections indirectly through the owner. A Participant should consult his/her employer for information concerning elections permitted under its profit sharing, deferred compensation, excess benefit, nonqualified deferred compensation or employer-sponsored 403(b) plan.


Amendment of Group Contracts


Section 401(a), Section 401(k), Section 457(b) or (f), Section 415(m) and NQDC Retirement Programs.
The Group Contracts may be modified at any time by written agreement between GWL&A and the owner, subject to approval of the state insurance department, if applicable.


Section 403(b) Retirement Programs.

The Group Contracts may be modified at any time by written agreement between GWL&A and the owner, subject to approval of the state insurance department, if applicable. No modification will, however, affect the terms of the contract which are applicable to Contributions paid prior to such modification without the written consent of the Participants.


   In addition, GWL&A reserves the right to amend the Group Contracts without the consent of any person to meet the requirements of the Investment Company Act of 1940 or other applicable federal or state laws or regulations, or to modify the annuity rates for future Contributions. GWL&A will notify the Participants of any such changes.

ACCUMULATION  PERIOD

Allocation of Contributions


   Initial Contributions will be applied to the investment divisions pursuant to instructions in the application after receipt at GWL&A's Administrative Offices within two business days if the application form is complete or if an Owner has authorized GWL&A to apply such initial Contributions to a specified investment option if the application is incomplete. If the Owner has not so advised, the application must be completed within five business days of receipt at GWL&A's Administrative Offices or the initial Contributions will be returned to the Owner. If an incomplete application form is completed within five business days of GWL&A's receipt, the initial Contribution will be applied within two business days of the application's completion.

   For 403(b) retirement programs (other than employer-sponsored plans), the initial Contributions will be applied to the investment divisions pursuant to instructions in the application after receipt at GWL&A's Administrative Offices within two business days if the application form is completed. If the application form is incomplete, GWL&A will immediately place the initial Contributions in the Maxim Money Market Portfolio investment division for a maximum of 105 days while GWL&A attempts to obtain complete information. The initial Contribution will remain in the Maxim Money Market Portfolio investment division until the application is completed or the 105 days expire. Upon completion of the application form, the initial Contribution will be re-allocated as specified in the application form. After the expiration of the 105 days, if the application form remains incomplete it will be returned at once, with investment earnings (if any) to the prospective purchaser.

   Subsequent Contributions will be applied pursuant to the allocation instructions in the completed application and will be allocated upon receipt by GWL&A at its Administrative Offices on the day received. There is no minimum amount or number of Contributions. Contributions for a Participant are allocated to the Series Account to accumulate on a variable basis, to the Guaranteed Account to accumulate on a guaranteed rate of return, or a combination of both, according to the instructions of the Participant under a Section 403(b) retirement programs (other than employer sponsored plans). The owner makes all the elections permitted under the Group Contracts under Section 401(a), Section 401(k), Section 457(b) or (f), Section 415(m), NQDC or employer-sponsored
Section 403(b) retirement programs ("Allocation Instructions"). Allocation Instructions may be changed at any time and will be effective the later of (1) the date specified on the form or (2) the date the completed form is received and recorded by GWL&A at its Administrative Offices. GWL&A will allocate the Contributions based upon the instructions in the application form. A change of Allocation Instructions will be effective for Contributions that are received after GWL&A's receipt and recording of the change.


   Upon allocation to the appropriate Variable Sub-Account, the Contributions are converted into Accumulation Units. The number of Accumulation Units credited with respect to the initial Contribution under a Participant Annuity Account is determined by dividing the amount allocated to each Variable Sub-Account by the value of an Accumulation Unit for that Variable Sub-Account on the day following GWL&A's receipt of the initial Contribution and GWL&A's affirmative determination to establish that Participant Annuity Account. The number of Accumulation Units with respect to any additional Contribution to a Participant Annuity Account is determined by dividing the amount allocated to the appropriate Variable Sub-Account by the value of an Accumulation Unit for that Sub-Account on the day the Contribution is accepted. Contributions received after 4:00 p.m., EST/EDT, shall be deemed to have been received on the next Valuation Date. The number of Accumulation Units so determined shall not be changed by any subsequent change in the value of an Accumulation Unit, but the dollar value of an Accumulation Unit will vary in amount depending upon the investment experience of the applicable underlying mutual fund.

Custom Transfer: Dollar Cost Averaging

   A Participant may, by Request, automatically Transfer amounts from one Investment Division selected from among those being allowed under this option to any of the other Investment Divisions at regular intervals. The intervals between Transfers may be monthly, quarterly, semi-annually or annually. The Transfer will be initiated one frequency period following the date of the Request, and thereafter Transfers will continue on the same day each interval unless terminated by the Participant, or for other reasons as set forth in the Contract. Transfers can only occur on dates the New York Stock Exchange ("NYSE") is open. If there are insufficient funds in the applicable Investment Division on the date of Transfer, no Transfer will be made; however, Custom Transfer:
Dollar Cost Averaging will resume once there are sufficient funds in the applicable Investment Division.

   Automatic Transfers must meet the following conditions:

   1. The minimum amount that can be Transferred out of the selected Investment Division is $100 per month.

   2. The Participant must specify the percentage or dollar amount to be Transferred. The Accumulation Unit Values will be determined on each Transfer date.

   Custom Transfer: Dollar Cost Averaging may be used to purchase Accumulation Units of the Investment Divisions over a period of time so fewer Accumulation Units are purchased when prices are greater and more Accumulation Units when prices are lower. Participation in Custom Transfer: Dollar Cost Averaging does not, however, assure a greater profit, nor will it prevent or necessarily alleviate losses in a declining market. The Participant, by Request, may cease Custom Transfer: Dollar Cost Averaging at any time. The Company reserves the right to modify, suspend or terminate Custom Transfer: Dollar Cost Averaging at any time.

Custom Transfer:  The Rebalancer Option

   The Participant may, by Request, automatically Transfer among the Investment Divisions on a periodic basis by electing the Custom Transfer: Rebalancer Option. This option automatically reallocates the Variable Account Value to maintain a particular allocation among Investment Divisions selected by the Participant. The amounts allocated in each Investment Division will increase or decrease at different rates depending on the investment experience of the Investment Division.

   The Participant may Request that the rebalancing occur one time only, in which case the Transfer will take place after it has been received and processed by the Company as provided in the Contract. Rebalancing may also be set up on a quarterly, semi-annual or annual basis, in which case the first Transfer will be initiated one frequency period following the date of the Request. On the Transfer date for the specified Request, assets will be automatically reallocated to the selected funds. Rebalancing will continue on the same day each interval unless terminated by you, or for other reasons as set forth in the Contract. Transfers can only occur on dates the NYSE is open. In order to participate in the Custom Transfer: Rebalancer Option, the Participant's entire Variable Account Value must be included.

   The Participant must specify the percentage of Variable Account Value to be allocated to each Investment Division and the frequency of rebalancing. The Participant, by Request, may modify the allocations or cease the Custom
Transfer:  Rebalancer Option at any time.  Participation in the Custom Transfer:
Rebalancer Option and Custom Transfer: Dollar Cost Averaging at the same time is not allowed. Participation in the Custom Transfer: Rebalancer Option does not assure a greater profit, nor will it prevent or necessarily alleviate losses in a declining market. The Company reserves the right to modify, suspend, or terminate the Custom Transfer: Rebalancer Option at any time.

Valuation of Accumulation Units

   Accumulation Units for each Variable Sub-Account are valued separately, but the method used for valuing Accumulation Units in each Variable Sub-Account is the same. Initially, the value of each Accumulation Unit was set at $10.00. Thereafter, the value of an Accumulation Unit in any Variable Sub-Account on any Valuation Date equals the value of an Accumulation Unit in that Sub-Account as of the immediately preceding Valuation Date multiplied by the "Net Investment Factor" of that Variable Sub-Account for the current Valuation Period. Accumulation Unit values are valued once each day that the underlying mutual fund shares are valued.

   The Net Investment Factor for each Variable Sub-Account for any Valuation Period is determined by dividing (a) by (b), and subtracting (c) from the result where:

(a) is the net result of:

   (i)the net asset value per share of the underlying mutual fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period, plus

   (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the underlying mutual fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

   (iii) a per unit charge or credit for any taxes incurred by or provided for in the Variable Sub-Account, which is determined by GWL&A to have resulted from the investment operations of the Variable Sub-Account; and

(b) is the net result of:

   (i)the net asset value per share of the underlying mutual fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period, minus or plus

   (ii) the per unit charge or credit for any taxes incurred by or provided for in the Variable Sub-Account for the immediately preceding Valuation Period; and

(c) is an amount representing the Risk Charge deducted from each Variable Sub-Account on a daily basis. Such amount is equal to 1.25%, 0.95%, 0.75%, 0.65%, 0.55%, or 0.00%, depending upon the Group Policyholder's Contract and determined on an annual basis of the daily net asset value of each Variable Sub-Account.

   The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

The net asset value per share referred to in paragraphs (a) (i) and (b) (i) above, reflect the investment performance of the underlying mutual fund as well as the payment of underlying mutual fund expenses. (See "Investments of the Series Account.")

Transfers Between Variable and Guaranteed Sub-Accounts

   Prior to the Annuity Commencement Date transfers can be made between the Variable and Fixed Sub-Accounts subject to the following limitations. All or a portion of a Participant Annuity Account Value held in any of the Variable Sub-Accounts and/or the Daily Interest Guaranteed Sub-Account may be transferred at any time prior to the Participant's Annuity Commencement Date by written or telephone Request to GWL&A's Administrative Offices. Prior to Participant's Annuity Commencement Date, transfers of all or a portion of a Participant Annuity Account Value held in any of the Guaranteed Certificate Funds may be made only at Certificate maturity by written or telephone Request to GWL&A's Administrative Offices. Transfers may be made into the Guaranteed Fixed Fund
(GFF) at any time. However, the percentage available for transferring out of the GFF will range from 20% to 100% of the previous December 31 account balance. However, after the Annuity Commencement Date, no transfers may be made from a fixed annuity payment option to a variable annuity payment option and vice, versa. (See "Annuity Options: Transfers After the Annuity Commencement Date.")


   In order for telephone transfers to be accommodated, a Telephone Transfer Form, signed by both the Contract Owner and the Participant, must be on file with GWL&A. This form can be obtained at the time the contract is signed, or at any time thereafter from the Administrative Offices of GWL&A. The Transfer Request shall be made by the Participant under a Section 403(b) retirement program (other than an employer-sponsored program) or by the employer or the employee organization under a Section 401(a), Section 401(k), Section 457(b) or
(f), Section 415(m), NQDC or employer-sponsored Section 403(b) retirement program. A Transfer will take effect on the later of the date designated in the Request or the date that the Transfer Request is received by GWL&A at its Administrative Offices. Transfer Requests received after 4:00 p.m., EST/EDT, shall be deemed to have been received on the next following Valuation Date. If a Transfer Request is received by GWL&A within 30 days of the Annuity Commencement Date, GWL&A may delay the Annuity Commencement Date by not more than 30 days. Additional Transfer conditions apply to Transfers to or from the Guaranteed Sub-Accounts.


Loans


   Loans are not available under Section 415(m), NQDC or 457(f) retirement programs. Under Section 401(a), 401(k) or 403(b) retirement plans, loans may be available under your contract. Currently, loans are not available under Section 457(b) Contracts. Consult your Plan Administrator for complete details.


Total and Partial Distribution


   A distribution in whole or in part may be taken from a Participant Annuity Account under certain Section 403(b) retirement programs (other than employer-sponsored plans) prior to the Participant's Annuity Commencement Date by Request of the Participant. Certain Group Contracts will require the signature of both the Participant and the owner for a total or partial distribution. Under Group Contracts issued pursuant to Section 401(a), Section 401(k), Section 457(b) or (f), Section 415(m), NQDC or employer-sponsored
Section 403(b) retirement programs, the right to a total or partial distribution is subject to any limitations or restrictions contained in the underlying retirement plan. A Request must be received by GWL&A's Administrative Offices at least 30 days prior to the Annuity Commencement Date. A Request for partial distribution must also specify the Variable and/or Guaranteed Sub-Account(s) from which the partial distribution is to be made. The Participant Annuity Account Value available for a distribution in whole or in part is the current value of the Participant Annuity Account at the end of the Valuation Period for the "effective date" of the Request. The effective date is the later of the date selected in the Request or the date on which the Request is received by GWL&A's Administrative Offices. Requests received after 4:00 p.m., EST/EDT, shall be deemed to have been received on the next following Valuation Date. The partial or total distribution will be made within seven days after GWL&A receives the Request. The payment may be postponed as permitted by the Investment Company Act of 1940. The amount payable upon a total distribution may be applied to an Annuity Option (See "Annuity Options") instead of a lump-sum payment. There are additional conditions that apply to a partial or total distribution of a Participant Annuity Account's Guaranteed Account Value. Restrictions on a partial or total distribution of a Participant Annuity Account apply to Section 403(b) retirement programs (See "Federal Tax Consequences: Section 403(b) Retirement Programs.") There are certain charges imposed upon a partial or total distribution prior to the Annuity Commencement Date (See "Administrative Charges, Risk Premiums and Other Deductions: Contingent Deferred Sales Charge") and there may be certain tax consequences (See "Federal Tax Consequences:
Taxation of Annuities in General.")


Cessation of Contributions

   If, in the judgment of either GWL&A or the employer, further Contributions or Transfers to certain or all of the Variable and Guaranteed Sub-Accounts should become inappropriate, either party may, upon 60 days written notice to the other, direct that no future Contributions or Transfers to such Sub-Account(s) be made. Where the owner of the Group Contract is an association, the association may provide such notice with respect to all Participants while the participating employers may also provide such notice for their employee Participants only.

   In the event that such written notice is given for any or all of the Sub-Accounts, Contributions and Transfers made to such Sub-Account(s) prior to the effective date of the notice (that date being called the "Date of Cessation") may be maintained in such Sub-Account(s). Allocation instructions must be changed to delete the affected Sub-Account(s). If no change of allocation instructions is received, GWL&A may return all affected Contributions or allocate such Contributions to a currently offered Guaranteed Sub-Account.


   In the event that a Date of Cessation is declared for all Sub-Accounts, no new Participant Annuity Accounts will be established or Contributions accepted by GWL&A. In addition, under Section 401(a), Section 401(k), Section 457(b) or
(f), Section 415(m), NQDC or Section 403(b) retirement programs, an employer or employee organization must, by Request, elect one of the following Cessation
Options:


   Cessation Option (1): GWL&A will maintain each Participant Annuity Account Value until the value of an account is applied to a payment option.

   Cessation Option (2): GWL&A will pay, within seven (7) days of the Date of Cessation of Deposits, the Variable Account Values of the Participant Annuity Accounts as of the date the Request is received (at such later date as may be specified in the Request) to either the Employer, the employee organization or a person designated in writing by the employer or employee organization as the successor insurer of the employer's deferred compensation plan. GWL&A will pay the sum of the Guaranteed Contract Values of the Participant Annuity Accounts as of the Date of Cessation to either the employer, the employee organization or a person designated in writing by the employer or the employee organization as the successor insurer of the employer's or employee organization's deferred compensation plan, in 20 equal quarterly installments. The amount of the installment will be the amount determined by GWL&A on the date of the first such payment, but will not be less than $514.80 for each $10,000 of Guaranteed Contract Value. The first payment will be made thirty (30) days after the date this Cessation Option is elected.

   If the employer or the employee organization has not elected a cessation option within thirty (30) days of the Date of Cessation, Cessation Option (1) will be deemed to have been elected.

CESSATION OPTION (2) MAY NOT BE AVAILABLE IN ALL GROUP CONTRACTS.

Contract Termination

   Section 401(a) Group Contracts contain a contract termination provision. Under this provision, either GWL&A or the contract holder may terminate the Group Contract on at least sixty (60) days prior written notice (the effective date of which shall be the "Contract Termination Date"). After the Contract Termination Date, no Transfer shall be made, no payment option shall be elected and no Contributions shall be accepted by GWL&A under the terms of the Group Contract.

   GWL&A will pay, within seven (7) days of the Contract Termination Date, the value of all monies held in the Variable Sub-Account as of the Contract Termination Date to either the employer, the employee organization or to a person or entity designated in writing by the employer or employee organization.

Death Benefit

   In the  event  of the  death of the  Participant  prior  to  his/her  Annuity
Commencement Date, and prior to age 70, a death benefit will be paid upon receipt of proof of the death of the Participant. The death benefit is the greater of the Participant Annuity Account Value or the sum of all Contributions paid less any partial distributions. Where death occurs on or after the Participant's 70th birthday, but prior to the Annuity Commencement Date, a death benefit equal to the Participant Annuity Account Value will be paid.


   Under a Section 403(b) retirement program (other than an employer-sponsored plan), the death benefit will be paid to the beneficiary designated by the Participant. Under a Section 401(a), a Section 401(k), a Section 457(b) or (f),
Section 415(m) or employer-sponsored Section 403(b) retirement program, the employer or the employee organization will designate to whom the death benefit will be paid pursuant to the terms of the employer's underlying plan. The Participant should consult with his/her employer or employee organization concerning the payment of the death benefit under the employer's or employee's organization deferred compensation plan.


   The payee may elect to receive the death benefit under any of the Annuity Options, in the form of a lump-sum payment, or in the form of a partial lump-sum payment with the balance applied toward any of the Annuity Options. This election must be made within 60 days after GWL&A receives adequate proof of the Participant's death. If no election is made within the 60 day period, a lump-sum settlement will be made.

   The Participant Annuity Account Value, for purposes of determination of the death benefit, will be calculated as of the end of the Valuation Period during which proof of death and an election by the Payee are received at GWL&A's Administrative Offices. If no election is made, the Participant Annuity Account Value will be determined as of 60 days after the date on which proof of death is received.

   If a lump-sum or partial lump-sum settlement is Requested, the proceeds will be paid within seven (7) days of GWL&A's receipt of such election and adequate proof of death. If any of the Annuity Options are elected, the annuity payment shall commence thirty (30) days after the receipt of such election and adequate proof of death. Annuity payments shall commence by the later of fifteen (15) days or the first day of the month after receipt of such election and adequate proof of death. The payment of the death benefit will be made in accordance with any applicable laws and regulations governing payment of death benefits, subject to postponement in certain circumstances as permitted by the Investment Company Act of 1940. (See "Federal Tax Consequences: Taxation of Annuities in General" for certain distribution-on-death rules that may be applicable to the payment of death benefits.)


   The Participant under a Section 403(b) retirement program (other than an employer-sponsored plan) may designate or change a beneficiary by filing a
Request with GWL&A at its Administrative Offices. Each change of beneficiary revokes any previous designation. Unless otherwise provided in the beneficiary designation, one of the following procedures will take place on the death of a beneficiary: (1) if there is more than one primary surviving beneficiary, the Participant Annuity Account Value will be shared equally among them; (2) if any primary beneficiary dies before the Participant, that beneficiary's interest will pass to any other named surviving primary beneficiary or Beneficiaries, to be shared equally; (3) if there is no surviving primary beneficiary, the Participant Annuity Account Value shall pass to any surviving contingent beneficiary and, if more than one contingent beneficiary survives the Participant, shall be shared equally among them; (4) if no beneficiary survives the Participant, the Participant Annuity Account Value shall pass to the Participant's estate; or (5) if the designation of beneficiary was not adequately made, the Participant Annuity Account Value shall pass to the Participant's estate.


INVESTMENTS OF THE SERIES ACCOUNT

Participating Mutual Funds


   The Series Account invests in shares of Maxim, American Century and Fidelity VIP open-end management investment companies, each of which are registered with the Securities and Exchange Commission. Such registration does not involve supervision of the management of Maxim, American Century or Fidelity, by the Securities and Exchange Commission. Shares of Maxim are also sold to the Pinnacle Series Account, the Maxim Series Account, and the Retirement Plan Series Account which are separate accounts established by GWL&A to receive and invest premiums paid under variable life and variable annuity contracts issued by GWL&A. Shares of Maxim may be sold to other separate accounts of GWL&A or its affiliates. Shares of American Centur, and Fidelity VIP, are also sold to other insurance companies to fund the benefits of variable annuity or variable life insurance contracts.

   It is conceivable that, in the future, it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts to invest in Maxim, American Century and Fidelity VIP, simultaneously. Although GWL&A, Maxim, American Century or Fidelity VIP currently do not foresee any such disadvantages either to variable life insurance policyowners or to variable annuity contract owners, the Boards of Directors of Maxim, American Century and Fidelity VIP intend to monitor events in order to identify any material conflicts between such policyowners and contract owners and to determine what action, if any, should be taken in response thereto. Such action could include the sale of Maxim shares by one or more of GWL&A's separate accounts or the sale of American Century or Fidelity VIP shares by other insurance companies, which could have adverse consequences. Material conflicts could result from, for example, (1) changes in state insurance laws, (2) changes in federal income tax laws, (3) changes in the investment management of any portfolio of Maxim, American Century or Fidelity VIP, or (4) differences in voting instructions between those given by policyowners and those given by contract owners.


Investment Advisers


   The investment adviser for Maxim is GW Capital Management, LLC. (the "Investment Adviser"), which is registered with the Securities and Exchange Commission as an investment adviser. The Investment Adviser provides portfolio management and investment advice to Maxim and administers its other affairs subject to the supervision of Maxim's Board of Directors.

   The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of, and furnish office space for, officers and employees of the Investment Adviser connected with investment and economic research, trading and investment management of Maxim. The Investment Advisory Agreement also obligates the Investment Adviser to pay all other expenses incurred in its operation and all of Maxim's general administrative expenses, except extraordinary expenses. As compensation for its services to Maxim, the Investment Adviser receives monthly compensation at the annual rate of 0.25% of the average daily net assets of the Maxim Aggressive Profile Portfolio, the Maxim Moderately Aggressive Profile Portfolio, the Maxim Moderate Profile Portfolio, the Maxim Moderately Conservative Profile Portfolio and the Maxim Conservative Profile Portfolio, 0.46% of the average daily net assets of the Maxim Money Market Portfolio; 0.60% of the average daily net assets of the Maxim Bond Portfolio, the Maxim Stock Index Portfolio, the Maxim U.S. Government Securities Portfolio, the Maxim Small Cap-Index Portfolio, the Maxim Value Index Portfolio, and the Maxim Growth Index Portfolio; 0.80% of the average daily net assets of the Maxim T. Rowe Price Equity/Income Portfolio; 0.90% of the average daily net assets of the Maxim Corporate Bond Portfolio; 0.95% of the average daily net assets of the Maxim Mid-Cap (Growth Fund I) Portfolio and the Maxim INVESCO Small-Cap Growth Portfolio; 1.00% of the average daily net assets of the Maxim International Equity Portfolio, the Maxim Small-Cap Value (Ariel Value) Portfolio, the Maxim INVESCO ADR Portfolio, the Maxim INVESCO Balanced Portfolio, the Maxim Small-Cap Aggressive Growth Portfolio, the Maxim Blue Chip Portfolio and the Maxim MidCap Growth Portfolio.

   With respect to the Maxim Mid-Cap (Growth Fund I) Portfolio, Maxim International Equity, Maxim Small-Cap Value (Ariel Value) Portfolio, Maxim INVESCO Small-Cap Growth, Maxim INVESCO ADR, Maxim T. Rowe Price Equity/Income, Maxim Small-Cap Aggressive Growth Portfolio, Maxim Blue Chip Portfolio and Maxim MidCap Growth Portfolios, the Investment Adviser shall be responsible for all expenses incurred in performing investment advisory services. Each of the Portfolios shall pay all expenses incurred in its operation with respect to that Portfolio. However, the Investment Adviser shall pay any expenses of the Portfolios which exceed an annual rate of 0.95% of the average daily net assets of the Maxim T. Rowe Price Equity/Income Portfolio; 1.05% of the average daily net assets of the Maxim MidCap Growth Portfolio; 1.10% of the average daily net assets of the Maxim Mid-Cap (Growth Fund I) Portfolio and the Maxim INVESCO Small-Cap Growth Portfolio; 1.15% of the daily net assets of the Maxim Blue Chip Portfolio; 1.30% of the average daily net assets of the Maxim International Equity Portfolio, the Maxim INVESCO ADR Portfolio and the Maxim Small-Cap Aggressive Growth Portfolio; and 1.35% of the average daily net assets of the Maxim Small-Cap Value (Ariel Value) Portfolio.


   American Century Investment Management, Inc. ("ACIMI") is the investment adviser for American Century. ACIMI has been the investment adviser of American Centurysm Investments, a group of registered investment companies, since 1958. Additionally, ACIMI acts as the investment adviser for employee benefit plans and endowment funds.

   ACIMI supervises and manages the investment portfolios of American Century and directs the purchase and sale of its investment securities, subject only to any directions of American Century's Board of Directors. ACIMI pays all the expenses of American Century except brokerage, taxes, interest, fees and expenses of non-interested directors (including counsel fees) and extraordinary expenses. American Century Services, Corporation., American Century Tower, 4500 Main Street, Kansas City, Missouri 64111, is transfer agent of American Century. It provides facilities, equipment and personnel to American Century, and is paid for such services by ACIMI. Certain administrative services that would otherwise be performed by American Century Services Corporation may be performed by the insurance company that purchases American Century shares, and ACIMI may pay it for such services.

   For the foregoing services, ACIMI is paid a fee of 1% of the average net assets of each series of American Century during the year. The fee is paid and computed each month by multiplying 1% of the average daily closing net asset values of the shares of each series of American Century during the previous month by a fraction, the numerator of which is the number of days in the previous month and the denominator of which is 365 (366 in leap years). Many investment companies pay smaller investment management fees. However, most if not all companies also pay in addition certain of their own expenses, while American Century's expenses specified above are paid by ACIMI.

   ACIMI and American Century Services Corporation are both wholly owned by American Centurysm Investments. James E. Stowers, Jr., President of American Century, controls American Centurysm Investments by virtue of his ownership of a majority of its common stock.

   Fidelity Management & Research Company ("FMR") is the investment adviser to Fidelity Variable Insurance Products Fund ("VIP"): VIP Growth Portfolio and to Fidelity Variable Insurance Products Fund II ("VIP II"): VIP II Asset Manager Portfolio. For its investment advisory services, FMR receives a monthly fee from each of these Portfolios. As of December 31, 1996, the VIP Growth and the VIP II Asset Manager Portfolios paid FMR the annual fee rate of .61% and .64%, respectively, of each Portfolio's average daily net assets.

   FMR may, from time to time, agree to reimburse a Portfolio for management fees and other expenses above a specified percentage of average daily net assets. Reimbursement arrangements, which may be terminated at any time without notice, will increase a Portfolio's yield. If FMR discontinues a reimbursement arrangement, the affected Portfolio's expenses will go up and its yield will be reduced. FMR retains the ability to be repaid by a Portfolio for expense reimbursements if expenses fall below the limit prior to the end of the fiscal year. Repayment by a Portfolio will lower its yield. FMR has voluntarily agreed to temporarily limit the total expenses (including the management fee, but generally excluding taxes, interest and extraordinary expenses) of the Asset Manager Portfolio to 1.25% of the Portfolio's average daily net assets. FMR has voluntarily agreed to reimburse the management fees and all other expenses (excluding taxes, interest and extraordinary expenses) of the VIP Growth Portfolio in excess of 1.50% of average daily net assets.

Sub-advisers

   Janus Capital Corporation ("Janus") serves as the sub-adviser to the Maxim Mid-Cap (Growth Fund I) Portfolio. As such, Janus is responsible for managing the investment and reinvestment of assets of the Maxim Mid-Cap (Growth Fund I) Portfolio, subject to review and supervision of the Investment Adviser and the Board of Directors. Janus bears all expenses in connection with the performance of its services, such as compensating and furnishing office space for its officers and employees connected with investment and economic research, trading and investment management of the Maxim Mid-Cap (Growth Fund I) Portfolio.

   Janus is a Colorado corporation, registered as an investment adviser with the Securities and Exchange Commission. Its principal address is 100 Fillmore Street, Suite 300, Denver, Colorado 80206. The Investment Adviser is responsible for compensating Janus, which receives monthly compensation from the Investment Adviser at the annual rate of 0.60% on the first $100 million and 0.55% on all amounts over $100 million of the Mid-Cap (Growth Fund I) Portfolio assets.

   Templeton Investment Counsel, Inc. ("Templeton") serves as the sub-adviser of the Maxim International Equity Portfolio. As such, Templeton is responsible for managing the investment and reinvestment of assets of the Maxim International Equity Portfolio, subject to review and supervision of the Investment Adviser and the Board of Directors. Templeton bears all expenses in connection with the performance of its services, such as compensating and furnishing office space for its officers and employees connected with investment management of the Maxim International Equity Portfolio.

   Templeton is an indirect subsidiary of Templeton Worldwide, Inc., which in turn is a direct, wholly-owned subsidiary of Franklin Resources, Inc. Templeton is a Florida corporation with its principal business address at Broward
Financial Centre, 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394. The Investment Adviser is responsible for compensating Templeton, which receives monthly compensation from the Investment Adviser at the annual rate of 0.70% on the first $25 million, 0.55% on the next $25 million, 0.50% on the next $50 million, and 0.40% all amounts over $100 million of the Maxim International Equity Portfolio assets.


   T. Rowe Price Associates, Inc. ("T. Rowe Price") serves as the sub-adviser to the Maxim T. Rowe Price Equity/Income Portfolio and the Maxim MidCap Growth Portfolio. T. Rowe Price is a Maryland corporation, registered as an investment adviser with the Securities and Exchange Commission. Its principal business address is 100 East Pratt Street, Baltimore, Maryland 21202. For its services with respect to the Maxim T. Rowe Price Equity/Income Portfolio, T. Rowe Price receives monthly compensation from the Investment Adviser at the annual rate of 0.50% on the first $20 million of the average daily net assets, 0.40% on the next $30 million of average daily net assets and 0.40% on all assets once total average daily net assets exceed $50 million. With respect to the Maxim MidCap Growth Portfolio, T. Rowe Price receives monthly compensation from the Investment Adviser at the annual rate of 0.50% of all assets based on the average daily net assets.


   INVESCO Trust Company ("ITC") serves as the sub-adviser of the Maxim INVESCO Small-Cap Growth Portfolio and the Maxim INVESCO Balanced Portfolio. ITC is a Colorado Trust Company and an indirect wholly-owned subsidiary of INVESCO PLC. ITC is registered as an investment trust company. Its principal business address is 7800 E. Union Avenue, Denver, Colorado 80237. ITC receives monthly compensation from the Investment Adviser, for its services with respect to the Maxim INVESCO Small-Cap Growth Portfolio, at the rate of 0.55% on the first $25 million of average daily net assets, 0.50% on the next $50 million of average daily net assets, 0.40% on the next $25 million of average daily net assets, and 0.35% on all amounts over $100 million of average daily net assets. ITC receives monthly compensation from the Investment Adviser, for its services with respect to the Maxim INVESCO Balanced Portfolio at the rate of 0.50% of the average daily net assets of the Portfolio up to $25 million; 0.45% on the next $50 million; 0.40% on the next $25 million; and 0.35% of such value in excess of $100 million.

   INVESCO Capital Management, Inc. ("ICMI") serves as the sub-adviser to the Maxim INVESCO ADR Portfolio. ICMI is a Delaware corporation and an indirect wholly-owned subsidiary of INVESCO PLC. ICMI is registered as an investment adviser with the Securities and Exchange Commission. Its principal business address is 1315 Peachtree Street, Atlanta, Georgia 30309. ICMI receives monthly compensation from the Investment Adviser at the annual rate of 0.55% on the first $50 million of average daily net assets, 0.50% on the next $50 million of average daily net assets, and 0.40% on assets over $100 million of average daily net assets.


   Loomis, Sayles & Company, LP ("Loomis Sayles") serves as the sub-adviser to the Maxim Corporate Bond Portfolio and the Maxim Small-Cap Aggressive Growth Portfolio. Loomis Sayles is a Delaware limited partnership and is an indirect, majority-owned subsidiary company of Metropolitan Life Insurance Company. Loomis Sayles is registered as an investment adviser with the Securities and Exchange Commission. Its principal business address is One Financial Center, Boston, Massachusetts 02111. Loomis Sayles receives monthly compensation from the Investment Adviser at the annual rate of 0.30% on all assets of the Maxim Corporate Bond Portfolio. With respect to the Maxim Small-Cap Aggressive Growth Portfolio, Loomis Sayles receives monthly compensation from the Investment Adviser at an annual rate of, based on a percentage of assets of the portfolio, 0.50% on the first $10 million dollars, 0.45% on the next $15 million dollars, 0.40% on the next $75 million dollars and 0.30% on assets over $100 million dollars.


   Ariel Capital Management , Inc. ("Ariel") serves as the sub-adviser to the Maxim Small-Cap Value (Ariel Value) Portfolio. Ariel is a privately held minority-owned money manager registered with the Securities and Exchange Commission as an investment adviser. Its principal business address is 307 North Michigan Avenue, Chicago, Illinois 60601. Ariel receives monthly compensation from the Investment Adviser at the annual rate of 0.40% on assets up to $5 million of average daily net assets, 0.35% on the next $10 million of average daily net assets, 0.30% on the next $10 million of average daily net assets, and 0.25% on assets over $25 million of average daily net assets of the Maxim Small-Cap Value (Ariel Value) Portfolio.


Founders Asset Management, Inc. ("Founders") serves as the sub-adviser of the Maxim Blue Chip Portfolio. Founders is a Delaware corporation registered as an investment adviser with the Securities and Exchange Commission. Its principal business address is 2930 East Third Avenue, Denver, CO 80206. Founders receives monthly compensation from the Investment Adviser at the annual rate based on the average daily net assets of: 0.425% on the first $250 million dollars, 0.350% on the next $250 million dollars, 0.325% on the next $250 million dollars and 0.300% on amounts over $750 million dollars.


Reinvestment and Redemption

   All dividend distributions of Maxim, American Century or Fidelity VIP will be automatically reinvested in shares of Maxim, American Century or Fidelity VIP at their net asset value on the date of distribution; all capital gains distributions of Maxim, American Century or Fidelity VIP, if any, will likewise be reinvested at the net asset value on the record date. GWL&A will redeem Maxim, American Century and Fidelity VIP shares at their net asset values to the extent necessary to make annuity or other payments under the Group Contracts.

Substitution of Investments

   GWL&A reserves the right, subject to compliance with the law as currently applicable or subsequently changed, to make additions to, deletions from or substitutions for the investments held by the Series Account. In the future, GWL&A may establish additional Investment Divisions within the Series Account. These Investment Divisions will be established if, and when, in the sole discretion of GWL&A, marketing needs and investment conditions warrant, and will be made available under existing Group Contracts to the extent and on a basis to be determined by GWL&A.


   If shares of any of the Investment Portfolios of Maxim, American Century or Fidelity VIP should no longer be available for investment, or if GWL&A, in its discretion, determines to discontinue a Portfolio, then GWL&A may substitute shares of another mutual fund for shares already purchased, or to be purchased in the future under the Group Contracts. No substitution of securities held by the Series Account may take place without prior approval of the Securities and Exchange Commission, and 60 days prior written notice to the owners of Group Contracts, and, in addition, to the Participants under Section 403(b) retirement programs (other than an employer-sponsored plan).


ADMINISTRATIVE CHARGES, RISK PREMIUMS AND OTHER DEDUCTIONS

Contract Maintenance Charge

   GWL&A has primary responsibility for the administration of all Group Contracts and the Series Account. To compensate GWL&A for the cost it incurs in providing administrative services, GWL&A may deduct a Contract Maintenance Charge of not more than $30 annually on the first day of each calendar year from each Participant Annuity Account. If a Participant Annuity Account is established after that date, the Contract Maintenance Charge will be deducted on the first day of the next quarter and will be pro-rated for the year remaining. The deduction will be pro-rated between the Variable and Guaranteed Contract Values of each Participant Annuity Account. No refund of this charge will be made. The Contract Maintenance Charge on Section 403(b) Group Contracts will be waived for an initial period of no less than 12 months and up to 15 months, depending on the Participant's effective date.

Contingent Deferred Sales Charge

   In the circumstances described below, a Contingent Deferred Sales Charge will be deducted on any total or partial distribution, Transfer to Other Companies or a lump sum payment. The amount deducted will depend on the type of retirement program for which the Group Contract was issued. However, a Contingent Deferred Sales Charge "Free Amount" may be applied in some circumstances. The Contingent Deferred Sales Charge "Free Amount" is an amount against which the Contingent Deferred Sales Charge will not be assessed. The "Free Amount" shall not exceed 10% of the Participant Annuity Account Value at December 31 of the previous calendar year and will be applied on the first distribution, payment or Transfer to Another Company made in that year. All additional distributions, payments or Transfers to Another Company during that calendar year will be subject to a Contingent Deferred Sales Charge without application of any "Free Amount."


1. For NQDC and Section 401(a), 401(k) and 415(m) Retirement Programs.

(a) For Group Contracts issued pursuant to a Section 401(a) and/or 401(k) retirement program where the employer does not also maintain a Section 403(b) or
Section 457 Group Contract with GWL&A, but which may maintain a NQDC or Section 415(m) agreement issued in connection with the Group Contract, a Contingent Deferred Sales Charge will be in an amount equal to 6% of the amount Transferred to Another Company, distributed or paid in excess of the "Free Amount." The cumulative total of all Contingent Deferred Sales Charges applied to a Participant Annuity Account will not exceed 6% of all Contributions made within 72 months prior to the date of that partial or total distribution, Transfer or payment.

(b) For Group Contracts issued pursuant to a Section 401(a) profit-sharing plan where the employer also maintains a Section 457(b) or (f) Group Contract with GWL&A, the Contingent Deferred Sales Charge applicable is as described in paragraph 3 (a) below.


(c) The Contingent Deferred Sales Charge applicable to Group Contracts issued pursuant to a Section 401(a) profit-sharing plan where the employer also maintains a Section 403(b) Group Contract with GWL&A is as described in paragraph 2(a) below.


2. For NQDC and Section 403(b) and 415(m) Retirement Programs.

(a) Under all Group Contracts issued prior to May 1, 1992 pursuant to Section 403(b) and for Group Contracts issued on or after May 1, 1992 pursuant to
Section 403(b) retirement programs other than employer-sponsored plans, as well as any NQDC or Section 415(m) agreements, if any, issued in connection with the above, the Contingent Deferred Sales Charge applicable will be in an amount equal to 6% of the amount distributed, Transferred to Another Company or paid in excess of the "Free Amount." The cumulative total of all Contingent Deferred Sales Charges applied to a Participant Annuity Account will not exceed 6% of all Contributions made within 72 months prior to the date of that partial or total distribution, Transfer to Another Company or payment.


(b) For Group Contracts that were issued in exchange for Group Tax-Sheltered Annuity or Group Deferred Compensation Annuity Contracts of the Great-West Life Assurance Company, with respect to any partial or total distribution, Transfer to Another Company or payment, the cumulative total of all Contingent Deferred Sales Charges applied to a Participant Annuity Account will not exceed an amount equal to:

   (i)6% of all Contributions (excluding the amount initially applied to a Participant Annuity Account from an exchanged contract) made within 72 months prior to the date of that partial or total distribution, Transfer to Another Company or payment, plus

   (ii) an amount which is the result of multiplying the amount initially applied to a Participant Annuity Account from the exchanged contract by the appropriate percentage as chosen from the following chart:

If number of years of coverage
of Participant under Exchanged Contract
and this Contract is:         The percentage shall be:
Less than 5 years                   6%
At least 5 years but less than 10 years   5%
At least 10 years                   4%

(c) For Group Contracts issued pursuant to an employer-sponsored Section 403(b) retirement program on or after May 1, 1992, the Contingent Deferred Sales Charge applicable is as described in paragraph 3 (a) below.


3. For Section 457(b) or (f) Retirement Programs.

(a) For Section 457(b) or (f) Group Contracts issued May 1, 1988 or thereafter and for Section 457 Group Contracts issued prior to May 1, 1988 but amended to incorporate the provision of this paragraph, the Contingent Deferred Sales Charge will be in an amount equal to a percentage of the amount distributed, Transferred to Another Company or paid in excess of the "Free Amount," if any, based on the table below:


Years of Participation
in FutureFunds                The percentage shall be:
0-4                                 5%
5-9                                 4%
10 -14                              3%
15 or more                    0%


(b) For Section 457(b) or (f) Group Contracts issued prior to May 1, 1988 which have not been amended to incorporate the provisions of this paragraph, the Contingent Deferred Sales Charge will not exceed an amount equal to:


   (i)6% of all Contributions (excluding the amount initially applied to a Participant Annuity Account from an exchanged contract) made within 72 months prior to the withdrawal, plus

   (ii) an amount equal to a percentage of the amount distributed, Transferred to Another Company or paid in excess of the "Free Amount," if any, based on the table below:

If number of years of Coverage
of Participant under Exchanged Contract
and this Contract is:          The percentage shall be:
Less than 5 years                   6%
At least 5 years but less than 10 years   5%
At least 10 years                   4%

4. General provisions applicable to the Contingent Deferred Sales Charge.

Regardless of which of the above-noted Contingent Deferred Sales Charge schedules is in effect, the Contingent Deferred Sales Charge applied against distributions, payments or Transfers to Another Company is deducted from the withdrawal payment to the Participant. Thus, for example, if a Participant
Requests a withdrawal of $100, and assuming that the entire withdrawal is subject to a 6% Contingent Deferred Sales Charge, the Participant would receive a payment of $94. The Contingent Deferred Sales Charge shall not exceed 8.5% of Contributions deposited by the Participant into the Group Contracts. Additionally, the Code imposes (with certain exceptions) a penalty tax on distributions prior to age 59 1/2.
(See "Federal Tax Consequences.")

The Contingent Deferred Sales Charge is paid to GWL&A to cover expenses relating to the sale and distribution of the Group Contracts, including commissions, the cost of preparing sales literature, and other promotional activities. In certain circumstances, sales expenses associated with the sale and distribution of a Group Contract may be reduced or eliminated and, in such event, the Contingent Deferred Sales Charge applicable to that Group Contract may likewise be reduced. Whether such a reduction is available will be determined by GWL&A based upon consideration of the following factors: (1) size of the prospective group, (2) projected annual Contributions for all Participants in the group, and (3) frequency of projected distributions. GWL&A will notify a prospective purchaser of its eligibility for a reduction of the Contingent Deferred Sales Charge prior to the acceptance of an application for coverage.

It is possible that the Contingent Deferred Sales Charge will not be sufficient to enable GWL&A to recover all of its distribution expenses. In such case, the loss will be borne by GWL&A out of its general account assets, which will include the profit, if any, derived by GWL&A from the mortality and expense risk charges described herein.

Deductions for Premium Taxes

   GWL&A presently intends to pay any Premium Tax levied by any governmental entity as a result of the existence of the Participant Annuity Account or the Series Account. GWL&A reserves the right to deduct the Premium Tax from Participant Annuity Account Values instead of GWL&A making the Premium Tax payments. Notice will be given to all Participants prior to the imposition of any such deductions from the Participant Annuity Account Values. The applicable Premium Tax rates that states and other governmental entities impose currently range from 0% to 3.5% and are subject to change by the respective state legislatures, by administrative interpretations or by judicial act. Such Premium Taxes will depend, among other things, on the state of residence of a Participant and the insurance tax laws and status of GWL&A in these states when the Premium Taxes are incurred.

Deductions for Assumption of Mortality and Expense Risks

   GWL&A deducts from the daily net asset value of the Series Account an amount, computed daily, for mortality and expense risk. This charge is designed to compensate GWL&A for its assumption of certain mortality, death benefit and expense risks described below. The level of this charge is guaranteed and will not change. However, the amount charged may vary by Contract. Currently, GWL&A issues contracts with the following mortality and expense risk charges:

Mortality    Expense     Total   Mortality
Risk         Risk        and Expense  Risk
                         Charges
1.00%        0.25%       1.25%
0.76%        0.19%       0.95%
0.60%        0.15%       0.75%
0.52%        0.13%       0.65%
0.44%        0.11%       0.55%
0.00%        0.00%       0.00%

   GWL&A's assumption of mortality risk guarantees that the annuity payments made to the Beneficiary or other payee will not be affected by the mortality experience (life span) of persons receiving such payment or of the general population. GWL&A assumes this "mortality risk" by virtue of the fact that annuity rates in effect at the time that any Contributions are made cannot be changed. In addition, if a Participant should die prior to his/her Annuity Commencement Date and 70th birthday, GWL&A is at risk to the extent that the amount of all Contributions made, less any partial distributions, exceed the Participant Annuity Account Value. (See "Accumulation Period: Death Benefit.")

   GWL&A's assumption of expense risks arises when GWL&A guarantees that if the charges for administrative expenses, which cannot be increased by GWL&A, will be insufficient to cover administrative and sales expenses, GWL&A bears that loss.

   In certain circumstances, the risk of adverse mortality and expense experience associated with a Group Contract may be reduced. In such event, the mortality and expense risk charge applicable to that Group Contract may likewise be reduced. Whether such a reduction is available will be determined by GWL&A based upon consideration of the following factors: (1) size of the prospective group, (2) projected annual Contributions for all Participants in the group, (3) frequency of projected distributions, (4) type and frequency of administrative and sales services provided, and (5) level of Contract Maintenance Charge and Contingent Deferred Sales Charge. GWL&A will notify a prospective purchaser of its eligibility for a reduction of the mortality and expense risk charge prior to the acceptance of an application for coverage.

   If the respective mortality and expense risk charge proves insufficient to cover administrative costs in excess of the Contract Maintenance Charge made for administrative expenses, plus any losses from the mortality risk, the loss will be borne by GWL&A; conversely, if the amount deducted proves more than sufficient, the excess will be a profit to GWL&A.

ANNUITY OPTIONS


   An Annuity Commencement Date and the form of annuity payments ("Annuity Options") may be elected at any time during the Accumulation Period. The elections are made by the Participant under a Section 403(b) retirement program (other than an employer-sponsored plan) or the employer or the employee organization under a Section 401(a), a Section 401(k), Section 457 or employer-sponsored 403(b) retirement program. Under Section 403(b), 401(a), 401(k) and 457(b) retirement programs, the Annuity Commencement Date elected generally must, to avoid the imposition of an excise tax, not be later than April 1 of the calendar year following the later of either (i) the calendar year in which the Participant attains age 70 1/2; or (ii) the calendar year in which the Participant retires. Under all of the above-noted retirement programs, it is the responsibility of the Participant to file the necessary Request with GWL&A. Under Section 457(f), 415(m) and NQDC retirement programs, there is no required Annuity Commencement Date.


   The Annuity Commencement Date may be postponed or accelerated, or the election of any of the Annuity Options changed, upon Request received by GWL&A at its Administrative Offices up to 30 days prior to the existing Annuity Commencement Date. If any Annuity Commencement Date elected would be less than 30 days from the date that the Request is received, GWL&A may delay the date elected by not more than 30 days.

   The Group Contracts provide the Annuity Options described below, as well as such other Annuity Options as GWL&A may choose to make available in the future. Except as otherwise noted, the Annuity Options are payable on a variable, fixed or combination basis. More than one Annuity Option may be elected. If no Annuity Option is elected, the Group Contracts automatically provide for variable life annuity (with respect to the variable portion of a Participant Annuity Account) and/or a fixed life annuity (with respect to the fixed portion of a Participant Annuity Account) with 120 monthly payments guaranteed.

   The level of annuity payments under the following options is based upon the option selected and, depending on the option chosen, such factors as the age at which payments begin and the frequency and duration of payments.

Option No. 1: Life Annuity

   This option provides an annuity payable monthly during the lifetime of the payee. It would be possible under this option for the Annuitant to receive no annuity payment if he/she died prior to the date of the first annuity payment, one annuity payment if the Annuitant died before the second annuity payment, etc.

Option No. 2: Life Annuity with Payments Guaranteed for Designated Periods

   This option provides an annuity payable monthly throughout the lifetime of the payee with the guarantee that if, at the death of the payee, payments have been made for less than the designated period, the Beneficiary will receive payments for the remainder of the period. The designated period may be 5, 10, 15, or 20 years. The period generally referred to as "Installment Refund" is available only on a fixed-dollar payment basis.

Option No. 3: Joint and One-Half Survivor

   This option provides an annuity payable during the joint lifetime of the payee and a designated second person, and thereafter during the remaining lifetime of the survivor. After the death of the payee, and while only the designated second person is alive, the amount payable will be one-half the amount paid while both were living. It would be possible under this option for the payee and the Beneficiary to receive no annuity payment if both persons died prior to the date of the first annuity payment, one annuity payment if both persons died before the second annuity payment, etc.

Option No. 4: Income of Specified Payment (available only as fixed-dollar payments)

   Under this option, the amount of the periodic benefit is selected. This amount will be paid to the payee in equal annual, semiannual, quarterly, or monthly installments as elected; provided that the annuity payment period is not less than 36.

Option No. 5: Income for Specified Period (available only as fixed-dollar payments)

   Under this Option, the duration of the periodic benefit is selected (which may not be less than 36 months), and a resulting annuity payment amount will be paid to the payee in equal annual, semiannual, quarterly, or monthly installments, as elected.

Option No. 6: Systematic Withdrawal Payment Option (available only as fixed-dollar payments)

   Under this payment option, the amount, timing and method of payment will be as elected by the payee and agreed to by GWL&A. Payments may be elected on a monthly, quarterly, semi-annual or annual basis. The minimum amount initially applied to this option must be $20,000. There are charges and restrictions which apply. (See the "Systematic Withdrawal Payment Option Rider") to the Group Contract.

Option No. 7: Access Annuity

   Under this payment option, a single premium of $20,000 minimum, the amount, timing and method of payment will be as elected by the payee and agreed to by GWL&A. Payments may be elected on a monthly, quarterly, semi-annual or annual basis. There are charges and restrictions which apply. (See the "Access Annuity Rider" to the Group Contract for additional information.)

Variable Annuity Payments

   Variable annuity payments will be determined on the basis of: (i) the Variable Account Value prior to the Annuity Commencement Date; (ii) the annuity tables contained in the Group Contracts which reflect the age of the Participant; (iii) the type of annuity option(s) selected; and (iv) the investment performance of the underlying mutual fund. The Participant receives the value of a fixed number of Annuity Units each month.

   At a Participant's Annuity Commencement Date, the Participant Annuity Account is credited with Annuity Units for each Variable Sub-Account on which variable annuity payments are based. The number of Annuity Units to be credited is determined by dividing the amount of the first monthly payment by the value of an Annuity Unit as of the fifth Valuation Period prior to the Annuity Commencement Date in each Variable Sub-Account selected. Although the number of Annuity Units is fixed by this process, the value of such units will vary with the value of the underlying mutual fund.

   The dollar amount of the first monthly variable annuity payment is determined by applying the total value of the Accumulation Units credited to a Participant Annuity Account valued as of the fifth Valuation Period prior to the Annuity Commencement Date to the annuity tables contained in the Group Contracts. Amounts shown in the tables are based on a modified 1971 Group Annuity Mortality Table (set back five years) with an assumed investment return at the rate of 3.5% per annum. The first annuity payment is determined by multiplying the benefit per $1,000 of value shown in the Group Contract tables by the number of thousands of dollars of value accumulated under the Variable Account Value of a Participant Annuity Account. These annuity tables vary according to the form of annuity selected and according to the age of the Participant and his/her Annuity Commencement Date.

   The 3.5% interest rate stated above is the measuring point for subsequent annuity payments. If the actual Net Investment Factor (annualized) exceeds 3.5%, the payment will increase at a rate equal to the amount of such excess. Conversely, if the actual rate is less than 3.5%, annuity payments will decrease. If the assumed rate of interest were to be increased, annuity payments would start at a higher level but would increase more slowly or decrease more rapidly.

   The amount of the second and subsequent payment is determined by multiplying the credited fixed number of Annuity Units by the appropriate Annuity Unit value for the fifth Valuation Period preceding the date that payment is due. The Annuity Unit value at the end of any Valuation Period is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of:

(a) the Net Investment Factor of the Variable Sub-Account for the Valuation Period for which the Annuity Unit is being determined, and

(b) a factor of .999905 to neutralize the assumed investment return of 3.5% per year used in the annuity table.

The value of each Variable Sub-Account's Annuity Unit is set initially at $10.00. The value of the Annuity Units is determined as of a Valuation Period five (5) days prior to the payment in order to permit calculation of amounts of annuity payments and mailing of checks in advance of their due date.

Fixed Annuity Payments

   The guaranteed level of fixed annuity payments will be determined on the basis of: (i) the Guaranteed Account Value prior to the Annuity Commencement Date; (ii) the annuity tables contained in the Group Contracts which reflect the age of the Participant; and (iii) the type of annuity option(s) elected. The payment amount may be greater, however, if GWL&A is using a more favorable table as of a Participant's Annuity Commencement Date.

Combination Variable and Fixed Annuity Payments

   If an election is made to receive annuity payments on a combination variable and fixed basis, the Variable Account Value of a Participant Annuity Account will be applied to the variable annuity option elected and the Guaranteed Account Value to the fixed annuity option.

Transfer to Effect Annuity Option Elected


   If the Participant under a Section 403(b) retirement program (other than an employer-sponsored plan) or the employer or the employee organization under a
Section 401(a), Section 401(k), Section 457(b) or (f), Section 415(m), NQDC or employer-sponsored 403(b) retirement program wishes to apply all or part of the Guaranteed Account Value of the Participant Annuity Account to a variable annuity option, or all or a part of the Variable Account Value to a fixed annuity option, a Request to Transfer must be received at GWL&A's Administrative Office prior to the Participant's Annuity Commencement Date. This also applies to a Beneficiary or payee who elects to receive a death benefit under any of the annuity options, and one such Request to Transfer can be submitted by the Beneficiary or payee after the death of the Participant.


Transfer After the Annuity Commencement Date

   Once annuity payments have begun, no Transfers may be made from a fixed annuity payment option to a variable annuity payment option, or vice versa. However, for variable annuity payment options, Transfers may be made among Investment Divisions. Transfers after the Annuity Commencement Date will be made by converting the number of Annuity Units being Transferred to the number of Annuity Units of the variable Sub-Account to which the Transfer is made. The result is the next annuity payment, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payments will reflect changes in the value of the new Annuity Units.

Proof of Age and Survival

   GWL&A may require proof of age or survival of any payee upon whose age or survival payments depend.

Frequency and Amount of Annuity Payments

   Variable annuity payments will be paid as monthly installments; fixed annuity payments will be paid annually, semiannually, quarterly or monthly, as Requested. However, if any payment to be made under any annuity option will be less than $50, GWL&A may make the payments in the most frequent interval which produces a payment of at least $50. If the net amount available to apply under any Annuity Option is less than $2,000, GWL&A may pay it in one lump sum. The maximum amount that may be applied under any Annuity Option without the prior written consent of GWL&A is $1,000,000.

FEDERAL TAX CONSEQUENCES

Introduction


   The Group Contracts are designed for use by employee groups under retirement programs which may qualify for special tax treatment under a NQDC plan, or under
Section 401(a), Section 401(k), Section 403(b), Section 457(b) or (f) or Section 415(m) of the Code.


   The ultimate effect of federal income taxes on the Participant Annuity Account Value, on annuity payments and on the economic benefit to the Participant or Beneficiary depends upon GWL&A's tax status, on the type of retirement program for which the Group Contract is purchased, and upon the tax and employment status of the individual concerned.

   It should be understood that the following discussion is not exhaustive, and is not intended as tax advice. Special rules may apply to certain situations not discussed here. GWL&A intends to comply with the diversification requirements of Code Section 817(h) to assure that the Group Contracts will continue to be treated as annuity contracts for federal income tax purposes. The discussion is based upon GWL&A's understanding of current federal income tax law and no representation is made regarding the likelihood of continuation of current law or of the current interpretations by the Internal Revenue Service. No attempt is made to consider state or other tax laws. The Group Contractholder, Participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the contract comply with applicable laws. For further information, consult a qualified tax adviser.

Taxation of GWL&A

   The Series Account is taxed as a part of GWL&A; not as a "regulated investment company" under Part I of Subchapter M of the Code. GWL&A is taxed on its insurance business in the United States as a life insurance company in accordance with Part I of Subchapter L of the Code. Investment income and realized capital gains on the assets of Series Account are reinvested and are taken into account in determining the Series Account Value. Under existing federal income tax law, such amounts do not result in any tax on GWL&A which will be chargeable to the Participant Annuity Account or the Series Account. GWL&A reserves the right to make a deduction from the Participant Annuity Account for taxes, if any, imposed with respect to such items in the future.

Taxation of Annuities in General

   Code Section 72 governs taxation of annuities in general. A Participant is not taxed on increases (if any) in the value of a Participant Annuity Account until some form of distribution is made. Under Section 72, a total or partial distribution from a Participant Annuity Account will be treated as ordinary income taxable to the extent the amounts held in the Participant Annuity Account immediately before the distribution exceed the "investment in the contract." The investment in the contract is that portion of the Contributions to the Participant Annuity Account which was included in the Participant's gross income in the year contributed, if any. If the Participant begins receiving annuity payments, the Participant is taxed on the portion of the payment that exceeds the investment in the contract. However, because the Participant generally excludes Contributions from gross income under these retirement programs, there generally will be no cost basis (investment in the contract) in the Participant Annuity Account within the meaning of Section 72 of the Code. Thus, the total amount of all payments received will generally be taxable to the Participant. Ordinarily, such taxable portion is taxed at ordinary income tax rates, subject to any income averaging rules applicable to Participants receiving distributions from a Section 401(a) or Section 401(k) plan.


   Currently,  none of the  amounts  contributed  to a  Section  457(b)  or (f),
Section 415(m) or NQDC plan constitute cost basis in the contract. Thus, all amounts distributed to Participants from a Section 457(b) or (f), Section 415(m) or NQDC plan are taxable at ordinary income rates. No special averaging rules apply to distributions from Section 403(b) plans, Section 457(b) or (f) plans or
Section 415(m) plans.

   If a Group Contract is held by a non-natural person (e.g., a corporation), the investment gain on the contract is includable in the entity's income each year unless certain exceptions apply. This rule does not apply where the Group Contract is held under a Section 401(a) plan, a Section 401(k) plan, or a
Section  403(b) plan.  If the employer  maintaining  a Section  457(b) or (f) or
Section 415(m) plan is either a state or local government or a tax-exempt organization, the employer may not be subject to tax on the gain in the contract.


Section 401(a) Qualified Retirement Plans

   Section 401(a) provides special tax treatment for pension, profit-sharing and stock bonus plans established by employers or employee organizations for their employees. All types of employers, including for-profit organizations, tax-exempt organizations and state and local governments, are allowed to establish and maintain Section 401(a) qualified plans. Employer Contributions and any earnings thereon are currently excluded from the Participant's gross income. Section 401(a) plans must satisfy numerous qualification requirements, including limitations on contributions. Generally, the total amount of employer and employee contributions which can be contributed to all of the employer's qualified plans is limited to the lesser of $30,000 or 25% of a Participant's compensation as defined in Section 415. Distributions from the plan are subject to the restrictions contained in the plan document and the Code. Participants should consult with their employer or employee organization as to the applicability of the above limitations and restrictions to their plan.

Section 401(k) Cash or Deferred Arrangements


   Section   401(k)   allows   employers   or  employee   organizations,   rural
cooperatives, Indian tribal governments and rural irrigation and water conservation entities to offer a cash or deferred arrangement to employees under a profit-sharing or stock bonus plan. Generally, state and local governments are not permitted to establish Section 401(k) plans. However, under a grandfather rule, certain plans adopted before certain dates in 1986 may continue to be offered by governmental entities. Pre-tax salary reduction Contributions and any income thereon are currently excluded from the Participant's gross income. Generally, the maximum elective deferral amount that an individual may defer on a pre-tax basis to one or more Section 401(k) plans is limited to $7,000 per year (adjusted for cost-of-living increases) under Section 402(g). Elective deferrals to a Section 401(k) plan must also be aggregated with elective deferrals made by the Participant to a Section 403(b) plan, to a simplified employee pension or to a SIMPLE retirement account. For 1998, the total amount of elective deferrals which can be contributed to all such plans is $10,000. The contribution limits in Section 415 also apply. The amount which a highly compensated employee may contribute may be further reduced to enable the plan to meet the discrimination testing requirements. Amounts contributed to a Section 401(k) plan are subject to FICA and FUTA tax when contributed.


   Pre-tax amounts deferred into the plan within the applicable limits, and the net investment gain, if any, reflected in the Participant Annuity Account Value are includable in a Participant's gross income only for the taxable year when such amounts are paid to the Participant under the terms of the plan. Employee contributions and earnings may not be distributed prior to age 59 1/2, unless the Participant dies, becomes disabled, separates from service or suffers a genuine financial hardship meeting the requirements of the Code. Restrictions apply to the amount which may be distributed for financial hardship. Participants should consult with their employer as to the availability of benefits under the employer's plan.

   Amounts contributed in excess of the above described limits, and the earnings thereon, must be distributed from the plan and included in the Participant's gross income in accordance with IRS rules and regulations. Excess amounts which are not properly corrected can have severe adverse consequences to the plan and may result in additional taxes to the Participant.

Section 403(b) Tax Sheltered Annuities

   Tax-exempt organizations described in Section 501(c)(3) and public educational organizations are permitted to purchase Section 403(b) tax-sheltered annuities for employees. Amounts contributed toward the purchase of such annuities are excluded from the gross income of the Participant in the year contributed to the extent that the contributions do not exceed three separate, yet interrelated contribution limitations.


   Federal income tax is deferred on contributions to the extent that the aggregate amount contributed to a Section 403(b) plan per year for a Participant does not exceed: (1) the exclusion allowance described in Section 403(b)(2); (2) the contribution limit in Section 415; and (3) the elective deferral limitation in Section 402(g) of the Code. Elective deferrals to a Section 403(b) plan must also be aggregated with elective deferrals made by the Participant to a Section 401(k) plan or to a simplified employee pension or to a SIMPLE retirement account. For 1998, the total amount of elective deferrals which can be contributed to all such plans is $10,000. Amounts contributed to a Section 403(b) annuity contract are subject to FICA and FUTA tax when contributed.


   The net investment gain, if any, reflected in a Participant Annuity Account Value is not taxable until received by the Participant or his beneficiary.

   Amounts contributed in excess of the above described limits, and the earnings thereon, must be distributed from the plan and included in the Participant's gross income in accordance with IRS rules and regulations. Excess amounts which are not properly corrected can have severe adverse consequences to the plan and may result in additional taxes to the Participant.

   Pre-1989 contributions to a Section 403(b) annuity contract may be distributed to an employee at any time, subject to a 10% penalty on withdrawals prior to age 59 1/2, unless an exception applies under Section 72(t). Post-1988 contributions and earnings, and the earnings on the December 31, 1988 account balance as well as all amounts transferred from a Section 403(b)(7) custodial account, may not be distributed prior to age 59 1/2, unless the Participant dies, becomes disabled, separates from service or suffers a genuine financial hardship meeting the requirements of the Code. Restrictions apply to the amount which may be distributed for financial hardship.


Section 457(b) Deferred Compensation Plans

   Section 457(b) allows state and local governmental employers and certain tax-exempt organizations to establish and maintain an eligible deferred compensation plan for its employees and independent contractors. Non-governmental tax-exempt organizations may establish eligible deferred compensation plans only for a select group of management or highly compensated employees without violating the funding requirements of ERISA.

   Federal income tax is deferred on contributions to a Section 457(b) plan to the extent that the aggregate amount contributed per year for a Participant does not exceed the lesser of $7,500 (as adjusted for cost-of-living increases) or 33 1/3% of a Participant's includable compensation. For 1998, the maximum amount that maybe contributed is $8,000. Any elective deferral amount excluded from gross income by a Participant under Section 401(k), Section 403(b), a simplified employee pension, or to a SIMPLE retirement account for the taxable year must be treated as an amount deferred under the Section 457(b) plan. Amounts contributed are subject to FICA and FUTA tax when contributed.


   The net investment gain, if any, reflected in a Participant Annuity Account Value is not taxable until received by or made available to the Participant or his beneficiary.

   Amounts contributed in excess of the above described limits, and the earnings thereon, must be distributed from the plan and included in the Participant's gross income. Excess amounts which are not properly corrected can have severe adverse consequences to the plan and may result in additional taxes to the Participant.

   Contributions and earnings may not be distributed prior to the calendar year in which the Participant attains age 70 1/2, unless the Participant, separates from service or suffers a genuine unforeseeable emergency meeting the requirements of the Code and plan document. Restrictions apply to the amount which may be distributed for unforeseeable emergency.


Section 457(f) Excess Benefit Plans

Section 457(f) allows state and local governmental employers to establish and maintain a nonqualified deferred compensation plan, and allows tax-exempt organizations to establish and maintain a nonqualified deferred compensation plan for a select group of management or highly compensated employees under Code
Section 457(f).

A Participant in a 457(f) nonqualified deferred compensation plan is not subject to federal income tax on contributions to the nonqualified plan until the tax year in which the Contributions are made available to the Participant or his beneficiary as provided in the underlying plan document.

The net investment gain, if any, reflected in a Participant Annuity Account Value is not taxable to the Participant until made available to the Participant or his beneficiary as provided in the underlying plan document.

Distributions from the 457(f) are subject to the provisions of the underlying plan.

Section 415(m) Excess Benefit Plans

Section 415(m) allows state and local governmental employers to establish and maintain an excess benefit plan for employees whose benefits are limited by the qualified plan contribution and benefit limits under either Section 415 or
Section 457 of the Code.

A Participant in a 415(m) excess benefit plan is not subject to federal income tax on contributions to the excess benefit plan until the tax year in which the Contributions are made available to the Participant or his beneficiary as provided in the underlying excess benefit plan document.

The net investment gain, if any, reflected in a Participant Annuity Account Value is not taxable to the Participant until made available to the Participant or his beneficiary as provided in the underlying excess benefit plan document.

Distributions from the 415(m) are subject to the provisions of the underlying excess benefit plan.

NQDC Plans

Any employer other than a governmental or tax-exempt employer may establish and maintain a NQDC plan for a select group of management or highly compensated employees under a nonqualified deferred compensation plan ("NQDC").

A Participant in a NQDC plan is not subject to federal income tax on Contributions to the NQDC plan until the tax year in which the Contributions are made available to the Participant or his beneficiary as provided in the underlying nonqualified deferred compensation plan document.

The net investment gain, if any, reflected in a Participant Annuity Account Value is not taxable to the Participant until made available to the Participant or his beneficiary as provided in the underlying nonqualified deferred compensation plan document.

Distributions from the NQDC are subject to the provisions of the underlying NQDC plan.

Under Section 457(f), 415(m), and NQDC retirement programs, if the employer is subject to taxation, the employer may not take a deduction for a Contribution until the year in which Contribution is includible in the gross income of the employee.


Portability

   When the Participant is eligible to take a distribution from a Section 401(a) plan, Section 401(k) plan or Section 403(b) annuity, eligible rollover distributions may be rolled over to an IRA or another qualified plan or Section 403(b) annuity contract or custodial account as provided in the Code. Amounts properly rolled over will not be included in gross income until a subsequent distribution is made.

   For Section 403(b) plans only, Revenue Ruling 90-24 allows participants to transfer funds from one Section 403(b) annuity or custodial account to another
Section 403(b) annuity contract or custodial account with the same or more stringent restrictions without incurring current taxation. If the Section 403(b) plan is employer-sponsored, transfers under Revenue Ruling 90-24 may be restricted to 403(b) providers approved by the plan sponsor.


   Amounts distributed from a NQDC, Section 457(b) or (f) or Section 415(m) plan cannot be rolled over to an IRA or a qualified plan or Section 403(b) plan.


Required Beginning Date/Required Minimum Distributions


   Distributions  from a Section  401(a),  Section  401(k),  Section  403(b) and
Section 457(b)of these retirement programs must begin no later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2; or (ii) the calendar year in which the Participant retires.

   All amounts in a Section 401(a), Section 401(k) and Section 457(b) plan and amounts accruing after December 31, 1986 under Section 403(b) annuities must be distributed in compliance with the minimum distribution requirements. All distributions, regardless of when the amounts accrued, must satisfy the "incidental benefit" or "minimum distribution incidental benefit" rule. If the amount distributed does not meet the minimum requirements, a 50% penalty tax on the amount which was required to be, but was not, distributed may be imposed upon the employee by the IRS under Section 4974. These rules are extremely complex, and the Participant should seek the advice of a competent tax adviser.


Federal Taxation of Distributions

   All payments received from a Section 401(a), Section 401(k) or Section 403(b) annuity contract are normally taxable in full as ordinary income to the Participant. Since premiums derived from salary reduction have not been previously taxed to the Participant, they cannot be treated as a cost basis for the contract. The Participant will have a cost basis for the contract only when after-tax contributions have been made.


   If the Participant takes the entire value in the contract in a single sum cash payment, the full amount received will be ordinary income in the year of receipt unless after-tax contributions were made. If the distribution includes after-tax contributions, the amount in excess of the cost basis will be ordinary income. Special averaging treatment is currently available for lump sum distributions from only Section 401(a) and Section 401(k) plans for tax years beginning before December 31, 1999. A "10-year averaging" procedure may also be available to individuals who attained age 50 before January 1, 1986. For further information regarding lump sum distributions, a competent tax adviser should be consulted.


   Amounts received before the annuity starting date by a Participant who has made after-tax contributions are taxed under a rule that provides for pro rata recovery of cost. Section 72(e)(8). If an employee who has a cost basis for his contract receives life annuity or installment payments, the cost basis will be recovered from the payments under the annuity rules of Section 72. Typically, however, there is no cost basis and the full amount received is taxed as ordinary income in the year distributed.


   All amounts received from a Section 457(b) or (f), Section 415(m) or NQDC plan, whether in the form of total or partial withdrawals or annuity payments are taxed in full as wages to the Participant in the year distributed.


Penalty Taxes

   Penalty taxes may apply to certain  distributions  from Section 401(a) plans,
Section 401(k) plans and Section 403(b) annuities. Distributions made before the Participant attains age 59 1/2 are premature distributions and subject to an additional tax equal to 10% of the amount of the distributions which is includable in gross income in the tax year. However, under Code Section 72(t), the penalty tax may not apply to distributions: (1) made to a beneficiary on or after the death of the Participant; (2) attributable to the Participant's being disabled within the meaning of Code Section 72(m)(7); (3) made as a part of a series of substantially equal periodic payments (at least annually) for the life or life expectancy of the Participant or the joint lives or life expectancies of the Participant and his designated beneficiary; (4) made to a Participant on account of separation from service after attaining age 55; (5) properly made to an alternate payee under a qualified domestic relations order; (6) made to an Participant for medical care, but not in excess of the amount allowable as a medical expense deduction to the Participant for amounts paid during the taxable year for medical care; (7) timely made to correct an excess aggregate contribution; or (8) timely made to reduce an excess elective deferral.


   If exception (3) above is applicable at the time of the distribution but the series of payments is later modified or discontinued (other than because of death or disability) before the Participant reaches age 59 1/2 or, within five years of the date of the first payment, whichever is later, the Participant is liable for the 10% penalty plus interest on all payments received before age 59 1/2. This penalty is imposed in the year the modification or discontinuance occurs. The premature distribution penalty tax does not apply to distributions from a Section 457(b) or (f), Section 415(m) or NQDC plans.

   If the amount distributed during a tax year is less than the minimum required distribution, there is an additional tax imposed on the Participant equal to 50% of the amount that the distribution made in the year falls short of the required amount. Section 4974.


Distributions on Death of Participant


   Distributions  made to a beneficiary  from a Section 401(a),  Section 401(k),
Section 457(b) or Section 403(b) retirement program upon the Participant's death must be made pursuant to the rules contained in Section 401(a)(9) of the Code and the regulations thereunder. Distributions from a Section 457(b) retirement program must also meet the requirements under Section 457(d). Generally, if the Participant dies while receiving annuity payments or other required minimum distributions under the plan and before the entire interest in the account has been distributed, the remainder of his interest must be distributed to the beneficiary at least as rapidly as under the method in effect as of the Participant's date of death.


   If the Participant dies before payments have begun, his entire interest must generally be distributed within five (5) years after the date of death. This five year rule applies to all non-individual beneficiaries. However, if an individual other than the surviving spouse has been designated as beneficiary, payments may be made over the life of that individual or over a period not extending beyond the life expectancy of the beneficiary so long as payments begin on or before December 31 of the year following the year of death. If the beneficiary is the Participant's spouse, distributions are not required to begin until the date the employee would have attained age 70 1/2. If the spouse dies before distributions begin, the rules discussed above will apply as if the spouse were the employee. Participants and beneficiaries should seek competent tax or legal advice about the tax consequences of distributions.

Federal Income Tax Withholding

   Effective January 1, 1993,  certain  distributions from Section 401(a) plans,
Section 401(k) plans and Section 403(b) annuities are defined as "eligible rollover distributions." Generally, any eligible rollover distribution is subject to mandatory income tax withholding at the rate of 20% unless the employee elects to have the distribution paid as a direct rollover to an IRA or to another qualified plan or Section 403(b) annuity contract or custodial account, as applicable. With respect to distributions other than eligible rollover distributions, amounts will be withheld from annuity (periodic) payments at the rates applicable to wage payments and from other distributions at a flat 10% rate, unless the Participant elects not to have federal income tax withheld. All amounts distributed are tax reported on Form 1099-R.


   Distributions to a Participant from a Section 457, Section 415(m) or NQDC plan retain their character as wages and are tax reported on Form W-2. Federal income taxes must be withheld under the wage withholding rules. Participants cannot elect not to have federal income tax withheld. Payments to beneficiaries are not treated as wages and are tax reported on Form 1099-MR. Federal income tax on payments to beneficiaries will be withheld from annuity (periodic) payments at the rates applicable to wage withholding, and from other distributions at a flat 10% rate, unless the beneficiary elects not to have federal income tax withheld.


VOTING RIGHTS

   GWL&A will vote the shares held by the Investment Divisions of the Series Account at regular and special meetings of shareholders of Maxim, American Century, and Fidelity VIP. The Investment Company Act of 1940 (the "1940 Act") and the regulations thereunder, as presently interpreted, require that the shares of the applicable underlying mutual fund be voted in accordance with instructions received from persons having voting interests in the Variable Sub-Accounts and, accordingly, GWL&A will do so. However, if the 1940 Act or any regulation thereunder should be amended, or if the present interpretation thereof should change, and as a result GWL&A determined that it is permitted to vote the shares at its own discretion, GWL&A may elect to do so.


   Prior to the Annuity Commencement Date, the Participant under a Section 403(b) retirement program or the employer under a Section 401(a), Section 401(k), Section 457, Section 415(m) or NQDC retirement program has the voting interest in the Variable Sub-Accounts. After annuity payments begin under a variable annuity option, the payee will have the voting interest.


   The number of votes which a person has the right to cast will be determined by applying his/her percentage interest in a Variable Sub-Account to the total number of votes attributable to the Sub-Account. In determining the number of votes, fractional shares will be recognized. During the annuity payment period, the number of votes attributable to a Participant Annuity Account will decrease as the assets held to fund the annuity payments decrease.

   Voting rights held in respect of a Variable Sub-Account of this Series Account as to which no timely instructions are received, and shares that are not otherwise attributable to persons having voting interests in the Variable Sub-Accounts of this Series Account, will be voted by GWL&A in proportion to the voting instructions which are received with respect to all Participant Annuity Accounts participating in that Sub-Account of this Series Account. Voting instructions to abstain on any item to be voted upon will be applied on a pro rata basis to reduce the votes eligible to be cast. Each person having a voting interest will receive proxy materials, reports and other materials relating to the applicable underlying mutual fund.

DISTRIBUTION OF THE GROUP CONTRACTS

   BCE is the principal underwriter and the distributor of the Group Contracts. BCE is registered with the Securities and Exchange Commission under the
Securities and Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Applications for the Group Contracts will be solicited by duly-licensed insurance agents of Benefits Communication Corporation and/or GWL&A, as well as by independent registered insurance brokers who must also be NASD-registered broker-dealers or representatives thereof.

   The maximum commission as a percentage of the Contributions made under a Group Contract payable to BCE agents, independent registered insurance brokers and other registered broker-dealers is 8.0%. An expense allowance that will not exceed 40% of the maximum commission paid may also be paid. Additionally, effective August 1, 1987, a maximum of 1% of Contributions may also be paid as a persistency bonus to qualifying brokers.

RETURN PRIVILEGE

   Within 15 days after a Participant Certificate under a Section 403(b) retirement program is first mailed, it may be canceled for any reason by delivering or mailing it together with a Request to cancel to GWL&A's
Administrative Offices or to an authorized agent of GWL&A. Upon cancellation, GWL&A will refund all Contributions. No Contingent Deferred Sales Charge or other charge will be deducted.

STATE REGULATION

   As a life insurance company organized and operated under Colorado law, GWL&A is subject to provisions governing such companies and to regulation by the Colorado Commissioner of Insurance. GWL&A's books and accounts are subject to review and examination by the Colorado Insurance Department at all times and a full examination of its operations is conducted by the National Association of Insurance Commissioners ("NAIC") at least once every three years.

RESTRICTIONS UNDER THE TEXAS OPTIONAL RETIREMENT PROGRAM

   Section 36.105 of the Teacher Retirement System of Texas permits Participants in the Texas Optional Retirement Program ("ORP") to redeem their interest in a variable annuity contract issued under the ORP only upon termination of employment in the Texas public institutions of higher education, retirement or death. Accordingly, a Participant in the ORP will be required to obtain a certificate of termination from his/her employer before he/she can redeem his/her Participant Annuity Account.

REPORTS

   As presently required by the 1940 Act and regulations promulgated thereunder, all Participants will be furnished, at least semi-annually, with reports containing such information as may be required under the 1940 Act or by any other applicable law or regulation. In addition, all Participants will be furnished not less frequently than annually with a statement of the Participant Annuity Account Value established in his/her name.

LEGAL PROCEEDINGS

   The Series Account is not engaged in any litigation. GWL&A is not involved in any litigation which would have material adverse effect on the ability of GWL&A to perform its contract with the Series Account.

LEGAL MATTERS


   The organization of GWL&A, its authority to issue variable annuity contracts and the validity of the Group Contract have been passed upon by R. B. Lurie, Vice-President, Counsel and Associate Secretary. Certain legal matters relating to the federal securities laws have been passed upon for GWL&A by Jorden Burt Boros Cicchetti Berenson & Johnson LLP.


REGISTRATION STATEMENT

   A Registration Statement has been filed with the Securities and Exchange Commission, under the Securities Act of 1933 as amended, with respect to the Group Contracts offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and amendments thereto and exhibits filed as a part thereof, to all of which reference is hereby made for further information concerning the Series Account, GWL&A and the Group Contracts. Statements contained in this Prospectus as to the content of Group Contracts and other legal instruments are summaries. For a complete statement of the terms thereof reference is made to such instruments as filed.

STATEMENT OF ADDITIONAL INFORMATION

      The Statement of Additional Information contains more specific information and financial statements relating to the Series Account and GWL&A. The Table of Contents of the Statement of Additional Information is set forth below:

      1.....Custodian and Independent Auditors
      2.....Underwriter
      3.....Calculation of Performance Data
      4.....Financial Statements


      Inquiries and Requests for a Statement of Additional Information should be directed to GWL&A in writing at 8515 E. Orchard Road, Englewood, Colorado 80111, or by telephoning GWL&A at (800) 468-8661 (U.S.) or (303) 689-3360 (Englewood).

                                                         PART B

                                               INFORMATION REQUIRED IN A
                                          STATEMENT OF ADDITIONAL INFORMATION

                                    FUTUREFUNDS SERIES ACCOUNT

                        Group Flexible Premium Variable Annuity Contracts


                                            issued by


                           Great-West Life & Annuity Insurance Company
                                       8515 E. Orchard Road
                                    Englewood, Colorado 80111
                              Telephone: ......(800) 468-8661 (U.S.)
                                    (303) 689-3360 (Englewood)





                                          STATEMENT OF ADDITIONAL INFORMATION






      This Statement of Additional Information is not a Prospectus and should be read in conjunction with the Prospectus, dated May 1, 1998, which is available without charge by contacting Great-West Life & Annuity Insurance Company ("GWL&A") at the above address or at the above telephone number.





                                                      May 1, 1998

                                                   TABLE OF CONTENTS


                                                                  Page

CUSTODIAN AND INDEPENDENT AUDITORS................................B-3
UNDERWRITER.......................................................B-3
CALCULATION OF PERFORMANCE DATA...................................B-3
FINANCIAL STATEMENTS..............................................B-5

                       CUSTODIAN AND INDEPENDENT AUDITORS

 ......A.    Custodian

 ......The assets of FutureFunds  Series Account (the "Series  Account") are held by Great-West Life & Annuity Insurance Company ("GWL&A"). The assets of the Series Account are kept physically segregated and held separate and apart from the general account of GWL&A. GWL&A maintains records of all purchases and redemptions of shares of the Fund. Additional protection for the assets of the Series Account is afforded by blanket fidelity bonds issued to The Great-West Life Assurance Company ("Great-West") in the amount of $25 million, which covers all officers and employees of GWL&A.

 ......B.    Independent Auditors

 ......The  accounting firm of Deloitte & Touche LLP performs certain  accounting and auditing services for GWL&A and the Series Account. The principal business address of Deloitte & Touche LLP is 555 Seventeenth Street, Suite 3600, Denver, Colorado 80202-3942.


 ......The  statement of assets and liabilities of FutureFunds  Series Account as of December 31, 1997, the related statement of operation then ended, the statements of changes in net asset for each of the two years in the period then ended and the consolidated financial statements of GWL&A at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report appearing herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                                      UNDERWRITER


 ......The   offering  of  the  Contracts  is  made  on  a  continuous  basis  by
BenefitsCorp Equities, Inc., a wholly owned subsidiary of GWL&A. Previously, the Contracts were offered through Great-West, an affiliate of GWL&A. No payments were made to Great-West for the years 1995 through 1996 and no payments were made to BCE in 1996 or 1997.


                                            CALCULATION OF PERFORMANCE DATA

A.....Yield  and  Effective  Yield  Quotations  for the Money Market  Investment
Division


 ......The yield quotation for the Money Market Investment  Division set forth in the Prospectus is for the seven-day period ended December 31, 1997 and is computed by determining the net change, exclusive of capital changes, in the
value  of  a  hypothetical   pre-existing   account  having  a  balance  of  one
Accumulation Unit in the Money Market Investment Division at the beginning of the period, subtracting a hypothetical charge reflecting deductions from Participant accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365/7) with the resulting yield figure carried to the nearest hundredth of one percent.

 ......The effective yield quotation for the Money Market Investment Division set forth in the Prospectus is for the seven-day period ended December 31, 1997 and is carried to the nearest hundredth of one percent, computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one Accumulation Unit in the Money Market Investment Division at the beginning of the period, subtracting a
hypothetical  charge  reflecting  deductions  from  Participant  accounts,   and
dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:


 ......EFFECTIVE YIELD = [(BASE PERIOD RETURN +1 365/7]-1.


 ......For  purposes  of  the  yield  and  effective  yield   computations,   the
hypothetical charge reflects all deductions that are charged to all Participant accounts in proportion to the length of the base period, and for any fees that vary with the size of the account, the account size is assumed to be the Money
Market  Investment   Division's  mean  account  size.  The  specific  percentage applicable to a particular withdrawal would depend on a number of factors including the length of time the Contract Owner has participated under the Contracts. (See Administrative Charges, Risk Charges and Other Deductions in the Prospectus.) No deductions or sales loads are assessed upon annuitization under the Contracts. Realized gains and losses from the sale of securities and unrealized appreciation and depreciation of the Money Market Investment Division and the Fund are excluded from the calculation of yield.


B.....Total Return Quotations for All Investment Divisions


 ......The total return quotations for all Investment  Divisions set forth in the
Prospectus are average annual total return quotations for the one, five and ten year periods ended December 31, 1997, or since inception if the portfolio has not been in existence for at least the above listed period of time. The quotations are computed by finding the average annual compounded rates of return over the relevant periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:


 ......P(1+T)n = ERV

 ......Where:......P =         a hypothetical initial payment of $1,000

 ......      ......T =         average annual total return

 ......      ......N =         number of years

 ...... ......ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the particular period at the end of the particular period

For purposes of the total return quotations for these Investment Divisions, the calculations take into effect all fees that are charged to the Contract Value , and for any fees that vary with the size of the account, the account size is assumed to be the respective Investment Divisions' mean account size. The calculations also assume a complete redemption as of the end of the particular period. ......FINANCIAL STATEMENTS

 ......The  consolidated financial statements of GWL&A as contained herein should be considered only as bearing upon GWL&A's ability to meet its obligations under the Contracts, and they should not be considered as bearing on the investment performance of the Series Account. The interest of Contract Owners under the Contracts are affected solely by the investment results of the Series Account.

                                 FUTUREFUNDS SERIES ACCOUNT OF
                                   GREAT-WEST LIFE & ANNUITY
                                       INSURANCE COMPANY


-----------------------------------------------------------------------------


                             FINANCIAL STATEMENTS FOR THE YEARS ENDED
                                   DECEMBER 31, 1997 AND 1996

                                 AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Contract Owners of
    FutureFunds Series Account of
    Great-West Life & Annuity Insurance Company

We have audited the accompanying statement of assets and liabilities of FutureFunds Series Account of Great-West Life & Annuity Insurance Company as of December 31, 1997, and the related statement of operations for the year then ended and the statements of changes in net assets for each of the two years in the period ended, including each of the investment divisions. These financial statements are the responsibility of the Series Account's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the FutureFunds Series Account of Great-West Life & Annuity Insurance Company at December 31, 1997, and the results of its operations for the year then ended, and the changes in its net assets for each of the two years in the period then ended, in conformity with generally accepted accounting principles.




February 12, 1998


FUTUREFUNDS SERIES ACCOUNT OF
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENT OF ASSETS AND LIABILITIES
DECEMBER  31, 1997
--------------------------------------------------------------------------------------------------------------

ASSETS
                                                                          Shares              Cost                Value
Investments in underlying
affiliated funds:
Maxim Series Fund, Inc.                      Aggressive Profile            733,767            $746,250            $697,434
Maxim Series Fund, Inc.                                    Bond         41,425,675          48,059,557          50,205,219
Maxim Series Fund, Inc.                    Conservative Profile            266,080             272,767             268,416
Maxim Series Fund, Inc.                          Corporate Bond         11,860,160          14,114,586          14,209,676
Maxim Series Fund, Inc.                      Founders Blue Chip            604,520             618,739             618,283
Maxim Series Fund, Inc.                            Growth Index            230,257             437,737             426,136
Maxim Series Fund, Inc.                    International Equity         34,628,638          42,555,743          44,275,130
Maxim Series Fund, Inc.                             INVESCO ADR          4,722,382           6,684,218           6,991,049
Maxim Series Fund, Inc.                        INVESCO Balanced         50,576,808          64,893,388          63,665,759
Maxim Series Fund, Inc.                INVESCO Small-Cap Growth         19,261,317          30,378,224          30,731,550
Maxim Series Fund, Inc.           Mid Cap Growth Fund 1 (Janus)         28,427,319          38,487,474          44,153,941
Maxim Series Fund, Inc.                        Moderate Profile          1,080,669           1,100,043           1,044,081
Maxim Series Fund, Inc.           Moderately Aggressive Profile          1,685,584           1,718,041           1,630,969
Maxim Series Fund, Inc.         Moderately Conservative Profile            539,907             551,385             534,975
Maxim Series Fund, Inc.                            Money Market         65,754,369          65,798,871          65,798,865
Maxim Series Fund, Inc.             Small-Cap Aggressive Growth            439,262             738,948             672,760
Maxim Series Fund, Inc.                         Small-Cap Index         10,678,592          13,508,816          13,442,185
Maxim Series Fund, Inc.                 Small-Cap Value (Ariel)          2,238,433           2,581,636           2,049,036
Maxim Series Fund, Inc.                             Stock Index        171,124,459         306,854,329         504,369,841
Maxim Series Fund, Inc.              T Rowe Price Equity/Income         43,318,928          64,604,309          76,248,785
Maxim Series Fund, Inc.             T Rowe Price Mid-Cap Growth          1,072,600           1,161,376           1,187,210
Maxim Series Fund, Inc.                            Total Return                308                 491                 485
Maxim Series Fund, Inc.                US Government Securities         39,043,122          41,179,006          42,626,035
Maxim Series Fund, Inc.                             Value Index            318,290             589,113             577,253

Investments in underlying funds:
Fidelity Investments                            VIP II Asset Manager          1,843,165          28,453,161          33,195,402
Fidelity Investments                                      VIP Growth          1,812,864          54,119,511          67,257,251
American Century VP Funds                                VP Balanced              9,449              76,859              77,860
American Century VP Funds                    VP Capiial Appreciation          4,657,336          47,246,704          45,083,016
                                                                                         ----------------------------------------

Total Investments                                                                           $877,531,282       1,112,038,602
                                                                                    ====================

Other assets and liabilities:
  Premiums due and accrued                                                                                    64,326,763
  Investment income due and accrued                                                                                8,934
  Due to Great-West Life & Annuity Insurance Company                                                         (1,200,989)
                                                                                                     --------------------

NET ASSETS APPLICABLE TO OUTSTANDING UNITS OF CAPITAL (Note 5)                                         $1,175,173,310
                                                                                                      ====================

See notes to financial statements.


FUTUREFUNDS SERIES ACCOUNT OF
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENT OF OPERATIONS
PERIOD TO DECEMBER  31, 1997

-----------------------------------------------------------------------------------------------


                                               Aggressive                 Conservative   Corporate      Founders
                                                 Profile        Bond        Profile         Bond       Blue Chip   Growth Index
                                               Investment    Investment    Investment    Investment    Investment   Investment
                                                Division      Division      Division      Division     Division      Division
                                              -----------------------------------------------------------------------------------

INVESTMENT INCOME                                   $55,485   $3,204,596         $6,936   $1,115,135        $5,229       $12,335
EXPENSES - mortality and expense risks
by category: (Note 3)
                                        0.55              6          113              -          328            22            17
                                        0.75              -          816              -            3             -             -
                                        0.95            119       27,070             27        5,505           127             5
                                        1.25          1,288      606,462            363      123,774         1,070           556
                                              -------------------------------------------------------------------------------------
NET INVESTMENT INCOME (LOSS)                         54,072    2,570,135          6,546      985,525         4,010        11,757
                                              -------------------------------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:
Net realized gain (loss) on                         (6,820)      543,500           (18)       77,462          (68)         (306)
investments

Net change in unrealized appreciation
(depreciation) on investments                      (48,816)    (238,829)        (4,351)       29,024         (456)      (11,601)
                                              -------------------------------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:                             (55,636)      304,671        (4,369)      106,486         (524)      (11,907)
                                              -------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN ASSETS
RESULTING FROM OPERATIONS
                                                   $(1,564)   $2,874,806         $2,177   $1,092,011        $3,486        $(150)
                                              =======================================================  ============================


                                                                                       INVESCO
                                        International   INVESCO ADR      INVESCO      Small-Cap
                                            Equity                      Balanced       Growth
                                          Investment    Investment     Investment    Investment
                                           Division      Division       Division      Division



INVESTMENT INCOME                       $2,322,159      $152,018     $2,250,964    $1,766,793
EXPENSES - mortality and expense risks
by category: (Note 3)
                          0.55             1,403         1,231            471         3,680
                          0.75                29             -             28            15
                          0.95            68,308        14,261         10,072        32,226
                          1.25           453,155        43,491        163,865       235,283
                                      --------------------------------------------------------
NET INVESTMENT INCOME (LOSS)             1,799,264        93,035      2,076,528     1,495,589
                                      --------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:
Net realized gain (loss) on              1,153,675       313,123        167,728       351,389
investments

Net change in unrealized appreciation
(depreciation) on investments          (3,013,852)        74,489    (1,227,107)     1,481,761
                                      --------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:                 (1,860,177)       387,612    (1,059,379)     1,833,150
                                      --------------------------------------------------------

NET INCREASE (DECREASE) IN ASSETS
RESULTING FROM OPERATIONS
                                         $(60,913)      $480,647     $1,017,149    $3,328,739
                                      ==========================================================







See notes to financial statements.                  (Continued)

FUTUREFUNDS SERIES ACCOUNT OF
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENT OF OPERATIONS
PERIOD TO DECEMBER  31, 1997

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Moderately     Moderately
                                                               Mid-Cap      Moderate    Aggressive    Conservative   Money Market
                                                Mid-Cap        Growth       Profile       Profile        Profile
                                               Investment    Investment    Investment    Investment     Investment    Investment
                                               Division       Division     Division      Division       Division       Division
                                            ---------------------------------------------------------------------------------------

INVESTMENT INCOME                                $1,698,372       $1,484       $60,773      $108,202         $16,710    $3,567,394
EXPENSES - mortality and expense
risks by category: (Note 3)
                                      0.55              931           20            27            22               -        60,357
                                      0.75               69            -             -             -               -           239
                                      0.95           47,474          127           199           397              34        40,287
                                      1.25          424,550        1,771         1,299         2,341           1,142       678,491
                                            ---------------------------------------------------------------------------------------
NET INVESTMENT INCOME (LOSS)                      1,225,348        (434)        59,248       105,442          15,534     2,788,020
                                            ---------------------------------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:

Net realized gain (loss) on                       1,298,546        (184)         (481)           769             244             -
investments

Net change in unrealized
appreciation (depreciation) on                    1,803,470       25,834      (55,962)      (87,072)        (16,410)           (1)
investments
                                            ---------------------------------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:                            3,102,016       25,650      (56,443)      (86,303)        (16,166)           (1)
                                            ---------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN ASSETS
RESULTING FROM OPERATIONS
                                                 $4,327,364      $25,216        $2,805       $19,139          $(632)    $2,788,019

                                            =======================================================================================

                                             ---------------------------------------------------------
                                               Small-Cap
                                              Aggressive      Small-Cap     Small-Cap
                                                Growth         Index          Value      Stock Index
                                               Investment    Investment     Investment    Investment
                                                  Division       Division      Division      Division
                                              ---------------------------------------------------------

INVESTMENT INCOME                                $60,877     $2,050,711      $848,641   $28,302,889
EXPENSES - mortality and expense
risks by category: (Note 3)
                                      0.55            16            614           196         3,496
                                      0.75             -             42             7         7,296
                                      0.95            88         16,817           466       300,032
                                      1.25           953        106,516        14,154     5,181,923
                                           ---------------------------------------------------------
NET INVESTMENT INCOME (LOSS)                      59,820      1,926,722       833,818    22,810,142
                                           ---------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:

Net realized gain (loss) on                      (2,079)        294,158        84,918    11,610,075
investments

Net change in unrealized
appreciation (depreciation) on                  (66,188)      (443,226)     (593,634)    82,037,335
investments
                                           ---------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:                          (68,267)      (149,068)     (508,716)    93,647,410
                                           ---------------------------------------------------------

NET INCREASE (DECREASE) IN ASSETS
RESULTING FROM OPERATIONS
                                                $(8,447)     $1,777,654      $325,102
                                                                                       $116,457,552
                                           =========================================================



See notes to financial statements.                           (Continued)

FUTUREFUNDS SERIES ACCOUNT OF
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENT OF OPERATIONS
PERIOD TO DECEMBER  31, 1997

----------------------------------------------------------------------------------------------------------------------------


                                                                                   U.S.
                                              T. Rowe Price                     Government                   VIP II Asset
                                              Equity/Income    Total Return     Securities     Value Index      Manager
                                                Investment       Investment      Investment     Investment     Investment
                                                Division         Division        Division       Division       Division
                                            ---------------------------------------------------------------------------------

INVESTMENT INCOME                                  $4,106,729        $154,305      $2,678,559       $31,553      $2,752,758
EXPENSES - mortality and expense
risks by category: (Note 3)
                                      0.55              4,799               -             121             -           1,517
                                      0.75                 32               -              22             -              33
                                      0.95             54,104           3,098          11,283           129          28,922
                                      1.25            599,509          62,570         505,759           754         305,029
                                            ------------------------------------------------------------------------------------
NET INVESTMENT INCOME (LOSS)                        3,448,285          88,637       2,161,374        30,670       2,417,257
                                            ------------------------------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:
Net realized gain (loss) on                           613,679       1,389,798         467,148           (6)         316,406
investments

Net change in unrealized
appreciation (depreciation) on                      8,955,548       (167,923)         254,146      (11,860)       2,054,831
investments
                                            ------------------------------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:                              9,569,227       1,221,875         721,294      (11,866)       2,371,237
                                            ------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN ASSETS
RESULTING FROM OPERATIONS
                                                  $13,017,512      $1,310,512      $2,882,668       $18,804      $4,788,494
                                            ====================================================================================

                                                                                                 Total
                                                                                              FutureFunds
                                                                              VP Capital        Series
                                               VIP Growth     VP Balanced     Appreciation      Account
                                               Investment      Investment      Investment
                                                Division        Division        Division
                                              ---------------------------------------------------------------

INVESTMENT INCOME                             $1,590,228     $2,698,986       $1,180,014    $62,800,835
EXPENSES - mortality and expense
risks by category: (Note 3)
                                      0.55         5,338              -              534         85,259
                                      0.75            59              -               10          8,700
                                      0.95        61,091         20,690           35,165        778,123
                                      1.25       593,948        467,548          617,165     11,194,729
                                            ------------------------------------------------------------
NET INVESTMENT INCOME (LOSS)                     929,792      2,210,748          527,140     50,734,024
                                            ------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:
Net realized gain (loss) on                      671,214     13,000,609          330,567     32,675,046
investments

Net change in unrealized
appreciation (depreciation) on                 8,849,437    (7,901,556)      (3,873,790)     87,803,241
investments
                                            ------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS:                         9,520,651      5,099,053      (3,543,223)    120,478,287
                                            ------------------------------------------------------------

NET INCREASE (DECREASE) IN ASSETS
RESULTING FROM OPERATIONS
                                             $10,450,443     $7,309,801     $(3,016,083)   $171,212,311
                                            ============================================================


See notes to financial statements.

FUTUREFUNDS SERIES ACCOUNT
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF CHANGES IN NET ASSETS
 YEARS ENDED DECEMBER  31, 1997 AND 1996
------------------------------------------------------------------------------------------------------------------------------

                                                    Aggressive Profile              Bond             Conservative Profile
                                                   Investment Division      Investment Division      Investment Division

                                                      1997       1996        1997         1996         1997        1996
                                                  ----------------------------------------------------------------------------
                                                      (1)                                               (1)
FROM OPERATIONS:
Net investment income (loss)                          $54,072   $          $2,570,135    $2,592,466      $6,546  $
                                                                      -                                                -

   Net realized gain (loss) on investments             (6,820)        -       543,500    (3,117,287)        (18)       -
Net change in unrealized appreciation
(depreciation) in investments                         (48,816)        -      (238,829)    2,070,859      (4,351)       -
                                                  --------------------------------------------------------------------------

Increase (decrease) in net assets
resulting from operations                              (1,564)        -     2,874,806     1,546,038       2,177        -
                                                  --------------------------------------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                            0.55         (150)        -          (698)            -           -        -
                                            0.75            -         -        23,124             -           -        -
                                            0.95       17,685         -       164,358       171,050           -        -
                                            1.25       22,888         -     2,965,833     4,050,582       1,668        -
Redemptions:
                                            0.55            -         -             -             -           -        -
                                            0.75            -         -       (92,337)            -           -        -
                                            0.95            -         -      (285,163)     (230,805)          -        -
                                            1.25         (202)        -    (5,048,198)   (3,614,353)          -        -
Net transfers:
                                            0.55        6,234         -        40,598             -           -        -
                                            0.75            -         -       259,793             -           -        -
                                            0.95       80,628         -      (259,569)      954,068     973,245        -
                                            1.25      584,056         -    (3,442,458)   (3,538,754)    739,731        -
                                                  --------------------------------------------------------------------------
Increase (decrease) in net assets
resulting from unit transactions                      711,139         -    (5,674,717)   (2,208,212)  1,714,644        -
                                                  --------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS                     709,575         -     (2,799,91)     (662,174)  1,716,821        -
NET ASSETS:
  Beginning of period                                       -         -    53,699,199    54,361,373           -        -
                                                  --------------------------------------------------------------------------
  End of period                                      $709,575   $                       $53,699,199              $
                                                                      -   $50,899,288                $1,716,821        -


                                                  ===============================================================

                                                   (1) The Investment Division commenced operations on September 11, 1997



                                                      --------------------------------------------------

                                                          Corporate Bond          Founders Blue Chip
                                                       Investment Division        Investment Division

                                                         1997         1996         1997         1996
                                                       --------------------------------------------------

                                                                                 (1)
FROM OPERATIONS:
Net investment income (loss)                         $985,525      $433,469       $4,010
                                                                                          $
                                                                                                   -
   Net realized gain (loss) on investments             77,462        43,335          (68)          -
Net change in unrealized appreciation                                                              -
(depreciation) in investments                          29,024         8,927         (456)
                                                  ----------------------------------------------------

Increase (decrease) in net assets
resulting from operations                           1,092,011       485,731        3,486           -
                                                  ----------------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                            0.55        4,432             -         (268)          -
                                            0.75          189             -            -           -
                                            0.95      154,238        85,430          649           -
                                            1.25    1,326,569     1,054,079        7,302           -
Redemptions:
                                            0.55            -             -            -           -
                                            0.75            -             -            -           -
                                            0.95      (27,718)      (10,087)           -           -
                                            1.25     (481,887)     (275,907)           -           -
Net transfers:
                                            0.55      106,099             -       19,923           -
                                            0.75        1,250             -            -           -
                                            0.95      438,876       335,996       81,383           -
                                            1.25    6,525,532     2,504,821      837,124           -
                                                  ----------------------------------------------------
Increase (decrease) in net assets
resulting from unit transactions                    8,047,580     3,694,332      946,113           -
                                                  ----------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS                   9,139,591     4,180,063      949,599           -
NET ASSETS:
  Beginning of period                               6,926,503     2,746,440            -           -
                                                  ----------------------------------------------------
  End of period                                   $16,066,094                   $949,599
                                                                $6,926,503                $
                                                                                                   -
                                                                ======================================

See notes to financial statements.                                                                      (Continued)

FUTUREFUNDS SERIES ACCOUNT
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF CHANGES IN NET ASSETS
 YEARS ENDED DECEMBER  31, 1997 AND 1996
-------------------------------------------------------------------------------------------------------------------------------


                                                   Growth Index           International Equity            INVESCO ADR
                                                Investment Division        Investment Division        Investment Division

                                                 1997         1996         1997          1996          1997         1996
                                             ----------------------------------------------------------------------------------
                                                  (1)
FROM OPERATIONS:
Net investment income (loss)                     $11,757                 $1,799,264      $672,932      $93,035       $4,209
                                                           $
                                                                    -
Net realized gain (loss) on investments             (306)           -     1,153,675       612,767      313,123       51,074
Net change in unrealized appreciation
(depreciation) in investments                    (11,601)           -    (3,013,852)    3,632,539       74,489      217,175
                                             ---------------------------------------------------------------------------------

Increase (decrease) in net assets resulting
from operations                                     (150)           -       (60,913)    4,918,238      480,647      272,458
                                             ---------------------------------------------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                        0.55           -            -        (3,513)            -       21,057            -
                                        0.75           -            -         3,486             -          137            -
                                        0.95         860            -       575,958       688,928      716,187      356,285
                                        1.25       6,728            -     5,365,137     5,166,924      895,576      309,810
Redemptions:
                                        0.55           -            -          (867)            -         (527)           -
                                        0.75           -            -             -             -            -            -
                                        0.95           -            -      (303,033)     (173,765)     (42,233)        (351)
                                        1.25           -            -    (2,061,836)     (937,886)    (131,018)      (7,556)
Net transfers:
                                        0.55      16,200            -       414,477             -      354,054            -
                                        0.75           -            -        17,506             -          (67)           -
                                        0.95      17,632            -      (151,478)    2,295,108      325,458      467,272
                                        1.25     488,467            -     4,842,360     3,172,831    1,901,078      959,824
                                             ---------------------------------------------------------------------------------
Increase (decrease) in net assets resulting
 from unit transactions                          529,887            -     8,698,197    10,212,140    4,039,702    2,085,284
                                             ---------------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS                529,737            -     8,637,284    15,130,378    4,520,349    2,357,742

NET ASSETS:
  Beginning of period                                  -            -    36,705,511    21,575,133    2,629,337      271,595
                                             ---------------------------------------------------------------------------------
  End of period                                 $529,737                $45,342,795   $36,705,511   $7,149,686   $2,629,337
                                                           $
                                                                    -
                                             =================================================================================
                                             (1) The Investment Division commenced operations on September 11, 1997


                                             ---------------------------------------------------


                                               INVESCO Balanced      INVESCO Small-Cap Growth
                                              Investment Division       Investment Division

                                                1997        1996         1997          1996
                                             ---------------------------------------------------


FROM OPERATIONS:
Net investment income (loss)                  $2,076,528     $1,136     $1,495,589   $1,507,209


Net realized gain (loss) on investments          167,728         13        351,389      869,697
Net change in unrealized appreciation
(depreciation) in investments                 (1,227,107)      (522)     1,481,761   (1,294,678)
                                             ----------------------------------------------------

Increase (decrease) in net assets resulting
from operations                                1,017,149        627      3,328,739    1,082,228
                                             ----------------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                        0.55      73,716          -         75,127            -
                                        0.75       1,308          -          5,043            -
                                        0.95     177,412        422      1,039,378      461,780
                                        1.25   1,178,392      1,253      4,299,484    2,352,783
Redemptions:
                                        0.55           -          -           (869)           -
                                        0.75           -          -              -            -
                                        0.95     (35,463)         -       (152,961)     (24,167)
                                        1.25    (808,266)         -       (964,322)    (206,098)
Net transfers:
                                        0.55      91,551          -      1,082,305            -
                                        0.75      12,138          -          3,697            -
                                        0.95   4,018,407     42,761      1,198,765    1,355,405
                                        1.25  60,642,781    226,833      6,958,302    6,836,995
                                             ----------------------------------------------------
Increase (decrease) in net assets resulting
 from unit transactions                       65,351,976    271,269     13,543,949   10,776,698
                                             ----------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS             66,369,125    271,896     16,872,688   11,858,926

NET ASSETS:
  Beginning of period                            271,896          -     14,880,551    3,021,625
                                             ----------------------------------------------------
  End of period                                            $271,896    $31,753,239
                                             $66,641,021                            $14,880,551

                                             ====================================================


See notes to financial statements.                                                                                      (Continued)

FUTUREFUNDS SERIES ACCOUNT
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF CHANGES IN NET ASSETS
 YEARS ENDED DECEMBER  31, 1997 AND 1996
--------------------------------------------------------------------------------------------------------------------------------



                                                            Mid-Cap               Mid-Cap Growth         Moderate Profile
                                                      Investment Division       Investment Division     Investment Division
                                                       1997           1996         1997       1996       1997         1996
--------------------------------------------------------------------------------------------------------------------------------
                                                                                   (1)                   (1)
FROM OPERATIONS:
Net investment income (loss)                        $1,225,348      $(369,250)      $(434)  $            $59,248   $
                                                                                                -                          -
Net realized gain (loss) on investments              1,298,546      1,545,637        (184)      -           (481)          -
Net change in unrealized appreciation
(depreciation) in investments                        1,803,470       (232,275)     25,834       -        (55,962)          -
                                                  ------------------------------------------------------------------------------

Increase (decrease) in net assets
resulting from operations                            4,327,364        944,112      25,216       -          2,805           -
                                                  ------------------------------------------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                            0.55        (4,230)             -           -       -              -           -
                                            0.75         4,412              -           -       -              -           -
                                            0.95     1,005,848      1,012,396       3,509       -          8,226           -
                                            1.25     6,760,918      7,335,055      27,987       -         18,584           -
Redemptions:
                                            0.55          (802)             -           -       -              -           -
                                            0.75        (1,795)             -           -       -              -           -
                                            0.95      (322,955)      (125,009)          -       -         (1,113)          -
                                            1.25    (2,410,094)    (1,639,464)       (565)      -              -           -
Net transfers:
                                            0.55       347,794              -      17,795       -         23,167           -
                                            0.75        24,525              -           -       -              -           -
                                            0.95    (1,795,775)     2,714,802     126,716       -        449,026           -
                                            1.25    (3,199,390)     4,960,718   1,275,531       -      1,105,963           -
                                                  ------------------------------------------------------------------------------
Increase (decrease) in net assets
resulting from unit transactions                       408,456     14,258,498   1,450,973       -      1,603,853           -
                                                  ------------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS                    4,735,820     15,202,610   1,476,189       -      1,606,658           -
NET ASSETS:
  Beginning of period                               40,712,403     25,509,793           -       -              -           -
                                                  ==============================================================================
  End of period                                    $45,448,223    $40,712,403               $         $1,606,658   $
                                                                               $1,476,189       -                          -

                                                  ==============================================================================


                                                  ----------------------------------------------------


                                                    Moderately Aggressive    Moderately Conservative
                                                           Profile                   Profile
                                                     Investment Division     Investment Division
                                                      1997          1996          1997        1996
                                                  ----------------------------------------------------

                                                      (1)                         (1)
FROM OPERATIONS:
Net investment income (loss)                        $105,442            $-       $15,534    $
                                                                                                  -
Net realized gain (loss) on investments                  769             -           244          -
Net change in unrealized appreciation
(depreciation) in investments                        (87,072)            -       (16,410)         -
                                                  ----------------------------------------------------

Increase (decrease) in net assets
resulting from operations                             19,139             -          (632)         -
                                                  ----------------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                            0.55           -             -             -          -
                                            0.75           -             -             -          -
                                            0.95       5,464             -         1,493          -
                                            1.25      66,768             -         6,696          -
Redemptions:
                                            0.55           -             -             -          -
                                            0.75           -             -             -          -
                                            0.95           -             -             -          -
                                            1.25        (202)            -             -          -
Net transfers:
                                            0.55      21,359             -             -          -
                                            0.75           -             -             -          -
                                            0.95     549,126             -       543,542          -
                                            1.25   1,381,305             -       540,236          -
                                                  ----------------------------------------------------
Increase (decrease) in net assets
resulting from unit transactions                   2,023,820             -     1,091,967          -
                                                  ----------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS                  2,042,959             -     1,091,335          -
NET ASSETS:
  Beginning of period                                      -             -             -          -
                                                  ====================================================
  End of period                                   $2,042,959     $            $1,091,335
                                                                         -                 $
                                                                                           -
                                                  ====================================================


     (1) The investment Division commenced operations on September 11, 1997

See notes to financial statements          (Continuned)

FUTUREFUNDS SERIES ACCOUNT
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF CHANGES IN NET ASSETS
 YEARS ENDED DECEMBER  31, 1997 AND 1996
-------------------------------------------------------------------------------------------------------------------------
                                                                         Small-Cap Aggressive
                                                     Money Market               Growth              Small-Cap Index
                                                 Investment Division      Investment Division     Investment Division
                                                   1997         1996        1997       1996         1997         1996
                                                                            (1)
FROM OPERATIONS:
Net investment income (loss)                     $2,788,020   $1,951,644    $59,820               $1,926,722     $556,880
                                                                                    $
                                                                                             -
Net realized gain (loss) on investments                   -        4,993    (2,079)          -       294,158      369,918
Net change in unrealized appreciation
(depreciation) in investments                                    (5,000)   (66,188)          -     (443,226)    (128,525)

Increase (decrease) in net assets
resulting from operations                         2,788,019    1,951,637    (8,447)          -     1,777,654      798,273

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                         0.55    18,103,038            -          -          -         (717)            -
                                         0.75         1,114            -          -          -         5,574            -
                                         0.95       874,717      477,308        998          -       263,501      295,598
                                         1.25     5,253,578    6,792,919      8,499          -     1,244,112    1,101,199
Redemptions:
                                         0.55   (1,757,149)            -          -          -             -            -
                                         0.75      (57,999)            -          -          -             -            -
                                         0.95   (1,791,983)    (938,770)          -          -     (108,028)      (4,532)
                                         1.25  (13,486,049)                       -          -     (330,603)    (164,979)
                                                            (11,581,496)
Net transfers:
                                         0.55   (7,682,078)            -     14,792          -       235,972            -
                                         0.75       175,367            -          -          -        16,895            -
                                         0.95    12,426,216    2,231,941     97,275          -        49,995      389,964
                                         1.25    21,992,327    9,186,279    703,885          -     2,648,341    1,347,582
Increase (decrease) in net assets
resulting from unit transactions                 34,051,099    6,168,181    825,449          -     4,025,042    2,964,832

INCREASE (DECREASE) IN NET ASSETS                36,839,118    8,119,818    817,002          -     5,802,696    3,763,105
NET ASSETS:
  Beginning of period                            58,676,835   50,557,017          -          -     8,017,859    4,254,754
  End of period                                 $95,515,953                $817,002              $13,820,555   $8,017,859
                                                             $58,676,835            $
                                                                                             -
                                              ============================================================================


                                                     Small-Cap Value               Stock Index
                                                   Investment Division         Investment Division
                                                     1997         1996          1997           1996


FROM OPERATIONS:
Net investment income (loss)                       $833,818    $(1,151)     $22,810,142    $2,691,090


Net realized gain (loss) on investments              84,918       8,216      11,610,075    26,200,811
Net change in unrealized appreciation
(depreciation) in investments                     (593,634)      56,898      82,037,335    32,068,655

Increase (decrease) in net assets
resulting from operations                           325,102      63,963     116,457,552    60,960,556

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                         0.55            47           -         (8,155)             -
                                         0.75           752           -         181,616             -
                                         0.95        11,637       6,769       1,954,257     1,160,454
                                         1.25       322,405     167,149      20,974,483    20,179,723
Redemptions:
                                         0.55         (569)           -         (2,691)             -
                                         0.75             -           -       (330,681)             -
                                         0.95       (4,700)     (1,835)     (1,253,070)     (815,701)
                                         1.25      (62,824)    (10,398)    (24,245,177)  (15,974,860)

Net transfers:
                                         0.55        64,567           -       1,097,490             -
                                         0.75         3,729           -       1,822,644             -
                                         0.95        33,458      11,271       3,466,326    11,975,501
                                         1.25       846,108    (47,949)      20,337,807     6,075,912
Increase (decrease) in net assets
resulting from unit transactions                  1,214,610     125,007      23,994,849    22,601,029

INCREASE (DECREASE) IN NET ASSETS                 1,539,712     188,970     140,452,401    83,561,585
NET ASSETS:
  Beginning of period                               548,623     359,653     372,447,916   288,886,331
  End of period                                  $2,088,335    $548,623    $512,900,317
                                                                                         $372,447,916

                                               =======================================================


                                              (1) The Investment Division commenced operations on September 11, 1997

See notes to financial statements             (Continuned)

FUTUREFUNDS SERIES ACCOUNT
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF CHANGES IN NET ASSETS
 YEARS ENDED DECEMBER  31, 1997 AND 1996
------------------------------------------------------------------------------------------------------------------------------------

                                                     T. Rowe Price Equity/Income       Total Return             U.S. Government
                                                         Investment Division        Investment Division           Securities
                                                                                                              Investment Division

                                                         1997          1996          1997         1996         1997         1996
------------------------------------------------------------------------------------------------------------------------------------

FROM OPERATIONS:
Net investment income (loss)                          $3,448,285      $726,190      $88,637      $310,515   $2,161,374   $1,994,535

Net realized gain (loss) on investments                  613,679       208,029    1,389,798        88,556      467,148   (2,998,214)
Net change in unrealized appreciation
(depreciation) in investments                          8,955,548             -            -        17,098      254,146    2,046,926
                                                     -------------------------------------------------------------------------------

Increase (decrease) in net assets resulting
from operations                                       13,017,512     2,960,934    1,310,512       416,169    2,882,668    1,043,247
                                                     -------------------------------------------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                                0.55     118,300             -            -             -         (699)           -
                                                0.75       4,298             -            -             -            -            -
                                                0.95   1,244,476       545,683       75,641        69,934      135,760      118,343
                                                1.25   7,997,368     4,332,217      640,255       811,035    3,213,739    4,307,256
Redemptions:
                                                0.55      (7,347)            -            -             -            -            -
                                                0.75           -             -            -             -            -            -
                                                0.95    (183,927)      (35,297)      (3,698)      (21,847)    (135,516)     (54,935)
                                                1.25  (2,374,302)     (377,042)    (212,404)      (62,676)  (3,679,812)  (2,952,145)
Net transfers:
                                                0.55   1,418,011             -            -             -       35,981            -
                                                0.75      13,971             -            -             -        7,500            -
                                                0.95   3,000,349     2,598,762     (447,133)      175,566      (78,588)     739,238
                                                1.25  26,895,044    12,285,188                  1,274,846      478,503     (463,788)
                                                                                 (6,571,730)
                                                     -------------------------------------------------------------------------------
Increase (decrease) in net assets resulting
from unit transactions                                38,126,241    19,349,511                  2,246,858      (23,132)   1,693,969
                                                                                 (6,519,069)
                                                     -------------------------------------------------------------------------------

                                                     -------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS                     51,143,753    22,310,445                  2,663,027    2,859,536    2,737,216
                                                                                 (5,208,557)
NET ASSETS:
  Beginning of period                                 29,470,168     7,159,723    5,213,039     2,550,012   42,030,240   39,293,024
                                                     -------------==================================================================
  End of period                                                    $29,470,168       $4,482    $5,213,039
                                                     $80,613,921                                           $44,889,776  $42,030,240
                                                                  ==================================================================
                                                      ==============================================================================

                                                       --------------------------------------------

                                                             Value Index       VIP II Asset Manager
                                                         Investment Division    Investment Division


                                                          1997      1996       1997         1996
                                                        ----------------------------------------------


                                                        (1)
FROM OPERATIONS:
Net investment income (loss)                           $30,670   $        $2,417,257     $756,883
                                                                     -
Net realized gain (loss) on investments                     (6)      -       316,406      167,595
Net change in unrealized appreciation
(depreciation) in investments                          (11,860)      -     2,054,831    1,319,288
                                                     ----------------------------------------------

Increase (decrease) in net assets resulting
from operations                                         18,804       -     4,788,494    2,243,766
                                                     ----------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:
                                                0.55         -       -       (12,399)           -
                                                0.75         -       -         3,347            -
                                                0.95     1,220       -       342,784      315,113
                                                1.25    12,673       -     3,673,095    3,762,974
Redemptions:
                                                0.55         -       -        (1,517)           -
                                                0.75         -       -             -            -
                                                0.95         -       -      (156,746)    (200,926)
                                                1.25         -       -    (1,483,835)    (482,689)
Net transfers:
                                                0.55         -       -       452,976            -
                                                0.75         -       -         9,432            -
                                                0.95   125,491       -       118,814      986,254
                                                1.25   575,600       -     4,742,476    1,213,953

                                                     ----------------------------------------------
Increase (decrease) in net assets resulting
from unit transactions                                 714,984       -     7,688,427    5,594,679

                                                     ----------------------------------------------

                                                     ----------------------------------------------
INCREASE (DECREASE) IN NET ASSETS                      733,788       -    12,476,921    7,838,445

NET ASSETS:
  Beginning of period                                        -       -    22,016,735   14,178,290
                                                     ==============================================
  End of period                                       $733,788   $                    $22,016,735
                                                                     -   $34,493,656
                                                     ==============================================
                                                     =============================================


                                                      (1) The investment Division commenced operations on September 11, 1997

See notes to financial statements.                    (Continued)

FUTUREFUNDS SERIES ACCOUNT
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF CHANGES IN NET ASSETS
 YEARS ENDED DECEMBER  31, 1997 AND 1996
----------------------------------------------------------------------------------------------------------------


                                                            VIP Growth                    VP Balanced
                                                        Investment Division           Investment Division
                                                        1997           1996            1997           1996
                                                   -------------------------------------------------------------

FROM OPERATIONS:
Net investment income (loss)                           $929,792     $1,210,825     $2,210,748      $1,491,581
Net realized gain (loss) on investments                 671,214        943,820     13,000,609       1,338,172
Net change in unrealized appreciation
(depreciation) in investments                         8,849,437      1,412,489     (7,901,556)      1,868,291
                                                   -------------------------------------------------------------

Increase (decrease) in net assets resulting
from operations                                      10,450,443      3,567,134      7,309,801       4,698,044
                                                   -------------------------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:                           0.55        77,755              -              -               -
                                             0.75        14,885              -              -               -
                                             0.95     1,220,352        926,051        249,863         278,305
                                             1.25     9,036,925      8,049,985      2,715,312       4,601,128
Redemptions:
                                             0.55          (542)             -              -               -
                                             0.75             -              -              -               -
                                             0.95      (370,003)      (169,985)      (218,523)        (85,956)
                                             1.25    (2,927,635)    (1,159,369)    (3,408,929)     (2,842,798)
Net transfers:
                                             0.55     1,644,470              -              -               -
                                             0.75        22,140              -              -               -
                                             0.95       702,169      2,349,470     (3,079,614)      1,395,005
                                             1.25     8,045,048      7,036,571    (52,673,411)       (574,846)
                                                   -------------------------------------------------------------

Increase (decrease) in net assets resulting
from unit transactions                               17,465,564     17,032,723    (56,415,302)      2,770,838
                                                   -------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS                    27,916,007     20,599,857    (49,105,501)      7,468,882
NET ASSETS:
  Beginning of period                                41,507,262     20,907,405     49,183,341      41,714,459
                                                   -------------------------------------------------------------
  End of period                                     $69,423,269    $41,507,262    $77,840         $49,183,341
                                                   =============================================================


                                                  -----------------------------------------------------------------

                                                                    ----------------------------------
                                                       VP Capital Appreciation     Total FutureFunds Series Account
                                                         Investment Division
                                                        1997           1996              1997             1996
                                                  -----------------------------------------------------------------

FROM OPERATIONS:
Net investment income (loss)                           $527,140       $7,859,011       $50,734,024      $24,390,174
Net realized gain (loss) on investments                 330,567        4,172,683        32,675,046       30,509,815
Net change in unrealized appreciation
(depreciation) in investments                        (3,873,790)     (16,089,361)       87,803,241       28,995,499
                                                   ------------------------------------------------------------------

Increase (decrease) in net assets resulting
from operations                                      (3,016,083)      (4,057,667)      171,212,311       83,895,488
                                                   ------------------------------------------------------------------

FROM UNIT TRANSACTIONS (by category):
Purchase payments:                           0.55        (4,508)               -        18,438,135                -
                                             0.75         1,623                -           250,908                -
                                             0.95       487,851          757,115        10,734,322        7,726,964
                                             1.25     5,088,336        8,861,006        83,131,310       83,237,077
Redemptions:
                                             0.55        (5,644)               -        (1,778,524)               -
                                             0.75             -                -          (482,812)               -
                                             0.95      (276,761)        (343,302)       (5,673,594)      (3,237,270)
                                             1.25    (6,577,376)      (4,506,609)      (70,695,536)     (46,796,325)
Net transfers:
                                             0.55       139,256                -           (37,007)               -
                                             0.75         3,593                -         2,394,113                -
                                             0.95    (2,535,177)       2,530,046        20,475,563       33,548,430
                                             1.25   (16,793,362)     (10,278,006)       92,407,254       42,179,010
                                                   ------------------------------------------------------------------

Increase (decrease) in net assets resulting
from unit transactions                              (20,472,169)      (2,979,750)      149,164,132      116,657,886
                                                   ------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS                   (23,488,252)      (7,037,417)      320,376,443      200,553,374
NET ASSETS:
  Beginning of period                                69,859,449       76,896,866       854,796,867      654,243,493
                                                   ------------------------------------------------------------------
  End of period                                     $46,371,197      $69,859,449    $1,175,173,310     $854,796,867
                                                   ==================================================================

See notes to financial statements.                           (Continued)

FUTUREFUNDS SERIES ACCOUNT
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996
---------------------------------------------------------------------------

1.    HISTORY OF THE SERIES ACCOUNT

      The FutureFunds Series Account of Great-West Life & Annuity Insurance Company (the Series Account) is a separate account of Great-West Life & Annuity Insurance Company (the Company) and was established under Kansas law on November 15, 1983. In 1990, the Series Account was amended to conform to and comply with Colorado law in connection with the Company's redomestication to the State of Colorado. The Series Account is registered with the Securities and Exchange Commission as a unit investment trust under the provisions of the Investment Company Act of 1940, as amended.

      The Series Account has various investment divisions that invest in shares of open-end management investment companies as follows:


           FutureFunds Series Account
               Investment Division                                    Underlying Fund Investment
        ----------------------------------    ---------------------------------------------------------------------------

        Aggressive Profile                    Maxim Series Fund, Inc. - Aggressive Profile
        Bond                                  Maxim Series Fund, Inc. - Bond
        Conservative Profile                  Maxim Series Fund, Inc. - Conservative Profile
        Corporate Bond                        Maxim Series Fund, Inc. - Corporate Bond
        Founders Blue Chip                    Maxim Series Fund, Inc. - Founders Blue Chip
        Growth Index                          Maxim Series Fund, Inc. - Growth Index
        International Equity                  Maxim Series Fund, Inc. - International Equity
        INVESCO ADR                           Maxim Series Fund, Inc. - INVESCO ADR
        INVESCO Balanced                      Maxim Series Fund, Inc. - INVESCO Balanced
        INVESCO Small-Cap Growth              Maxim Series Fund, Inc. - INVESCO Small-Cap Growth
        Mid-Cap                               Maxim Series Fund, Inc. - Mid-Cap Growth Fund 1 (Janus)
        Mid-Cap Growth                        Maxim Series Fund, Inc. - T. Rowe Price Mid-Cap Growth
        Moderate Profile                      Maxim Series Fund  Inc. - Moderate Profile
        Moderately Aggressive Profile         Maxim Series Fund, Inc. - Moderately Aggressive Profile
        Moderately Conservative Profile       Maxim Series Fund, Inc. - Moderately Conservative Profile
        Money Market                          Maxim Series Fund, Inc. - Money Market
        Small-Cap Aggressive Growth           Maxim Series Fund, Inc. - Small-Cap Aggressive Growth
        Small-Cap Index                       Maxim Series Fund, Inc. - Small-Cap Index
        Small-Cap Value                       Maxim Series Fund, Inc. - Small-Cap Value (Ariel)
        Stock Index                           Maxim Series Fund, Inc. - Stock Index
        T. Rowe Price Equity/Income           Maxim Series Fund, Inc. - T. Rowe Price Equity/Income
        Total Return                          Maxim Series Fund, Inc. - Total Return
        U.S. Government Securities            Maxim Series Fund, Inc. - U.S. Government Securities
        Value Index                           Maxim Series Fund, Inc. - Value Index
        VIP II Asset Manager                  Fidelity Investments - VIP II Asset Manager
        VIP Growth                            Fidelity Investments - VIP Growth
        VP Balanced                           American Century VP Funds - VP Balanced
        VP Capital Appreciation               American Century VP Funds - VP Capital Appreciation

2.    SIGNIFICANT ACCOUNTING POLICIES

      The following is a summary of significant accounting policies of the Series Account, which are in accordance with the accounting principles generally accepted in the investment company industry.

      Security Transactions - Security transactions are recorded on the trade date. Cost of investments sold is determined on the basis of identified cost.

      Dividend income is accrued as of the ex-dividend date and expenses are accrued on a daily basis.

     Security Valuation - The investments in shares of the underlying funds are valued at the closing net asset value per share as determined by the appropriate portfolio at year-end.

      The cost of investments represents shares of the underlying funds that were purchased by the Series Account. Purchases are made at the net asset value from net purchase payments or through reinvestment of all distributions from the underlying fund.

      Federal Income Taxes - The Series Account income is automatically applied to increase contract reserves. Under the existing federal income tax law, this income is not taxed to the extent that it is applied to increase reserves under a contract. The Company reserves the right to charge the Series Account for federal income taxes attributable to the Series Account if such taxes are imposed in the future.

      Net Transfers - Net transfers include transfers between investment divisions of the Series Account as well as transfers between other investment options of the Company.


3.    CHARGES UNDER THE CONTRACT

      Contact Maintenance Charge - To compensate the Company for administrative services, a contract maintenance charge of not more than $60 is deducted from each participant's account on the first day of each calendar year. If the account is established after the beginning of the year, the charge is deducted on the first day of the next calendar quarter and is prorated for the portion of the year remaining.

      Charges Incurred for Total or Partial Surrenders - Pursuant to the contract, charges will be made for total or partial surrenders of a contract in excess of the "free amount" before the retirement date by a deduction from a participant's account. The "free amount" is an amount equal to 10% of the participant account value at December 31 of the calendar year prior to the partial or total surrender.

     Deductions for Premium Taxes - The Company presently intends to pay any premium tax levied by any governmental entity as a result of the existence of the participant accounts or the Series Account.

      Deductions for Assumption of Mortality and Expense Risk - The Company deducts an amount, computed daily, from the net asset value of the Series Account investments, equal to an annual rate of 1.25%, .95%, .75%, or .55%, depending on the size of the contract. This charge is designed to compensate the Company for its assumption of certain mortality, death benefit and expense risks. The level of this charge is guaranteed and will not change.

4.    RELATED PARTY SERVICES

      The Company's parent, The Great-West Life Assurance Company, served as investment advisor to Maxim Series Fund, Inc. through October 31, 1996. Effective November 1, 1996, a wholly owned subsidiary of the Company, GW Capital Management, Inc., serves as investment advisor. Fees are assessed against the average daily net asset value of the Funds to compensate GW Capital Management, Inc. for investment advisory services.


5.     COMPONENTS OF NET ASSETS APPLICABLE TO OUTSTANDING UNITS OF CAPITAL

      The following is a summary of the net assets applicable to outstanding units of capital at December 31, 1997, for each investment division.

                                                    Units                Unit Value        Total Variable Annuity
                                                                                            Contract Liabilities
                                           -------------------------------------------------------------------------
       Investment Division:

       Aggressive Profile:
         Category 0.55                                   594.163243          $ 10.313849                    $ 6,128
         Category 0.75                                            -            10.307200                          -
         Category 0.95                                 9,576.109013            10.302383                     98,657
         Category 1.25                                58,762.772868            10.292071                    604,790

       Bond:
         Category 0.55                                 3,958.647601            10.484197                     41,503
         Category 0.75                                19,087.435040            10.382714                    198,179
         Category 0.95                               251,460.216018            11.076624                  2,785,330
         Category 1.25                             1,688,345.669689            28.355731                 47,874,276

       Conservative Profile:
         Category 0.55                                            -            10.342389                          -
         Category 0.75                                            -            10.336103                          -
         Category 0.95                                94,228.092845            10.330076                    973,383
         Category 1.25                                72,034.416178            10.320594                    743,438

       Corporate Bond:
         Category 0.55                                10,505.755056            11.210043                    117,770
         Category 0.75                                   140.056287            10.545831                      1,477
         Category 0.95                                84,830.685114            12.574739                  1,066,724
         Category 1.25                               986,392.608321            15.085396                 14,880,123

       Founders Blue Chip:
         Category 0.55                                 1,908.526256            10.476450                     19,995
         Category 0.75                                            -            10.470071                          -
         Category 0.95                                 7,818.570427            10.463937                     81,813
         Category 1.25                                81,095.131866            10.454281                    847,791


                                                    Units                Unit Value        Total Variable Annuity
                                                                                            Contract Liabilities
                                           -------------------------------------------------------------------------
       Investment Division:

       Growth Index:
         Category 0.55                                 1,592.272645          $ 10.464452                   $ 16,662
         Category 0.75                                            -            10.458151                          -
         Category 0.95                                 1,779.768132            10.450771                     18,600
         Category 1.25                                47,353.025744            10.442312                    494,475

       International Equity:
         Category 0.55                                39,222.195171            10.142756                    397,821
         Category 0.75                                 2,087.937654             9.419831                     19,668
         Category 0.95                               557,569.310775            12.393634                  6,910,310
         Category 1.25                             2,831,592.936632            13.425304                 38,014,996

       INVESCO ADR:
         Category 0.55                                34,886.432065            11.145940                    388,842
         Category 0.75                                     7.105621            10.006956                         71
         Category 0.95                               149,143.916166            13.876008                  2,069,522
         Category 1.25                               314,943.721621            14.895521                  4,691,251

       INVESCO Balanced:
         Category 0.55                                14,831.936166            12.531222                    185,862
         Category 0.75                                 1,275.719198            10.634542                     13,567
         Category 0.95                               340,420.995201            12.657379                  4,308,838
         Category 1.25                             4,925,017.356910            12.615743                 62,132,754

       INVESCO Small-Cap Growth:
         Category 0.55                               110,005.544069            11.804299                  1,298,538
         Category 0.75                                   754.640359            11.112101                      8,386
         Category 0.95                               296,221.154870            15.896580                  4,708,903
         Category 1.25                             1,340,084.310740            19.205815                 25,737,412

       Mid-Cap:
         Category 0.55                                34,374.339035            11.233499                    386,144
         Category 0.75                                 2,545.660634            10.999129                     28,000
         Category 0.95                               422,167.921917            12.136106                  5,123,475
         Category 1.25                             2,495,810.835736            15.991037                 39,910,604

       Mid-Cap Growth:
         Category 0.55                                 1,741.247856            10.332079                     17,991
         Category 0.75                                            -            10.325744                          -
         Category 0.95                                12,739.097700            10.319561                    131,462
         Category 1.25                               128,683.855171            10.310047                  1,326,736

       Moderate Profile:
         Category 0.55                                 2,249.508964            10.243391                     23,043

         Category 0.75                                            -            10.237009                          -
         Category 0.95                                44,770.910895            10.230956                    458,049
         Category 1.25                               110,105.334181            10.222628                  1,125,566




                                                    Units                Unit Value        Total Variable Annuity
                                                                                            Contract Liabilities
                                           -------------------------------------------------------------------------
       Investment Division:

       Moderately Aggressive Profile:
         Category 0.55                                 2,109.960328          $ 10.348650                  $  21,835
         Category 0.75                                            -            10.342125                          -
         Category 0.95                                53,828.368354            10.336138                    556,377
         Category 1.25                               141,839.791951            10.326763                  1,464,747

       Moderately Conservative Profile:

         Category 0.55                                            -            10.211819                          -
         Category 0.75                                            -            10.205612                          -

         Category 0.95                                53,438.522311            10.199485                    545,045
         Category 1.25                                53,608.553227            10.190337                    546,290

       Money Market:
         Category 0.55                               875,612.098927            10.468094                  9,165,989
         Category 0.75                                11,698.042093            10.249984                    119,905
         Category 0.95                             1,402,319.600578            10.892709                 15,275,059
         Category 1.25                             3,877,164.136522            18.300747                 70,955,000

       Small-Cap Aggressive Growth:
         Category 0.55                                 1,448.498631            10.027189                     14,524
         Category 0.75                                            -            10.021173                          -
         Category 0.95                                 9,792.139576            10.014227                     98,061
         Category 1.25                                70,399.459585            10.005999                    704,417

       Small-Cap Index:
         Category 0.55                                20,427.361161            12.032979                    245,802
         Category 0.75                                 1,923.320447            11.137868                     21,422
         Category 0.95                               147,236.048776            14.283906                  2,103,106
         Category 1.25                               711,865.973518            16.084805                 11,450,225

       Small-Cap Value:
         Category 0.55                                 5,933.431431            12.716591                     75,453
         Category 0.75                                   395.115253            11.811794                      4,667
         Category 0.95                                 4,787.543292            15.504998                     74,231
         Category 1.25                               113,566.690763            17.029500                  1,933,984

       Stock Index:
         Category 0.55                                94,900.396720            13.147603                  1,247,713
         Category 0.75                               167,748.341315            10.948462                  1,836,586
         Category 0.95                             2,328,852.180913            16.274119                 37,900,018
         Category 1.25                             8,215,445.988314            57.442530                471,916,000

       T. Rowe Price Equity/Income:
         Category 0.55                               136,599.233958            12.812439                  1,750,169
         Category 0.75                                 1,715.124091            11.140360                     19,107
         Category 0.95                               561,621.667181            15.744916                  8,842,686
         Category 1.25                             3,595,375.074029            19.470002                 70,001,959





                                                    Units                Unit Value        Total Variable Annuity
                                                                                            Contract Liabilities
                                           -------------------------------------------------------------------------
       Investment Division:

       Total Return:
         Category 0.95                                     0.004160         $  13.785076               $          -
         Category 1.25                                   285.718047            15.688365                      4,482

       U.S. Government Securities:
         Category 0.55                                 3,531.323159            10.620184                     37,503
         Category 0.75                                   739.298000            10.466902                      7,738
         Category 0.95                               112,314.593391            11.229698                  1,261,259
         Category 1.25                             3,225,407.454358            13.512487                 43,583,276

       Value Index:
         Category 0.55                                            -            10.841692                          -
         Category 0.75                                            -            10.835108                          -
         Category 0.95                                12,307.011476            10.828306                    133,265
         Category 1.25                                55,506.370178            10.818960                    600,523

       VIP II Asset Manager:
         Category 0.55                                41,233.131448            11.999312                    494,769
         Category 0.75                                 1,232.167239            10.744848                     13,240
         Category 0.95                               243,166.128046            14.269010                  3,469,740
         Category 1.25                             2,104,778.426066            14.498394                 30,515,907

       VIP Growth:
         Category 0.55                               157,223.900019            12.280241                  1,930,747
         Category 0.75                                 3,446.984569            10.816912                     37,286
         Category 0.95                               588,801.028003            13.363369                  7,868,365
         Category 1.25                             3,352,899.816540            17.771742                 59,586,871

       VP Balanced:
         Category 0.95                                 3,607.778874            12.975488                     46,813
         Category 1.25                                 1,890.460847            16.412538                     31,027

       VP Capital Appreciation:
         Category 0.55                                14,859.837089             9.621200                    142,969
         Category 0.75                                   449.772952            10.094049                      4,540
         Category 0.95                               331,874.619876             9.006924                  2,989,169
         Category 1.25                             3,207,248.867044            13.480251                 43,234,519

       TOTAL                                                                                         $1,175,173,310
       ----------------------------------------------------------------------------------===========================

FUTUREFUNDS SERIES
6.  SELECTED DATA
The following is a summary of selected data for a unit of capital of the Series Account at the beginning and end of the year and the number of units outstanding at December 31, 1997, 1996, 1995, 1994, and 1993.

                     -------------------------------------------------------------------------------------------------------------

                                         Aggressive Profile                                                       Bond
                      ------------------------------------------------------------------------------------------------------------
                        0.55         0.75       0.95        1.25         0.55            0.75            0.95            1.25

Date Commenced
Operations             09/11/97     09/11/97   09/11/97    09/11/97     01/01/97        06/13/97        12/04/95        11/15/83

1997
 Beginning Unit
Value                   $10.00       $10.00     $10.00      $10.00       $10.00          $10.00          $10.44          $26.82
                     =====================================------------=================================================-----------
Ending Unit Value       $10.31       $10.31     $10.30      $10.29       $10.48          $10.38          $11.08          $28.36
                     =====================================------------=================================================-----------
 Number of Units
Outstanding           594.16         -       9,576.11    58,762.77    3,958.65        19,087.44      251,460.22     1,688,345.67
                     =====================================------------=================================================-----------


1996
 Beginning Unit Value                                                                                     $10.11          $26.05
                                  ==================================================---------------==================--------------
 Ending Unit Value                                                                                        $10.44          $26.82
                                  ==================================================---------------==================--------------
 Number of Units Outstanding                                                                            287,152.67     1,890,635.84
                                  ==================================================---------------==================--------------


1995
 Beginning Unit Value                                                                                     $10.00          $22.89
                                  ==================================================---------------==================---------------
 Ending Unit Value                                                                                        $10.11          $26.05
                                  ==================================================---------------==================---------------
 Number of Units Outstanding                                                                            197,590.07     2,010,468.99
                                  ==================================================---------------==================---------------


1994
 Beginning Unit Value                                                                                                  $23.74
                                  ==============================================================================----------------
 Ending Unit Value                                                                                                   $22.89
                                  ==============================================================================----------------
 Number of Units Outstanding                                                                                      2,102,049.13
                                  ==============================================================================----------------


1993
 Beginning Unit Value                                                                                                $22.14
                                  ==============================================================================----------------
 Ending Unit Value                                                                                                   $23.74
                                  ----------------------------------------------------------------------------------------------
 Number of Units Outstanding                                                                                      2,301,785.20
                                  ----------------------------------------------------------------------------------------------

                                                                                                                  (Continued)

6.  SELECTED DATA

                            --------------------------------------------------------------------------------------------------

                                                Conservative Profile                                              Corporate Bond
                            -------------------------------------------------------------------------------------------------
                                0.55            0.75        0.95            1.25          0.55         0.75       0.95      1.25

Date Commenced Operations     09/11/97        09/11/97    09/11/97        09/11/97      01/01/97     06/13/97   12/04/95  02/02/95

1997
 Beginning Unit Value           $10.00          $10.00      $10.00          $10.00        $10.00       $10.00     $11.26    $13.55
                            ===========================================--------------=====================================----------
 Ending Unit Value              $10.34          $10.34      $10.33          $10.32        $11.21       $10.55     $12.57    $15.09
                            ===========================================--------------=====================================----------
 Number of Units Outstanding      -                -      94,228.09        72,034.42    10,505.76      140.06   84,830.69 986,392.61
                            ===========================================--------------=====================================----------


1996
 Beginning Unit Value                                                                                             $10.30    $12.44
                            ===========================================--------------=====================================----------
 Ending Unit Value                                                                                                $11.26    $13.55
                            ===========================================--------------=====================================----------
 Number of Units Outstanding                                                                                    38,958.69 478,757.71
                            ===========================================--------------=====================================----------


1995
 Beginning Unit Value                                                                                             $10.00    $10.00
                            ===========================================--------------=====================================----------
 Ending Unit Value                                                                                                $10.30    $12.44
                            ===========================================--------------=====================================----------
 Number of Units Outstanding                                                                                      269.42  220,637.10
                            ===========================================--------------=====================================----------


1994
 Beginning Unit Value
                            ===========================================--------------============================-
 Ending Unit Value
                            ===========================================--------------============================-
 Number of Units Outstanding
                            ===========================================----------------=============================-


1993
 Beginning Unit Value
                            ================================================----------------=============================-
 Ending Unit Value
                            ================================================----------------=============================-
 Number of Units Outstanding
                                           -------------------------------------------------------------------------------
                            ---------------

                                                                                                                       (Continued)



6.  SELECTED DATA


                            --------------------------------------------------------------------------------
                                                 Founders Blue Chip                                                   Growth Index
                            --------------------------------------------------------------------------------------------------------
                                0.55            0.75             0.95        1.25        0.55        0.75      0.95       1.25

Date Commenced Operations     09/11/97        09/11/97         09/11/97    09/11/97    09/11/97    09/11/97  09/11/97   09/11/97

1997
 Beginning Unit Value           $10.00          $10.00           $10.00      $10.00      $10.00      $10.00    $10.00     $10.00
                            =============================================------------==================================-------------
 Ending Unit Value              $10.48          $10.47           $10.46      $10.45      $10.46      $10.46    $10.45     $10.44
                            =============================================------------==================================-------------
 Number of Units Outstanding   1,908.53            -            7,818.57    81,095.13   1,592.27        -     1,779.77  47,353.03
                            =============================================------------==================================-------------


1996
 Beginning Unit Value
                            ================================================----------------=================-
 Ending Unit Value
                            ================================================----------------=================-
 Number of Units Outstanding
                            ================================================----------------=================-


1995
 Beginning Unit Value
                            ================================================----------------=================-
 Ending Unit Value
                            ================================================----------------=================
 Number of Units Outstanding
                            ================================================----------------=================


1994
 Beginning Unit Value
                            ================================================----------------=================
 Ending Unit Value
                            ================================================----------------=================
 Number of Units Outstanding
                            ================================================----------------=================


1993
 Beginning Unit Value
                            ================================================----------------=================
 Ending Unit Value
                            ================================================----------------=================
 Number of Units Outstanding
                            ---------------------------------------------------------------------------------







6.  SELECTED DATA


                            -------------------------------------------------------------------------------------------------------

                                                International Equity                                                  INVESCO ADR
                            -------------------------------------------------------------------------------------------------------
                                0.55         0.75       0.95            1.25             0.55        0.75         0.95       1.25

Date Commenced Operations     01/01/97     06/13/97   12/04/95        04/13/94         01/01/97    06/13/97     12/04/95   01/05/95

1997
 Beginning Unit Value           $10.00       $10.00     $12.27          $13.33           $10.00      $10.00       $12.50     $13.46
                            =======================================----------------=====================================------------
 Ending Unit Value              $10.14        $9.42     $12.39          $13.43           $11.15      $10.01       $13.88     $14.90
                            =======================================----------------=====================================------------
 Number of Units Outstanding  39,222.20     2,087.94  557,569.31     2,831,592.94      34,886.43      7.11     149,143.92 314,943.72
                            =======================================----------------=====================================------------


1996
 Beginning Unit Value                                   $10.36          $11.29                                    $10.41     $11.25
                            =======================================----------------========================================--------
 Ending Unit Value                                      $12.27          $13.33                                    $12.50     $13.46
                            =======================================----------------========================================--------
 Number of Units Outstanding                          548,157.84     2,249,181.67                               74,310.25 126,363.18
                            =======================================----------------======================================----------


1995
 Beginning Unit Value                                   $10.00          $10.49                                    $10.00     $10.00
                            =======================================----------------========================================-------
 Ending Unit Value                                      $10.36          $11.29                                    $10.41     $11.25
                            =======================================----------------========================================-----
 Number of Units Outstanding                          290,190.44     1,645,237.34                                1,130.83  23,104.73
                            =======================================----------------========================================


1994
 Beginning Unit Value                                                   $10.00
                            =======================================----------------============
 Ending Unit Value                                                      $10.49
                            =======================================----------------============
 Number of Units Outstanding                                         1,075,821.94
                            =======================================----------------============


1993
 Beginning Unit Value
                            =======================================----------------============
 Ending Unit Value
                            =======================================----------------============
 Number of Units Outstanding
                            -------------------------------------------------------------------



6.  SELECTED DATA


                            ---------------------------------------------------------------------------------------------

                                                  INVESCO Balanced                           INVESCO Small-Cap Growth
                            ----------------------------------------------------------------------------------------------------
                                0.55        0.75        0.95            1.25         0.55        0.75        0.95        1.25

Date Commenced Operations     01/01/97    06/13/97    10/31/96        10/31/96     01/01/97    06/13/97    12/04/95    01/09/95

1997
 Beginning Unit Value           $10.00      $10.00      $10.14          $10.13       $10.00      $10.00      $13.52      $16.38
                            =======================================---------------===================================-------------
 Ending Unit Value              $12.53      $10.63      $12.66          $12.62       $11.80      $11.11      $15.90      $19.21
                            =======================================---------------===================================-------------
 Number of Units Outstanding  14,831.94    1,275.72   340,421.00     4,925,017.36  110,005.54    754.64    296,221.15 1,340,084.31
                            =======================================---------------===================================-------------


1996
 Beginning Unit Value                                            $10.00          $10.00            $10.77      $13.09
                            ================================================----------------===============-------------
 Ending Unit Value                                               $10.14          $10.13            $13.52      $16.38
                            ================================================----------------===============-------------
 Number of Units Outstanding                                    4,262.66        22,568.19        159,393.34  776,719.68
                            ================================================----------------===============-------------


1995
 Beginning Unit Value                                                                                          $10.00      $10.00
                            ================================================----------------===========================-------------
 Ending Unit Value                                                                                             $10.77      $13.09
                            ================================================----------------===========================-------------
 Number of Units Outstanding                                                                                 24,147.18   210,982.04
                            ================================================----------------===========================-------------


1994
 Beginning Unit Value
                            ================================================----------------===========================-------------
 Ending Unit Value
                            ================================================----------------===========================-------------
 Number of Units Outstanding
                            ================================================----------------===========================-------------


1993
 Beginning Unit Value
                            ================================================----------------===========================-------------
 Ending Unit Value
                            ================================================----------------===========================-------------
 Number of Units Outstanding
                            --------------------------------------------------------------------------------------------------------

                                                                                                                        (Continued)




6.  SELECTED DATA


                            ------------------------------------------------------------------------------------------------------

                                                       Mid-Cap                                                   Mid-Cap Growth
                            ------------------------------------------------------------------------------------------------------
                                0.55        0.75          0.95         1.25         0.55        0.75         0.95        1.25

Date Commenced Operations     01/01/97    06/13/97      12/04/95     04/13/94     09/11/97    09/11/97     09/11/97    09/11/97

1997
 Beginning Unit Value           $10.00      $10.00        $10.85       $14.34       $10.00      $10.00       $10.00      $10.00
                            =======================================--------------====================================-------------
 Ending Unit Value              $11.23      $11.00        $12.14       $15.99       $10.33      $10.33       $10.32      $10.31
                            =======================================--------------====================================-------------
 Number of Units Outstanding  34,374.34    2,545.66     422,167.92  2,495,810.84   1,741.25        -       12,739.10   128,683.86
                            =======================================--------------====================================-------------


1996
 Beginning Unit Value                                            $10.34          $13.70
                            ================================================----------------======-
 Ending Unit Value                                               $10.85          $14.34
                            ================================================----------------======-
 Number of Units Outstanding                                   528,556.23     2,440,068.07
                            ================================================----------------======-


1995
 Beginning Unit Value                                            $10.00          $10.96
                            ================================================----------------==================
 Ending Unit Value                                               $10.34          $13.70
                            ================================================----------------==================
 Number of Units Outstanding                                   194,687.27     1,715,174.42
                            ================================================----------------==================


1994
 Beginning Unit Value                                                            $10.00
                            ================================================----------------==================
 Ending Unit Value                                                               $10.96
                            ================================================----------------==================
 Number of Units Outstanding                                                   788,758.55
                            ================================================----------------==================


1993
 Beginning Unit Value
                            ================================================----------------==================
 Ending Unit Value
                            ================================================----------------==================
 Number of Units Outstanding
                            ----------------------------------------------------------------------------------

                                                                                                                (Continued)





6.  SELECTED DATA


                            -------------------------------------------------------------------------------------------------------

                                                  Moderate Profile                                     Moderately Aggressive Profile
                            --------------------------------------------------------------------------------------------------------
                                0.55       0.75         0.95            1.25        0.55        0.75            0.95         1.25

Date Commenced Operations     09/11/97   09/11/97     09/11/97        09/11/97    09/11/97    09/11/97        09/11/97     09/11/97

1997
 Beginning Unit Value           $10.00     $10.00       $10.00          $10.00      $10.00      $10.00          $10.00       $10.00
                            =======================================-------------=========================================----------
 Ending Unit Value              $10.24     $10.24       $10.23          $10.22      $10.35      $10.34          $10.34       $10.33
                            =======================================-------------=========================================----------
 Number of Units Outstanding   2,249.51       -       44,770.91       110,105.33   2,109.96       -           53,828.37   141,839.79
                            =======================================-------------=========================================----------


1996
 Beginning Unit Value
                            =======================================-------------=========================================----------
 Ending Unit Value
                            =======================================-------------========================================---------
 Number of Units Outstanding
                            =======================================-------------========================================---------


1995
 Beginning Unit Value
                            =======================================-------------===============================-------
 Ending Unit Value
                            =======================================-------------===============================-------
 Number of Units Outstanding
                            =======================================-------------===============================-------


1994
 Beginning Unit Value
                            =======================================-------------===============================-------
 Ending Unit Value
                            =======================================-------------===============================-------
 Number of Units Outstanding
                            =======================================-------------===============================-------


1993
 Beginning Unit Value
                            =======================================-------------===============================-------
 Ending Unit Value
                            =======================================-------------===============================-------
 Number of Units Outstanding
                            ------------------------------------------------------------------------------------------

                                                                                                                   (Continued)

6.  SELECTED DATA


                            ------------------------------------------------------------------------------------------------------

                                           Moderately Conservative Profile                                        Money Market
                            ------------------------------------------------------------------------------------------------------
                                0.55        0.75        0.95       1.25         0.55        0.75        0.95         1.25

Date Commenced Operations     09/11/97    09/11/97    09/11/97   09/11/97     01/01/97    06/13/97    12/04/95     11/15/83

1997
 Beginning Unit Value           $10.00      $10.00      $10.00     $10.00       $10.00      $10.00      $10.44       $17.60
                            ===================================-------------=====================================-------------
 Ending Unit Value              $10.21      $10.21      $10.20     $10.19       $10.47      $10.25      $10.89       $18.30
                            ===================================-------------=====================================-------------
 Number of Units Outstanding      -            -      53,438.52   53,608.55   875,612.10  11,698.04  1,402,319.60 3,877,164.14
                            ===================================-------------=====================================-------------


1996
 Beginning Unit Value                                                                                   $10.04       $16.96
                            ================================================----------------=====================-------------
 Ending Unit Value                                                                                      $10.44       $17.60
                            ================================================----------------=====================-------------
 Number of Units Outstanding                                                                          343,499.44  3,129,281.92
                            ================================================----------------=====================-------------


1995
 Beginning Unit Value                                                                                   $10.00       $16.25
                            ================================================----------------=====================-------------
 Ending Unit Value                                                                                      $10.04       $16.96
                            ================================================----------------=====================-------------
 Number of Units Outstanding                                                                          169,096.04  2,880,571.67
                            ================================================----------------=====================-------------


1994
 Beginning Unit Value                                                                                                $15.84
                            ================================================----------------=====================-------------
 Ending Unit Value                                                                                                   $16.25
                            ================================================----------------=====================-------------
 Number of Units Outstanding                                                                                      2,277,816.08
                            ================================================----------------=====================-------------


1993
 Beginning Unit Value                                                                                                $15.60
                            ================================================----------------=====================-------------
 Ending Unit Value                                                                                                   $15.84
                            ================================================----------------=====================-------------
 Number of Units Outstanding                                                                                       684,668.93
                            --------------------------------------------------------------------------------------------------

                                                                                                                  (Continued)


6.  SELECTED DATA


                            -------------------------------------------------------------------------------------------

                                             Small-Cap Aggressive Growth                                         Small-Cap Index
                            ----------------------------------------------------------------------------------------------------
                                0.55         0.75         0.95        1.25         0.55        0.75       0.95         1.25

Date Commenced Operations     09/11/97     09/11/97     09/11/97    09/11/97     01/01/97    06/13/97   12/04/95     03/15/94

1997
 Beginning Unit Value           $10.00       $10.00       $10.00      $10.00       $10.00      $10.00     $11.92       $13.46
                            ======================================-------------====================================-------------
 Ending Unit Value              $10.03       $10.02       $10.01      $10.01       $12.03      $11.14     $14.28       $16.08
                            ======================================-------------====================================-------------
 Number of Units Outstanding   1,448.50         -        9,792.14    70,399.46   20,427.36    1,923.32  147,236.05   711,865.97
                            ======================================-------------====================================-------------


1996
 Beginning Unit Value                                                                                    $10.43       $11.82
                            ================================================----------------======================-------------
 Ending Unit Value                                                                                       $11.92       $13.46
                            ================================================----------------======================-------------
 Number of Units Outstanding                                                                           132,987.33   477,902.35
                            ================================================----------------======================-------------


1995
 Beginning Unit Value                                                                                    $10.00        $9.48
                            ================================================----------------======================-------------
 Ending Unit Value                                                                                       $10.43       $11.82
                            ================================================----------------======================-------------
 Number of Units Outstanding                                                                            72,120.51   296,281.36
                            ================================================----------------======================-------------


1994
 Beginning Unit Value                                                                                                 $10.00
                            ================================================----------------======================-------------
 Ending Unit Value                                                                                                     $9.48
                            ================================================----------------======================-------------
 Number of Units Outstanding                                                                                        152,895.00
                            ================================================----------------======================-------------


1993
 Beginning Unit Value
                            ================================================----------------======================-------------
 Ending Unit Value
                            ================================================----------------======================-------------
 Number of Units Outstanding
                            ---------------------------------------------------------------------------------------------------

                                                                                                                   (Continued)






6.  SELECTED DATA


                            --------------------------------------------------------------------------------------------------------

                                                   Small-Cap Value                                                 Stock Index
                            -------------------------------------------------------------------------------------------------------
                                0.55        0.75         0.95        1.25          0.55        0.75          0.95         1.25

Date Commenced Operations     01/01/97    06/13/97     12/04/95    11/04/94      01/01/97    06/13/97      12/04/95     11/15/83

1997
 Beginning Unit Value           $10.00      $10.00       $12.24      $13.48        $10.00      $10.00        $12.43       $44.00
                            ======================================------------========================================-------------
 Ending Unit Value              $12.72      $11.81       $15.50      $17.03        $13.15      $10.95        $16.27       $57.44
                            ======================================------------========================================-------------
 Number of Units Outstanding   5,933.43     395.12      4,787.54   113,566.69    94,900.40   167,748.34   2,328,852.18 8,215,445.99
                            ======================================------------========================================-------------


1996
 Beginning Unit Value                                            $10.48          $11.58              $10.30       $36.57
                            ================================================----------------==================-------------
 Ending Unit Value                                               $12.24          $13.48              $12.43       $44.00
                            ================================================----------------==================-------------
 Number of Units Outstanding                                    1,652.65        39,184.70         2,057,207.66 7,884,581.79
                            ================================================----------------==================-------------


1995
 Beginning Unit Value                                            $10.00          $10.15              $10.00       $27.30
                            ================================================----------------==================-------------
 Ending Unit Value                                               $10.48          $11.58              $10.30       $36.57
                            ================================================----------------==================-------------
 Number of Units Outstanding                                     164.60         30,919.44          937,180.75  7,636,165.40
                            ================================================----------------==================-------------


1994
 Beginning Unit Value                                                            $10.00                                   $27.61
                            ================================================----------------==========================-------------
 Ending Unit Value                                                               $10.15                                   $27.30
                            ================================================----------------==========================-------------
 Number of Units Outstanding                                                      0.01                                 7,589,448.89
                            ================================================----------------==========================-------------


1993
 Beginning Unit Value                                                                                                     $25.44
                            ================================================----------------==========================-------------
 Ending Unit Value                                                                                                        $27.61
                            ================================================----------------==========================-------------
 Number of Units Outstanding                                                                                           9,325,064.15
                            -------------------------------------------------------------------------------------------------------

                                                                                 (Continued)





6.  SELECTED DATA


                                                                                                             ---------------
                            ------------------------------------------------------------------------------------------------

                                             T. Rowe Price Equity/Income                             Total Return
                            ------------------------------------------------------------------------------------------------
                                0.55            0.75             0.95            1.25             0.95            1.25

Date Commenced Operations     01/01/97        06/13/97         12/04/95        11/09/94         12/04/95        04/20/94

1997
 Beginning Unit Value           $10.00          $10.00           $12.34          $15.30           $11.27          $12.87
                            ================================================----------------=================---------------
 Ending Unit Value              $12.81          $11.14           $15.74          $19.47           $13.79          $15.69
                            ================================================----------------=================---------------
 Number of Units Outstanding  136,599.23       1,715.12        561,621.67     3,595,375.07          -             285.72
                            ================================================----------------=================---------------


1996
 Beginning Unit Value                                            $10.43          $12.98           $10.18          $11.66
                            ================================================----------------=================---------------
 Ending Unit Value                                               $12.34          $15.30           $11.27          $12.87
                            ================================================----------------=================---------------
 Number of Units Outstanding                                   276,648.63     1,702,863.67      26,145.88       382,179.84
                            ================================================----------------=================---------------


1995
 Beginning Unit Value                                            $10.00           $9.85           $10.00          $9.62
                            ================================================----------------=================---------------
 Ending Unit Value                                               $10.43          $12.98           $10.18          $11.66
                            ================================================----------------=================---------------
 Number of Units Outstanding                                    1,324.94       550,610.66        4,862.59       214,442.71
                            ================================================----------------=================---------------


1994
 Beginning Unit Value                                                            $10.00                           $10.00
                            ================================================----------------=================---------------
 Ending Unit Value                                                                $9.85                           $9.62
                            ================================================----------------=================---------------
 Number of Units Outstanding                                                    16,574.29                       58,473.26
                            ================================================----------------=================---------------


1993
 Beginning Unit Value
                            ================================================----------------=================---------------
 Ending Unit Value
                            ================================================----------------=================---------------
 Number of Units Outstanding
                            ------------------------------------------------------------------------------------------------

                                                                                                              (Continued)





6.  SELECTED DATA


                            -------------------------------------------------------------------------------------------------------

                                             U.S. Government Securities                                                 Value Index
                            -------------------------------------------------------------------------------------------------------
                                0.55         0.75        0.95        1.25         0.55        0.75        0.95         1.25

Date Commenced Operations     01/01/97     06/13/97    12/04/95    04/01/85     09/11/97    09/11/97    09/11/97     09/11/97

1997
 Beginning Unit Value           $10.00       $10.00      $10.45      $12.61       $10.00      $10.00      $10.00       $10.00
                            =====================================-------------=====================================------------
 Ending Unit Value              $10.62       $10.47      $11.23      $13.51       $10.84      $10.84      $10.83       $10.82
                            =====================================-------------=====================================------------
 Number of Units Outstanding   3,531.32      739.30    112,314.59 3,225,407.45      -           -        12,307.01    55,506.37
                            =====================================-------------=====================================------------


1996
 Beginning Unit Value                                            $10.15          $12.29
                            ================================================----------------=======================
 Ending Unit Value                                               $10.45          $12.61
                            ================================================----------------=======================
 Number of Units Outstanding                                   119,989.13     3,234,023.68
                            ================================================----------------=======================


1995
 Beginning Unit Value                                            $10.00          $10.71
                            ================================================----------------=======================
 Ending Unit Value                                               $10.15          $12.29
                            ================================================----------------=======================
 Number of Units Outstanding                                   39,695.16      3,165,425.83
                            ================================================----------------=======================


1994
 Beginning Unit Value                                                            $11.21
                            ================================================----------------=======================
 Ending Unit Value                                                               $10.71
                            ================================================----------------=======================
 Number of Units Outstanding                                                  2,756,894.60
                            ================================================----------------=======================


1993
 Beginning Unit Value                                                            $10.38
                            ================================================----------------=======================
 Ending Unit Value                                                               $11.21
                            ================================================----------------=======================
 Number of Units Outstanding                                                  1,892,295.35
                            ---------------------------------------------------------------------------------------

                                                                                                    (Continued)





6.  SELECTED DATA


                            --------------------------------------------------------------------------------------------

                                                VIP II Asset Manager                                                    VIP Growth
                            -------------------------------------------------------------------------------------
                                0.55      0.75            0.95         1.25        0.55         0.75       0.95         1.25

Date Commenced Operations     01/01/97  06/13/97        12/04/95     04/21/94    01/01/97     06/13/97   12/04/95     04/21/94

1997
 Beginning Unit Value           $10.00    $10.00          $11.91       $12.17      $10.00       $10.00     $10.93       $14.57
                            =======================================-------------====================================-------------
 Ending Unit Value              $12.00    $10.74          $14.27       $14.50      $12.28       $10.82     $13.36       $17.77
                            =======================================-------------====================================-------------
 Number of Units Outstanding  41,233.13  1,232.17       243,166.13  2,104,778.43 157,223.90    3,446.98  588,801.03  3,352,899.82
                            =======================================-------------====================================-------------


1996
 Beginning Unit Value                                     $10.49           $10.76                 $9.62            $12.86
                            ==========================================----------------=======================-----------------
 Ending Unit Value                                        $11.91           $12.17                $10.93            $14.57
                            ==========================================----------------=======================-----------------
 Number of Units Outstanding                            220,279.35      1,593,034.53           463,651.69       2,500,808.02
                            ==========================================----------------=======================-----------------


1995
 Beginning Unit Value                                     $10.00            $9.31                $10.00             $9.62
                            ==========================================----------------=======================-----------------
 Ending Unit Value                                        $10.49           $10.76                 $9.62            $12.86
                            ==========================================----------------=======================-----------------
 Number of Units Outstanding                            118,138.13      1,202,943.32           164,201.34       1,502,634.51
                            ==========================================----------------=======================-----------------


1994
 Beginning Unit Value                                                      $10.00                                  $10.00
                            ==========================================----------------=======================-----------------
 Ending Unit Value                                                          $9.31                                        $9.62
                            ==========================================----------------============================------------------
 Number of Units Outstanding                                             768,426.17                                   559,313.44
                            ==========================================----------------============================------------------


1993
 Beginning Unit Value
                            ==========================================----------------============================------------------
 Ending Unit Value
                            ==========================================----------------============================------------------
 Number of Units Outstanding
                            --------------------------------------------------------------------------------------------------------

                                                                                                   (Continued)





6.  SELECTED DATA



                                                                                                             ------------------
                            ---------------------------------------------------------------------------------------------------

                                     VP Balanced                                 VP Capital Appreciation
                            ---------------------------------------------------------------------------------------------------
                                0.95             1.25            0.55            0.75             0.95             1.25

Date Commenced Operations     12/04/95         08/03/92        01/01/97        06/13/97         12/04/95         08/07/92

1997
 Beginning Unit Value           $11.31           $14.36          $10.00          $10.00           $9.40            $14.11
                            ===============-----------------=================================================------------------
 Ending Unit Value              $12.98           $16.41           $9.62          $10.09           $9.01            $13.48
                            ===============-----------------=================================================------------------
 Number of Units Outstanding   3,607.78         1,890.46        14,859.84        449.77         331,874.62     3,207,248.87
                            ===============-----------------=================================================------------------


1996
 Beginning Unit Value           $10.18           $12.96                                           $9.92            $14.93
                            ===============-----------------=================================================------------------
 Ending Unit Value              $11.31           $14.36                                           $9.40            $14.11
                            ===============-----------------=================================================------------------
 Number of Units Outstanding  237,929.35     3,238,207.89                                       585,432.85     4,560,706.32
                            ===============-----------------=================================================------------------


1995
 Beginning Unit Value           $10.00           $10.83                                           $10.00           $11.53
                            ===============-----------------=================================================------------------
 Ending Unit Value              $10.18           $12.96                                           $9.92            $14.93
                            ===============-----------------=================================================------------------
 Number of Units Outstanding  84,634.10       3,153,172.39                                      292,581.15      4,954,474.12
                            ===============-----------------=================================================------------------


1994
 Beginning Unit Value                            $10.90                                                            $11.82
                            ===============-----------------=================================================------------------
 Ending Unit Value                               $10.83                                                            $11.53
                            ===============-----------------=================================================------------------
 Number of Units Outstanding                  2,877,738.22                                                      4,420,493.64
                            ===============-----------------=================================================------------------


1993
 Beginning Unit Value                            $10.25                                                            $10.85
                            ===============-----------------=================================================------------------
 Ending Unit Value                               $10.90                                                            $11.82
                            ===============-----------------=================================================------------------
 Number of Units Outstanding                  1,752,730.91                                                      2,607,850.29
                            ---------------------------------------------------------------------------------------------------

                                                               (Continued)

7.   CHANGE IN SHARES

     The following is a summary of the net change in total investment shares held in each of the respective underlying funds:

                         For the Year Ended December 31,
                                                           ----------------------------------------------------------------
                                                                        1997                            1996
                                                           ----------------------------------------------------------------

     American Century VP Funds  - VP Balanced                                  (6,425,711)                         774,557
     American Century VP Funds  - VP Captial Appreciation                      (2,074,068)                         556,746
     Fidelity Investments  - VIP Growth                                            523,467                         623,502
     Fidelity Investments  - VIP II Asset Manager                                  587,289                         400,002
     Maxim  - Aggressive Profile                                                   733,767                               -
     Maxim  - Bond                                                             (2,778,122)                         723,506
     Maxim  - Conservative Profile                                                 266,080                               -
     Maxim  - Corporate Bond                                                     6,144,022                       3,811,747
     Maxim  - Founders Blue Chip                                                   604,520                               -
     Maxim  - Growth Index                                                         230,257                               -
     Maxim  - International Equity                                               7,421,032                       9,049,497
     Maxim  - INVESCO ADR                                                        2,862,605                       1,652,269
     Maxim  - INVESCO Balanced                                                  50,376,146                         200,662
     Maxim  - INVESCO Small-Cap Growth                                           9,219,267                       7,884,395
     Maxim  - Mid Cap Growth Fund 1 (Janus)                                        677,464                       9,949,156
     Maxim  - Moderate Aggressive Profile                                        1,685,584                               -
     Maxim  - Moderate Conservative Profile                                        539,907                               -
     Maxim  - Moderate Profile                                                   1,080,669                               -
     Maxim  - Money Market                                                      10,456,507                      13,156,918
     Maxim  - Small-Cap Aggressive Growth                                          439,262                               -
     Maxim  - Small-Cap Index                                                    4,341,209                       2,894,941
     Maxim  - Small-Cap Value (Ariel)                                            1,816,649                          93,128
     Maxim  - Stock Index                                                       14,926,728                      12,694,531
     Maxim  - T Rowe Price Equity/Income                                        23,900,703                      14,243,969
     Maxim  - T Rowe Price Mid-Cap Growth                                        1,072,600                               -
     Maxim  - Total Return                                                     (3,703,605)                       1,927,590
     Maxim  - US Government Securities                                           1,344,428                       4,400,340
     Maxim  - Value Index                                                          318,290                               -



                     GREAT-WEST   LIFE   &   ANNUITY   INSURANCE   COMPANY   (A
                      wholly-owned subsidiary of The Great-West Life Assurance Company)

                      Consolidated Financial Statements for the
                      Years Ended December 31, 1997, 1996, and 1995 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholder of Great-West Life & Annuity Insurance Company:

We have audited the accompanying consolidated balance sheets of Great-West Life & Annuity Insurance Company (a wholly-owned subsidiary of The Great-West Life Assurance Company) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Great-West Life & Annuity Insurance Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




January 23, 1998

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------

ASSETS                                                                     1997              1996
------
                                                                       --------------   ---------------

INVESTMENTS:
  Fixed Maturities:
    Held-to-maturity,  at amortized cost (fair value $2,151,476 and $     2,082,716   $    1,992,681
$2,041,064)
    Available-for-sale,  at fair value  (amortized  cost $6,541,422       6,698,629        6,206,478
and $6,151,519)
  Common stock                                                               39,021           19,715
  Mortgage loans on real estate, net                                      1,235,594        1,487,575
  Real estate, net                                                           93,775           67,967
  Policy loans                                                            2,657,116        2,523,477
  Short-term  investments,  available-for-sale  (cost  approximates         399,131          419,008
fair value)
                                                                       --------------   ---------------

      Total Investments                                                  13,205,982       12,716,901

Cash                                                                        126,278          125,182
Reinsurance receivable                                                       84,364          196,958
Deferred policy acquisition costs                                           255,442          282,780
Investment income due and accrued                                           165,827          198,441
Other assets                                                                121,543           57,244
Premiums in course of collection                                             77,008           74,693
Deferred income taxes                                                       193,820          214,404
Separate account assets                                                   7,847,451        5,484,631
                                                                       --------------   ---------------









TOTAL ASSETS                                                        $    22,077,715   $   19,351,234
                                                                       ==============   ===============



See notes to consolidated financial statements.



-------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY                                       1997              1996
------------------------------------
                                                                       --------------   ---------------

POLICY BENEFIT LIABILITIES:
    Policy reserves                                                  $   11,102,719   $   11,022,595
    Policy and contract claims                                              375,499          372,327
    Policyholders' funds                                                    165,106          153,867
    Experience refunds                                                       84,935           87,399
    Provision for policyholders' dividends                                   62,937           51,279

GENERAL LIABILITIES:
    Due to Parent Corporation                                               126,656          151,431
    Repurchase agreements                                                   325,538          286,736
    Commercial paper                                                         54,058           84,682
    Other liabilities                                                       605,032          488,818
    Undistributed earnings on
      participating business                                                141,865          133,255
    Separate account liabilities                                          7,847,451        5,484,631
                                                                       --------------   ---------------

      Total Liabilities                                                  20,891,796       18,317,020
                                                                       --------------   ---------------

STOCKHOLDER'S EQUITY:
    Preferred stock, $1 par value,
       50,000,000 shares authorized:
            Series A, cumulative, 1500 shares authorized,
              liquidation value of $100,000 per share,
              600 shares issued and outstanding                              60,000           60,000
            Series B, cumulative, 1500 shares authorized,
              liquidation value of $100,000 per share,
              200 shares issued and outstanding                              20,000           20,000
            Series C, cumulative, 1500 shares authorized,
              none outstanding
            Series D, cumulative, 1500 shares authorized,
              none outstanding
            Series E, non-cumulative, 2,000,000
              shares authorized, issued, and outstanding,                    41,800           41,800
              liquidation value of $20.90 per share
    Common stock, $1 par value; 50,000,000 shares authorized;
       7,032,000 shares issued and outstanding                                7,032            7,032
    Additional paid-in capital                                              690,748          664,265
    Unrealized gains (losses) on securities available-for-sale, net          52,807           14,951
    Retained earnings                                                       313,532          226,166
                                                                       --------------   ---------------

      Total Stockholder's Equity                                          1,185,919        1,034,214
                                                                       --------------   ---------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                           $   22,077,715   $   19,351,234

                                                                       ==============   ===============


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------

                                                             1997            1996            1995
                                                         -------------   -------------   -------------
REVENUES:
  Annuity contract charges and premiums                $     115,054   $      91,881   $      79,816
  Life, accident, and health premiums earned (net of
premiums
    ceded (recaptured) totaling $(94,646), $(104,250)
    and $60,880)                                           1,163,855       1,107,367         987,611
  Net investment income                                      897,572         836,642         835,046
  Net realized gains (losses) on investments                   9,800         (21,078)          7,465
                                                         -------------   -------------   -------------

                                                           2,186,281       2,014,812       1,909,938
                                                         -------------   -------------   -------------
BENEFITS AND EXPENSES:
  Life and other policy benefits (net of reinsurance
    recoveries totaling $44,871, $52,675,
    and $43,574)                                             543,903         515,750         557,469
  Increase in reserves                                       245,811         229,198          98,797
  Interest paid or credited to contractholders               527,784         561,786         562,263
  Provision for policyholders' share of earnings
(losses)
    on participating business                                  3,753              (7)          2,027
  Dividends to policyholders                                  63,799          49,237          48,150
                                                         -------------   -------------   -------------

                                                           1,385,050       1,355,964       1,268,706

  Commissions                                                102,150         106,561         122,926
  Operating expenses                                         419,616         336,719         314,810
  Premium taxes                                               23,108          25,021          26,884
                                                                         -------------   -------------
                                                         -------------
                                                           1,929,924       1,824,265       1,733,326

INCOME BEFORE INCOME TAXES                                   256,357         190,547         176,612
                                                         -------------   -------------   -------------

PROVISION FOR INCOME TAXES:
   Current                                                   103,794          77,134          88,366
   Deferred                                                   (6,197)        (21,162)        (39,434)
                                                         -------------   -------------   -------------

                                                              97,597          55,972          48,932
                                                         -------------   -------------   -------------

NET INCOME                                             $     158,760   $     134,575   $     127,680
                                                         =============   =============   =============












See notes to consolidated financial statements.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
(Dollars in Thousands)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Net
                                                                                         Additional  Unrealized
                                              Preferred Stock         Common Stock        Paid-In      Gains      Retained
                                  ---------------------- ---------------------
                                   Shares      Amount      Shares     Amount     Capital     (Losses)    Earnings       Total
                                  ----------  ---------- -----------  --------  ----------  -----------  ----------  ------------

BALANCE, JANUARY 1, 1995          2,000,800 $  121,800   7,032,000  $   7,032 $   657,265 $   (78,427) $    69,561 $   777,231

Change in net unrealized
gains (losses)                                                                                137,190                  137,190

Dividends                                                                                                  (48,980)    (48,980)

Net income                                                                                                 127,680     127,680
                                  ----------  ---------- -----------  --------  ----------  -----------  ----------  ------------

BALANCE, DECEMBER 31, 1995        2,000,800    121,800   7,032,000      7,032     657,265      58,763      148,261     993,121

Change in net unrealized
gains (losses)                                                                                 (43,812)                 (43,812)

Capital contributions                                                               7,000                                7,000

Dividends                                                                                                  (56,670)    (56,670)

Net income                                                                                                 134,575     134,575
                                  ----------  ---------- -----------  --------  ----------  -----------  ----------  ------------

BALANCE, DECEMBER 31, 1996        2,000,800    121,800   7,032,000      7,032     664,265      14,951      226,166   1,034,214

Change in net unrealized
gains (losses)                                                                                  37,856                   37,856

Capital contributions                                                              26,483                               26,483

Dividends                                                                                                  (71,394)    (71,394)

Net income                                                                                                 158,760     158,760
                                  ----------  ---------- -----------  --------  ----------  -----------  ----------  ------------

BALANCE, DECEMBER 31, 1997        2,000,800 $  121,800   7,032,000  $   7,032 $   690,748 $    52,807  $   313,532 $ 1,185,919
                                  ==========  ========== ===========  ========  ==========  ===========  ==========  ============


See notes to consolidated financial statements.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------

                                                            1997             1996            1995
                                                        --------------   -------------   -------------

OPERATING ACTIVITIES:
    Net income                                        $      158,760   $      134,575  $      127,680
    Adjustments to reconcile net income to
      net cash provided by operating activities:
       Gain (loss) allocated to participating                  3,753               (7)          2,027
policyholders
       Amortization of investments                               409           15,518          26,725
       Realized losses (gains) on disposal of
investments
           and provisions for mortgage loans and              (9,800)          21,078          (7,465)
real estate
       Amortization                                           46,929           49,454          49,464
       Deferred income taxes                                  (6,224)         (20,258)        (39,763)
    Changes in assets and liabilities:
        Policy benefit liabilities                           498,114          358,393         346,975
        Reinsurance receivable                               112,594          136,966         (38,776)
        Accrued interest and other receivables                30,299           24,778         (17,617)
        Other, net                                            58,865           (8,076)          8,834
                                                        --------------   -------------   -------------
                 Net cash provided by operating              893,699          712,421         458,084
activities
                                                        --------------   -------------   -------------

INVESTING ACTIVITIES:
    Proceeds from sales, maturities, and
        redemptions of investments:
        Fixed maturities
             Held-to-maturity
                Sales                                                                          18,821
                Maturities and redemptions                   359,021          516,838         655,993
             Available-for-sale
                Sales                                      3,174,246        3,569,608       4,211,649
                Maturities and redemptions                   771,737          803,369         253,747
        Mortgage loans                                       248,170          235,907         260,960
        Real estate                                           36,624            2,607           4,401
        Common stock                                          17,211            1,888
    Purchases of investments:
        Fixed maturities
             Held-to-maturity                               (439,269)        (453,787)       (490,228)
             Available-for-sale                           (4,314,722)      (4,753,154)     (4,932,566)
        Mortgage loans                                        (2,532)         (23,237)           (683)
        Real estate                                          (64,205)         (15,588)         (5,302)
        Common stock                                         (29,608)         (12,113)         (4,218)
                                                        --------------   -------------   -------------
                 Net cash used in investing                 (243,327)        (127,662)        (27,426)
activities
                                                        --------------   -------------   -------------






                                                                                         (Continued)

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------

                                                             1997            1996            1995
                                                         -------------   -------------   -------------

FINANCING ACTIVITIES:
   Contract withdrawals, net of deposits               $    (577,538)  $    (413,568)  $    (217,190)
   Due to Parent Corporation                                 (19,522)          1,457          (9,143)
   Dividends paid                                            (71,394)        (56,670)        (48,980)
   Net commercial paper repayments                           (30,624)           (172)         (4,832)
   Net repurchase agreements (repayments) borrowings          38,802         (88,563)       (191,195)
   Capital contributions                                      11,000           7,000
                                                         -------------   -------------   -------------
              Net cash used in financing activities         (649,276)       (550,516)       (471,340)
                                                         -------------   -------------   -------------

NET INCREASE (DECREASE) IN CASH                                1,096          34,243         (40,682)

CASH, BEGINNING OF YEAR                                      125,182          90,939         131,621
                                                         -------------   -------------   -------------

CASH, END OF YEAR                                      $     126,278   $     125,182   $      90,939
                                                         =============   =============   =============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION
     Cash paid during the year for:
       Income taxes                                    $      86,829   $     103,700   $      83,841
       Interest                                               15,124          15,414          17,016






















See notes to consolidated financial statements.                     (Concluded)

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995 (Amounts in Thousands, except Share Amounts)
--------------------------------------------------------------------------------

1.      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

        Organization - Great-West Life & Annuity Insurance Company (the Company) is a wholly-owned subsidiary of The Great-West Life Assurance Company (the Parent Corporation). The Company is an insurance company domiciled in the State of Colorado. The Company offers a wide range of life insurance, health insurance, and retirement and investment products to individuals, businesses, and other private and public organizations throughout the United States.

        Basis of Presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

        Investments - Investments are reported as follows:

        1. Management determines the classification of fixed maturities at the time of purchase. Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost unless fair value is less than cost and the decline is deemed to be other than temporary, in which case they are written down to fair value and a new cost basis is established.

               Fixed maturities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the net unrealized gains and losses reported as a separate component of stockholder's equity. The net unrealized gains and losses in derivative financial instruments used to hedge available-for-sale securities are included in the separate component of stockholder's equity.

               The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts using the effective interest method over the estimated life of the related bonds. Such amortization is included in net investment income. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains (losses) on investments.

        2. Mortgage loans on real estate are carried at their unpaid balances adjusted for any unamortized premiums or discounts and any valuation reserves. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to net investment income using the effective interest method. Accrual of interest is discontinued on any impaired loans where collection of interest is doubtful.

               The Company maintains an allowance for credit losses at a level that, in management's opinion, is sufficient to absorb possible credit losses on its impaired loans and to provide adequate provision for any possible future losses in the portfolio. Management's judgement is based on past loss experience, current and projected economic conditions, and extensive situational analysis of each individual loan. The measurement of impaired loans is based on the fair value of the collateral.

        3. Real estate is carried at the lower of cost or fair value, net of costs of disposal. Effective January 1, 1996, the Company adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The implementation of this statement had no material effect on the Company's financial statements.

        4. Investments in common stock are carried at fair value.

        5. Policy loans are carried at their unpaid balances.

        6. Short-term investments include securities purchased with initial maturities of one year or less and are carried at amortized cost. The Company considers short-term investments to be available-for-sale and amortized cost approximates fair value.

        Gains and losses realized on disposal of investments are determined on a specific identification basis.

        Cash - Cash includes only amounts in demand deposit accounts.

        Deferred Policy Acquisition Costs - Policy acquisition costs, which consist of sales commissions and other costs that vary with and are primarily related to the production of new and renewal business, have been deferred to the extent recoverable. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs totaled $44,298, $47,089, and $48,054 in 1997, 1996, and 1995, respectively.

        Separate Account - Separate account assets and related liabilities are carried at fair value. The Company's separate accounts invest in shares of Maxim Series Fund, Inc. and Orchard Series Fund, Inc., both diversified, open-end management investment companies which are affiliates of the Company, shares of other external mutual funds, or government or corporate bonds.

        Life Insurance and Annuity Reserves - Life insurance and annuity policy reserves with life contingencies of $5,741,596 and $5,242,753, at December 31, 1997 and 1996, respectively, are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $5,346,516 and $5,766,533, at December 31, 1997 and 1996, respectively, are established at the contractholder's account value.

        Reinsurance - Policy reserves ceded to other insurance companies are carried as reinsurance receivable on the balance sheet (See Note 3). The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

        Policy and Contract Claims - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

        Participating Fund Account - Participating life and annuity policy reserves are $3,901,297 and $3,591,077 at December 31, 1997 and 1996,
        respectively. Participating business approximates 50.5% and 50.3% of the Company's ordinary life insurance in force and 91.1% and 92.2% of ordinary life insurance premium income at December 31, 1997 and 1996, respectively.

        The liability for undistributed earnings on participating business was increased (decreased) by $8,610 and $(3,362) in 1997 and 1996, which represented $3,753 and $(7) of gains (losses) on participating business, increases (decreases) of $2,102 and $(2,924) to reflect the net change in unrealized gains on securities classified as available-for-sale, net of certain adjustments to policy reserves and income taxes, and increases (decreases) of $2,755 and $(431) due to reinsurance transactions (See Note 2).

        The amount of dividends to be paid from undistributed earnings on participating business is determined annually by the Board of Directors. Amounts allocable to participating policyholders are consistent with established Company practice.

        The Company has established a Participating Policyholder Experience Account (PPEA) for the benefit of all participating policyholders which is included in the accompanying consolidated balance sheet. Earnings associated with the operation of the PPEA are credited to the benefit of all participating policyholders. In the event that the assets of the PPEA are insufficient to provide contractually guaranteed benefits, the Company must provide such benefits from its general assets.

        The Company has also established a Participation Fund Account (PFA) for the benefit of the participating policyholders previously transferred to the Company from the Parent under an assumption reinsurance transaction. The PFA is part of the PPEA. Earnings derived from the operation of the PFA accrue solely for the benefit of the acquired participating policyholders.

        Recognition of Premium Income and Benefits and Expenses - Life insurance premiums are recognized as earned. Annuity premiums with life contingencies are recognized as received. Accident and health premiums are earned on a monthly pro rata basis. Revenues for annuity and other contracts without significant life contingencies consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period. Benefits and expenses on policies with life contingencies are associated with premium income by means of the provision for future policy benefit reserves, resulting in recognition of profits over the life of the contracts. The average crediting rate on annuity products was approximately 6.6%, 6.8%, and 7.2% in 1997, 1996, and 1995.

        Income Taxes - Income taxes are recorded using the asset and liability approach which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered. Although realization is not assured, management believes it is more likely than not that the deferred tax asset, net of a valuation allowance, will be realized.

        Repurchase Agreements and Securities Lending - The Company enters into repurchase agreements with third-party broker-dealers in which the Company sells securities and agrees to repurchase substantially similar securities at a specified date and price. Such agreements are accounted for as collateralized borrowings. Interest expense on repurchase agreements is recorded at the coupon interest rate on the underlying securities. The repurchase fee received or paid is amortized over the term of the related agreement and recognized as an adjustment to investment income.

        The Company will implement Statement of Financial  Accounting  Standards
        (SFAS) No. 125 "Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities" in 1998 as it relates to repurchase agreements and securities lending arrangements. Management estimates the effect of the change will not have a material affect on the Company's financial statements.

        Derivatives - The Company makes limited use of derivative financial instruments to manage interest rate, market, and foreign exchange risk. Such hedging activity consists of interest rate swap agreements, interest rate floors and caps, foreign currency exchange contracts and equity swaps. The differential paid or received under the terms of these contracts are recognized as an adjustment to net investment income on the accrual method. Gains and losses on foreign exchange contracts are deferred and recognized in net investment income when the hedged transactions are realized.

        Interest rate swap agreements are used to convert the interest rate on certain fixed maturities from a floating rate to a fixed rate. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amount. Interest rate floors and caps are interest rate protection instruments that require the payment by a counter-party to the Company of an interest rate differential. The differential represents the difference between current interest rates and an agreed-upon rate, the strike rate, applied to a notional principal amount. Foreign currency exchange contracts are used to hedge the foreign exchange rate risk associated with bonds denominated in other than U.S. dollars. Equity swap transactions generally involve the exchange of variable market performance of a basket of securities for a fixed interest rate.

        Although derivative financial instruments taken alone may expose the Company to varying degrees of market and credit risk when used solely for hedging purposes, these instruments typically reduce overall market and interest rate risk. The Company controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As the Company generally enters into transactions only with high quality institutions, no losses associated with non-performance on derivative financial instruments have occurred or are expected to occur.

2.      RELATED-PARTY TRANSACTIONS

        On June 30, 1997 the Company recaptured all remaining pieces of an individual participating insurance block of business previously reinsured to the Parent Corporation on December 31, 1992. The Company recorded, at estimated fair value, the following at June 30, 1997 as a result of this transaction:

         Assets                                         Liabilities and  Stockholder's
                                                        Equity
         -------                                        -------------------------------

         Cash                            $   160,000    Policy reserves                  $   155,798
         Bonds                                17,975    Due to parent corporation              9,373
         Other                                    60    Deferred income taxes                  2,719
                            Undistributed earnings on
                          participating business (855)
                                                        Stockholder's equity                  11,000
                                           -----------                                     ----------
                                         $   178,035                                     $   178,035
                                           ===========                                     ==========

        On  October  31,  1996  the  Company  recaptured  certain  pieces  of an
        individual   participating   insurance  block  of  business   previously
        reinsured to the Parent  Corporation  on December 31, 1992.  The Company
        recorded,  at estimated fair value, the following at October 31, 1996 as a result of this transaction:

         Assets                                         Liabilities and  Stockholder's
                                                        Equity
         -------                                        -------------------------------

         Cash                            $   162,000    Policy reserves                  $   164,839
         Mortgages                            19,753    Due to parent corporation              9,180
         Other                                   118    Deferred income taxes                  1,283
                            Undistributed earnings on
                          participating business (431)
                                                        Stockholder's equity                   7,000
                                           ===========                                     ==========
                                         $   181,871                                     $   181,871
                                           ===========                                     ==========



        Effective January 1, 1997 all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. All related employee benefit plan assets and liabilities were also transferred to the Company (see Note 9). The transfer did not have a material effect on the Company's operating expenses as the costs associated with the employees and the benefit plans were charged previously to the Company under administrative service agreements between the Company and the Parent Corporation.

        Prior to January 1997, the Parent Corporation administered, distributed, and underwrote business for the Company and administered the Company's investment portfolio under various administrative agreements. As of January 1, 1997, the Company performs these services for the U.S. operations of the Parent Corporation. The following represents allocations between the two companies for services provided pursuant to these service agreements:

                                                                    Years Ended December 31,
                                                            -----------------------------------------
                                                               1997           1996           1995
                                                            -----------    -----------    -----------

          Investment management revenue (expense)        $        801   $    (14,800)  $    (15,182)

          Administrative and underwriting revenue               6,292       (304,599)      (301,529)
          (payments)

        At December 31, 1997 and 1996, due to Parent Corporation includes $8,957 and $31,639 due on demand and $117,699 and $119,792 of notes payable which bear interest and mature at various dates through December 31, 2005. These notes may be prepaid in whole or in part at any time without penalty; the issuer may not demand payment before the maturity date. The due on demand to the Parent Corporation bears interest at the public bond rate (7.1% and 7.0% at December 31, 1997 and 1996, respectively) while the remainder bear interest at various rates ranging from 6.6% to 9.5%.

3.      REINSURANCE

        In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains a maximum of $1.5 million of coverage per individual life.

        Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1997 and 1996, the reinsurance receivable had a carrying value of $84,364 and $196,958, respectively.

        Total reinsurance premiums assumed from the Parent Corporation were $1,712, $1,693, and $1,606 in 1997, 1996, and 1995, respectively.

        The  Company   considers   all  accident  and  health   policies  to  be
        short-duration contracts. The following schedule details life insurance in force and life and accident/health premiums:

                                     Assumed
                                                  Ceded       Primarily                   Percentage
                                                Primarily       From                      of Amount
                                                   to
                                   Gross       the Parent       Other          Net        Assumed to
                                   Amount      Corporation    Companies       Amount         Net
                                -------------  ------------  ------------  -------------  -----------

        December 31, 1997:
           Life insurance in
        force:
             Individual       $  24,598,679  $   4,040,398 $  3,667,235  $  24,225,516         15.1%
             Group               51,179,343                   2,031,477     53,210,820          3.8%
                                -------------  ------------  ------------  -------------
                 Total        $  75,778,022  $   4,040,398 $  5,698,712  $  77,436,336
                                =============  ============  ============  =============

           Premiums:
             Life insurance   $     361,093  $    (127,291)$     19,923  $     508,307          3.9%
             Accident/health        628,398         32,645       59,795        655,548          9.1%
                                -------------  ------------  ------------  -------------
               Total          $     989,491  $     (94,646)$     79,718  $   1,163,855
                                =============  ============  ============  =============

        December 31, 1996:
           Life insurance in
        force:
             Individual       $  23,409,823  $   5,246,079 $  3,482,118  $  21,645,862         16.1%
             Group               47,682,237                   1,817,511     49,499,748          3.7%
                                -------------  ------------  ------------  -------------
                 Total        $  71,092,060  $   5,246,079 $  5,299,629  $  71,145,610
                                =============  ============  ============  =============

           Premiums:
             Life insurance   $     334,127  $    (111,743)$     19,633  $     465,503          4.2%
             Accident/health        592,577          7,493       56,780        641,864          8.8%
                                -------------  ------------  ------------  -------------
               Total          $     926,704  $    (104,250)$     76,413  $   1,107,367
                                =============  ============  ============  =============

        December 31, 1995:
           Life insurance in
        force:
             Individual       $  22,388,520  $   7,200,882 $  3,476,784  $  18,664,422         18.6%
             Group               48,415,592                   1,954,313     50,369,905          3.9%
                                =============  ============  ============  =============
                 Total        $  70,804,112  $   7,200,882 $  5,431,097  $  69,034,327
                                =============  ============  ============  =============

           Premiums:
             Life insurance   $     339,342  $      51,688 $     21,028  $     308,682          6.8%
             Accident/health        623,626          9,192       64,495        678,929          9.5%
                                -------------  ------------  ------------  -------------
               Total          $     962,968  $      60,880 $     85,523  $     987,611
                                =============  ============  ============  =============





4.      NET INVESTMENT INCOME

         Net investment income is summarized as follows:

                                                               Years Ended December 31,
                                                    ------------------------------------------------
                                                         1997             1996            1995
                                                    ---------------  ---------------  --------------
           Investment income:
             Fixed maturities and short-term      $      633,975   $      601,913   $      591,561
         investments
             Mortgage loans on real estate               118,274          140,823          171,008
             Real estate                                  20,990            5,292            3,936
             Policy loans                                194,826          175,746          163,547
             Other                                        22,119            3,321
                                                    ---------------  ---------------  --------------

                                                         990,184          927,095          930,052

           Investment expenses, including
             interest on amounts charged
             by the Parent Corporation
             of $9,758, $11,282, and $10,778              92,612           90,453           95,006
                                                    ---------------  ---------------  --------------

           Net investment income                  $      897,572   $      836,642   $      835,046
                                                    ===============  ===============  ==============

5.      NET REALIZED GAINS (LOSSES) ON INVESTMENTS

         Net realized gains (losses) on investments are as follows:

                                                               Years Ended December 31,
                                                   -------------------------------------------------
                                                        1997             1996             1995
                                                   ---------------  ---------------  ---------------
           Realized gains (losses):
             Fixed Maturities                    $        15,966  $       (11,624) $        28,166
             Mortgage loans on real estate                 1,081            1,143            1,309
             Real estate                                     363                               (10)
             Provisions                                   (7,610)         (10,597)         (22,000)
                                                   ---------------  ---------------  ---------------

           Net realized gains (losses) on        $         9,800  $       (21,078) $         7,465
         investments
                                                   ===============  ===============  ===============





6.      SUMMARY OF INVESTMENTS

         Fixed maturities owned at December 31, 1997 are summarized as follows:


                                                        Gross       Gross     Estimated
                                           Amortized   Unrealized Unrealized    Fair    Carrying
                                             Cost       Gains      Losses      Value      Value
                                           ----------  ---------  ----------  --------- ----------

           Held-to-Maturity:
            U.S.  Treasury Securities
         and obligations
                of U.S. Government       $   25,883  $    1,186 $      25   $   27,044    25,883
         Agencies - Other:
            Collateralized mortgage           5,006         174                  5,180     5,006
         obligations
            Public utilities                245,394      11,214         3      256,605   245,394
            Corporate bonds                1,668,710     57,036     3,069     1,722,677 1,668,710
            Foreign governments              10,268         659                 10,927    10,268
            State and municipalities        127,455       1,588                129,043   127,455
                                                       ---------  ----------  ---------
                                           ----------                                   ----------

                                         $ 2,082,716 $   71,857 $   3,097   $ 2,151,476 2,082,716


           Available-for-Sale:
            U.S.  Treasury Securities
         and obligations
                of U.S. Government
         Agencies:
                   Collateralized        $  652,975  $   17,339 $     310   $  670,004    670,004
         mortgage obligations
                   Direct mortgage
         pass-through
                        certificates        917,216       7,911     2,668      922,459    922,459
                   Other                    297,337       1,794       244      298,887    298,887
            Collateralized mortgage         682,158      19,494     1,453      700,199    700,199
         obligations
            Public utilities                549,435       8,716     1,320      556,831    556,831
            Corporate bonds                3,265,039    107,740     4,350     3,368,429 3,368,429
            Foreign governments             131,586       4,115        60      135,641    135,641
            State and municipalities         45,676         503                 46,179     46,179
                                                                                        ----------
                                           ----------  ---------  ----------  ---------

                                         $ 6,541,422 $  167,612 $  10,405   $ 6,698,629 6,698,629
                                           ==========  =========  ==========  ========= ==========





6.      SUMMARY OF INVESTMENTS [Continued]

         Fixed maturities owned at December 31, 1996 are summarized as follows:


                                                        Gross       Gross     Estimated
                                           Amortized   Unrealized Unrealized    Fair     Carrying
                                             Cost       Gains      Losses      Value      Value
                                           ----------  ---------  ----------  ---------  ---------

           Held-to-Maturity:
            U.S.  Treasury Securities
         and obligations
                of U.S. Government       $   10,935  $      630 $       106 $   11,459 $   10,935
         Agencies - Other:
            Public utilities                284,954      12,755         320    297,389    284,954
            Corporate bonds                1,634,745     41,195       7,360   1,668,580  1,634,745
            Foreign governments              12,577         556           3     13,130     12,577
            State and municipalities         49,470       1,051          15     50,506     49,470
                                                       ---------  ----------  ---------
                                           ----------                                    ---------

                                         $ 1,992,681 $   56,187 $     7,804 $ 2,041,064$ 1,992,681
                                           ==========  =========  ==========  =========  =========


           Available-for-Sale:
            U.S.  Treasury Securities
         and obligations
                of U.S. Government
         Agencies:
                   Collateralized        $  658,612  $    8,058 $     3,700 $  662,970 $  662,970
         mortgage obligations
                   Direct mortgage
         pass-through
                        certificates        844,291       5,093      10,908    838,476    838,476
                   Other                    359,220         596       2,686    357,130    357,130
            Collateralized mortgage         614,773      13,619       3,553    624,839    624,839
         obligations
            Public utilities                628,382       6,523       5,375    629,530    629,530
            Corporate bonds                2,907,875     56,551       5,250   2,959,176  2,959,176
            Foreign governments             110,013       1,762       5,673    106,102    106,102
            State and municipalities         28,353          21         119     28,255     28,255
                                                                                         ---------
                                           ----------  ---------  ----------  ---------

                                         $ 6,151,519 $   92,223 $    37,264 $ 6,206,478$ 6,206,478
                                           ==========  =========  ==========  =========  =========

        The collateralized mortgage obligations consist primarily of sequential and planned amortization classes with final stated maturities of two to thirty years and average lives of less than one to fifteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

        In November 1995, the Financial Accounting Standards Board issued a special report entitled "A Guide to Implementation of Statement of Financial Accounting Standards No. 115 (SFAS No. 115) on Accounting for Certain Investments in Debt and Equity Securities". In accordance with the adoption of this guidance, the Company reassessed the classification of its investment portfolio in December 1995 and reclassed securities totalling $2,119,814 from held-to-maturity to available-for-sale. In connection with this reclassification, an unrealized gain, net of related adjustments, of $23,449 was recognized in stockholder's equity at the date of transfer.

        See Note 8 for additional information on policies regarding estimated fair value of fixed maturities.

        The amortized cost and estimated fair value of fixed maturity investments at December 31, 1997, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                 Held-to-Maturity          Available-for-Sale
                                             -------------------------  -------------------------
                                              Amortized    Estimated     Amortized    Estimated
                                                Cost       Fair Value      Cost       Fair Value
                                             ------------  -----------  ------------  -----------
        Due in one year or less            $   286,088   $   290,164  $   447,703   $   462,719
        Due after one year through five        787,376       809,237    1,182,390     1,209,692
        years
        Due after five years through ten       718,818       751,753      842,019       865,153
        years
        Due after ten years                    129,957       137,190      447,642       466,949
        Mortgage-backed securities               5,006         5,180    2,252,349     2,292,662
        Asset-backed securities                155,471       157,952    1,369,319     1,401,454
                                             ------------  -----------
                                                           ===========  ============  ===========
                                           $ 2,082,716   $ 2,151,476  $ 6,541,422   $ 6,698,629
                                             ============  ===========  ============  ===========

        Proceeds from sales of securities available-for-sale were $3,174,246, $3,569,608, and $4,211,649 during 1997, 1996, and 1995, respectively.
        The realized gains on such sales totaled $20,543, $24,919, and $39,755 for 1997, 1996, and 1995, respectively. The realized losses totaled $10,643, $40,748, and $15,516 for 1997, 1996, and 1995, respectively.
        During 1997, 1996, and 1995 held-to-maturity securities with an amortized cost of $0, $0, and $18,087 were sold due to credit deterioration with insignificant realized gains and losses.

        At December 31, 1997 and 1996, pursuant to fully collateralized securities lending arrangements, the Company had loaned $162,817 and $230,419 of fixed maturities, respectively.

        The Company engages in hedging activities to manage interest rate and exchange risk. The following table summarizes the 1997 financial hedge instruments:

                                              Notional          Strike/Swap
        December 31, 1997                      Amount              Rate               Maturity
        ---------------------------------  --------------- ----------------------  ---------------

        Interest Rate Floor              $ 100,000             4.5% (LIBOR)             1999
        Interest Rate Caps                 565,000         6.75% to 11.82%(CMT)     1999 to 2002
        Interest Rate Swaps                212,139            6.20% to 9.35%          01/98 to
                                                                                           02/2003
        Foreign    Currency     Exchange   57,168                   N/A               09/98 to
                Contracts                                                                  07/2006
        Equity Swap                        100,000                 5.64%               12/98

        The following table summarizes the 1996 financial hedge instruments:

                                              Notional          Strike/Swap
        December 31, 1996                      Amount              Rate               Maturity
        ---------------------------------  --------------- ----------------------  ---------------

        Interest Rate Floor              $ 100,000             4.5% [LIBOR]             1999
        Interest Rate Caps                 260,000         11.0% to 11.82%[CMT]     2000 to 2001
        Interest Rate Swaps                187,847            6.20% to 9.35%          01/98 to
                                                                                           02/2003
        Foreign    Currency     Exchange   61,012                   N/A               09/98 to
                Contracts                                                                  03/2003

        LIBOR  - London Interbank Offered Rate
        CMT    - Constant Maturity Treasury Rate


        The Company has established specific investment guidelines designed to emphasize a diversified and geographically dispersed portfolio of mortgages collateralized by commercial and industrial properties located in the United States. The Company's policy is to obtain collateral sufficient to provide loan-to-value ratios of not greater than 75% at the inception of the mortgages. At December 31, 1997 approximately 32% and 10% of the Company's mortgage loans were collateralized by real estate located in California and Michigan, respectively.

        The following represents impairments and other information with respect to impaired loans:

                                                                             1997         1996
                                                                          -----------  -----------

           Loans with related allowance for credit losses of $2,493 and  $  13,193   $   16,443
         $2,793
           Loans with no related allowance for credit losses                20,013       31,709
           Average balance of impaired loans during the year                37,890       39,064
           Interest income recognized [while impaired]                       2,428          923
           Interest income received and recorded [while impaired] using the cash
              basis method of recognition                                    2,484        1,130

        As part of an active loan management policy and in the interest of maximizing the future return of each individual loan, the Company may from time to time alter the original terms of certain loans. These restructured loans, all performing in accordance with their modified terms that are not impaired, aggregated $64,406, and $68,254 at December
        31, 1997, and 1996, respectively.

        The following table presents changes in the allowance for credit losses:

                                                   1997             1996               1995
                                              ---------------- ----------------   ----------------
         Balance, beginning of year         $      65,242           63,994     $       57,987                                     $
         Provision for loan losses                  4,521            4,470             15,877
         Chargeoffs                                (2,521)          (3,468)           (10,480)
         Recoveries                                                    246                610
                                              ================ ================   ================
         Balance, end of year               $      67,242           65,242     $       63,994                                     $
                                              ================ ================   ================

7.      COMMERCIAL PAPER

        The Company has a commercial paper program which is partially supported by a $50,000 standby letter-of-credit. At December 31, 1997, commercial paper outstanding has maturities ranging from 41 to 99 days and interest rates ranging from 5.6% to 5.8%. At December 31, 1996, maturities ranged from 49 to 123 days and interest rates ranged from 5.4% to 5.6%.





8.      ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following table provides estimated fair value for all assets and liabilities and hedge contracts considered to be financial instruments:

                                  December 31,
                                        -------------------------------------------------------
                                                  1997                         1996
                                       ----------------------------  --------------------------
                                                                                   Estimated
                                        Carrying       Estimated      Carrying        Fair
                                         Amount       Fair Value       Amount        Value
                                       ------------  --------------  -----------  -------------
        ASSETS:
          Fixed maturities and
        short-term
            investments              $ 9,180,476   $  9,249,235    $ 8,618,167  $  8,666,550
          Mortgage loans on real       1,235,594      1,261,949      1,487,575     1,506,162
        estate
          Policy loans                 2,657,116      2,657,116      2,523,477     2,523,477
          Common stock                    39,021         39,021         19,715        19,715

        LIABILITIES:
          Annuity contract reserves
            without life               5,346,516      5,373,818      5,766,533     5,808,095
                contingencies
          Policyholders' funds           165,106        165,106        153,867       153,867
          Due to Parent Corporation      126,656        124,776        151,431       154,479
          Repurchase agreements          325,538        325,538        286,736       286,736
          Commercial paper                54,058         54,058         84,682        84,682

         HEDGE CONTRACTS:
          Interest rate floor                 25             25             62           124
          Interest rate cap                  130            130            173           173
          Interest rate swaps              4,265          4,265          4,746         4,746
          Foreign currency exchange        3,381          3,381         (8,954)       (8,954)
                contracts
          Equity swaps                       856            856

        The estimated fair value of financial instruments has been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        The estimated fair value of fixed maturities that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilized discounted cash flows calculated at current market rates on investments of similar quality and term.

        Mortgage loans fair value estimates generally are based on a discounted cash flow basis. A discount rate "matrix" is incorporated whereby the discount rate used in valuing a specific mortgage generally corresponds to that mortgage's remaining term. The rates selected for inclusion in the discount rate "matrix" reflect rates that the Company would quote if placing loans representative in size and quality to those currently in the portfolio.

        Policy loans accrue  interest  generally at variable rates with no fixed
        maturity  dates  and,  therefore,   estimated  fair  value  approximates
        carrying value.

        The fair value of annuity contract reserves without life contingencies is estimated by discounting the cash flows to maturity of the contracts, utilizing current credited rates for similar products.

        The estimated fair value of policyholders' funds is the same as the carrying amount as the Company can change the crediting rates with 30 days notice.

        The estimated fair value of due to Parent Corporation is based on discounted cash flows at current market spread rates on high quality investments.

        The carrying value of repurchase agreements and commercial paper is a reasonable estimate of fair value due to the short-term nature of the liabilities.

        The estimated fair value of financial hedge instruments, all of which are held for other than trading purposes, is the estimated amount the Company would receive or pay to terminate the agreement at each year-end, taking into consideration current interest rates and other relevant factors. Included in the net gain position for interest rates swaps are $0 and $160 of unrealized losses in 1997 and 1996, respectively. Included in the net loss position for foreign currency exchange contracts are $0 and $8,954 of loss exposures in 1997 and 1996, respectively.

9.      EMPLOYEE BENEFIT PLANS

        Effective January 1, 1997, all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. See Note 2 for further discussion.

        The Company's defined benefit pension plan (pension plan) covers substantially all of its employees. The benefits are based on years of service, age at retirement, and the compensation during the last seven years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. Investments of the pension plan are managed by the Company and invested primarily in investment contracts and separate accounts.

        The Company's Parent had previously accounted for the pension plan under the Canadian Institute of Chartered Accountants (CICA) guidelines and had recorded a prepaid pension asset of $19,091. As generally accepted accounting principles do not materially differ from CICA guidelines and the transfer is between related parties, the prepaid pension asset was transferred at cost. As a result, the Company recorded the following effective January 1, 1997:

         Prepaid pension cost     $      19,091       Undistributed earnings   $       3,608
                                                      on
                                                          participating
                                                      business
                                                      Stockholder's equity            15,483
                                     ===============                              ==============
                                  $      19,091                                $      19,091
                                     ===============                              ==============

        The Company adopted Statement of Financial  Accounting  Standards (SFAS)
        No. 87, "Employers Accounting for Pensions" effective January 1, 1997, immediately following the transfer. The following table sets forth the pension plan's funded status and amounts at December 31, 1997, in accordance with SFAS No. 87:

         Actuarial present value of accumulated benefit obligation,
                 including vested benefits of $88,235                          $     91,387

         Actuarial present value of projected benefit obligation
                 for service rendered to date                                       112,331
         Plan assets at fair value                                                  162,422
                                                                                 --------------
         Plan assets in excess of projected benefit obligation                       50,091
         Unrecognized net (gain) loss from past experience
                 different from that assumed                                         (8,595)
         Unrecognized net obligation being recognized over 15 years                 (21,198)
                                                                                 --------------

         Prepaid pension cost included in other assets                         $     20,298
                                                                                 ==============

        The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.0% and 4.5%, respectively.





        Components of net pension cost for the year ended December 31, 1997 were as follows:

          Service cost - benefits earned during the period                      $           5,491
          Interest accrued on projected benefit obligation                                  7,103
          Return on plan assets                                                           (28,072)
          Net amortization and deferral                                                    14,271
                                                                                   ---------------

          Net pension benefit                                                   $          (1,207)
                                                                                   ===============


        The Company also sponsors a post-retirement medical plan (medical plan) which provides health benefits to employees who have worked for 15 years and attained age 65 while in service with the Company. The medical plan is contributory and contains other cost sharing features which may be adjusted annually for the expected general inflation rate. The Company's policy will be to fund the cost of the medical plan benefits in amounts determined at the discretion of management. The Plan as of January 1, 1997 was not funded. The Parent Company was not required under CICA guidelines to record any liability related to the Plan.

        Effective  January 1, 1997,  on the date of  transfer,  the  Company has adopted SFAS No. 106,  "Post-retirement  Benefits Other Than  Pensions."
        The Company has elected to delay recognition of the unfunded accumulated
        post-retirement   benefit   obligation  and  has  set  up  a  transition
        obligation to be amortized over 20 years.

        The following table sets forth the medical plan status of December 31, 1997:

          Accumulated post-retirement benefit obligation:
             Retirees                                                           $         4,985
             Fully eligible active plan participants                                      2,438
             Other active plan participants                                              12,031
                                                                                   ---------------
                                                                                         19,454
          Unrecognized net gain (loss) from past experience different from               (1,500)
          that assumed
          Unrecognized net transition obligation at December 31, 1997,
             being recognized over 20 years                                             (15,352)
                                                                                   ---------------

          Accrued post-retirement benefit obligation included in other          $         2,602
          liabilities
                                                                                   ===============

        For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered health care benefits was assumed. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% in each year would increase the accumulated post-retirement benefit obligation as of December 31, 1997 by $3,847.

        The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 7.0%.

        Components of net other post-retirement  benefit cost for the year ended
December 31, 1997 were as follows:

          Service cost - benefits earned during the year                        $       1,158
          Interest accrued on benefits obligation                                       1,191
          Net amortization and deferral                                                   808
                                                                                   ---------------

          Net other post-retirement benefit cost                                $       3,157
                                                                                   ===============

        The Company sponsors a defined contribution 401(k) retirement plan which provides eligible participants with the opportunity to defer up to 15% of compensation. The Company matches 50% of the first 5% of participant contributions. Company contributions for the year ended December 31, 1997 totalled $3,475.

10.     FEDERAL INCOME TAXES

        The following is a reconciliation between the federal income tax rate and the Company's effective rate:

                                                         1997         1996         1995
                                                        --------     --------     --------
         Federal tax rate                                   35.0 %       35.0 %       35.0 %
         Change in tax rate resulting from:
            Settlement of prior years tax                   (6.5)        (4.7)
            Provision for contingencies                      8.4
            Change in valuation allowance                                 0.8         (7.8)
            Investment income not subject to                (0.3)        (1.0)        (0.5)
            federal tax
            State and environmental taxes                    0.6          0.7          0.7
            Other, net                                       0.9         (1.4)         0.3
                                                        ========     ========     ========
         Total                                              38.1 %       29.4 %       27.7 %
                                                        ========     ========     ========

        Temporary differences which give rise to the deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                   1997                        1996
                                         --------------------------  --------------------------
                                          Deferred    Deferred Tax    Deferred    Deferred Tax
                                         Tax Asset     Liability     Tax Asset     Liability
                                         -----------  -------------  -----------  -------------
        Policyholder reserves             163,975   $              $  151,239   $
        Deferred policy acquisition                      47,463                      57,031
           costs
        Deferred acquisition cost          79,954                      70,413
           proxy tax
        Investment assets                   2,226                      35,658
        Net operating loss                  9,427                      12,295
           carryforwards
        Other                                            10,729         5,366
                                         -----------  -------------  -----------  -------------
             Subtotal                     255,582        58,192       274,971        57,031
        Valuation allowance                (3,570)                     (3,536)
                                         ===========  =============  ===========  =============
             Total Deferred Taxes         252,012   $    58,192    $  271,435   $    57,031
                                         ===========  =============  ===========  =============

        Amounts related to investment assets above include $30,085 and $8,530 related to the unrealized gains on the Company's fixed maturities available-for-sale at December 31, 1997 and 1996, respectively.

        The Company files a separate tax return and, therefore, losses incurred by subsidiaries cannot be offset against operating income of the Company. At December 31, 1997, the Company's subsidiaries have approximately $26,934 of net operating loss carryforwards, expiring through the year 2011. The tax benefit of subsidiaries' net operating loss carryforwards, net of a valuation allowance of $3,570 and $3,536 are included in the deferred tax assets at December 31, 1997 and 1996, respectively.

        The Company's valuation allowance was increased/(decreased) in 1997, 1996, and 1995 by $34, $1,463, and $(13,145), respectively, as a result of the re-evaluation by management of future estimated taxable income in the subsidiaries.

        Under pre-1984 life insurance company income tax laws, a portion of life insurance company gain from operations was not subject to current income taxation but was accumulated, for tax purposes, in a memorandum account designated as "policyholders' surplus account." The aggregate accumulation in the account is $7,742 and the Company does not anticipate any transactions which would cause any part of the amount to become taxable. Accordingly, no provision has been made for possible future federal income taxes on this accumulation.

        Pursuant to a December 31, 1993 agreement between the Company and its Parent whereby the Company assumed responsibility for the Parent Corporation's income tax liability for fiscal years prior to 1994, the Company had previously recorded a contingent liability provision. The Company's 1997 and 1996 results of operations include a release of $47,750 and $25,600 from the provision, to reflect the resolution of certain tax issues related to 1990 - 1991 and 1988 - 1989 audit years, respectively, with the Internal Revenue Service (IRS). In addition, in 1997 the tax provision was increased for contingent items related to open tax years. The IRS is currently auditing tax years 1992 and 1993. In the opinion of Company management, the amounts paid or accrued are adequate; however, it is possible that the Company's accrued amounts may change as a result of the completion of the IRS audits.

11.     STOCKHOLDER'S EQUITY, DIVIDEND RESTRICTIONS, AND OTHER MATTERS

        All of the Company's outstanding series of preferred stock are owned by the Parent Corporation. The dividend rate on the Series A Stated Rate Auction Preferred Stock (STRAPS) is 7.3% through December 30, 2002. The Series A STRAPS are redeemable at the option of the Company on or after December 29, 2002 at a price of $100,000 per share, plus accumulated and unpaid dividends.

        Through December 30, 1997, the Series B STRAPS had a dividend rate of 5.8%. Thereafter, short-term dividend periods of approximately 49 days will be in effect. The dividend rate for each short-term dividend period will be determined in accordance with a formula set out in the share conditions. The Series B STRAPS are redeemable at the option of the Company at the end of any short-term dividend period, at a price of $100,000 per share, plus accumulated and unpaid dividends.

        The Company's Series E 7.5% non-cumulative, non-redeemable preferred shares are redeemable by the Company after April 1, 1999. The shares are convertible into common shares at the option of the holder on or after September 30, 1999, at a conversion price negotiated between the holder and the Company or at a formula determined conversion price in accordance with the share conditions.

        The Company's net income and capital and surplus, as determined in accordance with statutory accounting principles and practices for December 31 are as follows:

                                                   1997            1996             1995
                                               --------------  --------------  ---------------
                                                (Unaudited)

        Net Income                           $   181,312     $   180,634     $   114,931
        Capital and Surplus                      759,429         713,324         653,479

        The maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado is subject to restrictions relating to statutory surplus and statutory net gain from operations. Statutory surplus and net gains from operations at December 31, 1997 were $759,429 and $180,834 (unaudited), respectively. The Company should be able to pay up to $180,834 (unaudited) of dividends in 1998.

        Dividends of $8,854, $8,587, and $9,217, were paid on preferred stock in 1997, 1996, and 1995, respectively. In addition, dividends of $62,540, $48,083, and $39,763, were paid on common stock in 1997, 1996 and 1995,
        respectively.   Dividends  are  paid  as  determined  by  the  Board  of
        Directors.

        The Company is involved in various legal proceedings which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.



                                      C-11

                                       PART C
                                  OTHER INFORMATION

Item 24. Financial Statements and Exhibits


         (a)   Financial Statements


               The statements of assets and liabilities of FutureFunds Series Account as of December 31, 1997, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years then ended and the consolidated balance sheets for Great-West Life & Annuity Insurance Company at December 31, 1997, 1996 and the related consolidated statements of income, stockholders equity and cash flows for each of the three years in the period ended December 31, 1997, are included in Part B.


         (b)   Exhibits

               Items (1), (2), (6) and (8) are incorporated by reference to registrant's Form S-6 Registration Statement filed February 21, 1984 and Pre-Effective Amendment No. 1 thereto filed June 29, 1984.

               Item  (9)  is   incorporated   by   reference   to   registrant's
               Post-Effective Amendment No. 7 to Form N-4 registration statement filed on April 30, 1987.

               Items  (4),  (5)  and  (13)  are  incorporated  by  reference  to
               registrant's   Post-Effective   Amendment  No.  11  to  Form  N-4
               registration statement filed on May 1, 1989.


               Item  (3)  is   incorporated   by   reference   to   registrant's
               Post-Effective   Amendment  No.  23  to  Form  N-4   registration
               statement filed on May 1, 1997.


               (7)   Not Applicable

             (10)  (a)   Written Consent of Jorden Burt Berenson & Johnson, LLP

                     (b)   Written Consent of Deloitte & Touche LLP

                     (c)   Written Consent of Ruth B. Lurie

               (11)  Not Applicable

                  (12)      Not Applicable


                   Example  Calculations of Performance  Data is attached hereto as Exhibit (13) (14) Financial Data Schedule is attached hereto as Exhibit (14)Item (13) is incorporated by reference to registrant's Post-Effective Amendment No. 23 to Form N-4 registration statement filed on May 1, 1997.

               (14)  Not Applicable

Item 25. Directors and Officers of the Depositor

                                                          Position and Offices
Name                      Principal Business Address          with Depositor

James Balog                2205 North Southwinds Boulevard        Director
                          Vero Beach, Florida  39263

James W. Burns, O.C.            (4)                           Director

Orest T. Dackow                  (3)                           Director


Andre Desmarais                  (4)                           Director


Paul Desmarais, Jr.              (4)                           Director

Robert G. Graham           574 Spoonbill Drive                   Director
                          Sarasota, FL 34236

Robert Gratton                  (5)                           Chairman

N. Berne Hart        2552 East Alameda Avenue                  Director
                     Denver, Colorado  80209

Kevin P. Kavanagh                (1)                           Director

William Mackness           61 Waterloo Street                        Director
                     Winnipeg, Manitoba  R3N 0S3

William T. McCallum        (3)                           Director, President and
                                                         Chief Executive Officer

Jerry E.A. Nickerson       H.B. Nickerson & Sons Limited             Director
                          P.O. Box 130
                          275 Commercial Street
                          North Sydney, Nova Scotia  B2A 3M2

P. Michael Pitfield, P.C., Q.C.        (4)                           Director

Michel Plessis-Belair, F.C.A.          (4)                           Director


Brian E. Walsh       Veritas Capital Management LLC                  Director
                     115 Putnam Ave.
                     Greenwich, Connecticut
John A. Brown              (3)                           Senior Vice-President,
                                                       Financial Services, Sales

Donna A. Goldin                  (2)                   Executive Vice-President,
                                                    and Chief Operating Officer,
                                                          One Corporation

Mitchell T.G. Graye              (3)                      Senior Vice-President,
                                                         Chief Financial Officer


John T. Hughes             (3)                           Senior Vice-President,
                                                       Chief Investment Officer

D. Craig Lennox                  (3)                     Senior Vice-President,
                                                        General Counsel and
                                                         Secretary

Dennis Low                       (3)                   Executive Vice-President,
                                                        Financial Services

Alan D. MacLennan                (2)                   Executive Vice-President,
                                                         Employee Benefits


Steven H. Miller                 (2)                     Senior Vice-President,
                                                       Employee Benefits, Sales

James D. Motz              (2)                        Executive Vice-President,

                                                         Employee Benefits


Charles P. Nelson                (3)                    Senior Vice President,
                                                        Financial Services
                                                       Public Non-Profit Markets

Martin Rosenbaum                 (2)                     Senior Vice-President,
                                                  Employee Benefits, Operations

Robert K. Shaw             (3)                           Senior Vice-President,
                                                        Financial Services,
                                                        Individual Markets

Douglas L. Wooden                (3)                  Executive Vice-President,

                                                        Financial Services
 --------------------------------------

(1)      100 Osborne Street North, Winnipeg, Manitoba, Canada  R3C 3A5.

(2)      8505 East Orchard Road, Englewood, Colorado  80111.

(3)      8515 East Orchard Road, Englewood, Colorado  80111.

(4)      Power Corporation of Canada, 751 Victoria Square, Montreal, Quebec,
                    Canada  H2Y 2J3.

(5)      Power Financial Corporation, 751 Victoria Square, Montreal, Quebec,
                    Canada  H2Y 2J3.

Item 26. Persons controlled by or under common control with the Depositor or Registrant ORGANIZATIONAL CHART


Power Corporation of Canada
   100% - Marquette Communications Corporation

      100% - 171263 Canada Inc.
         68.1% - Power Financial Corporation

            77% - Great-West Lifeco Inc.
               99.5% - The Great-West Life Assurance Company
                  100% - Great-West Life & Annuity Insurance Company
                     100% - GW Capital Management, LLC
                     100% - Financial Administrative Services Corporation 100% - One Corporation
                        100% - One Health Plan of Illinois, Inc.
                        100% - One Health Plan of Texas, Inc.
                        100% - One Health Plan of California, Inc.
                        100% - One Health Plan of Colorado, Inc.
                        100% - One Health Plan of Georgia, Inc.
                        100% - One Health Plan of North Carolina, Inc. 100% - One Health Plan of Washington, Inc.
                        100% - One Health Plan of Ohio, Inc.
                        100% - One Health Plan of Tennessee, Inc.
                        100% - One Health Plan of Oregon, Inc.
                        100% - One Health Plan of Florida, Inc.
                        100% - One Health Plan of Indiana, Inc.
                        100% - One Health Plan of Massachusetts, Inc. 100% - One Orchard Equities, Inc.

                     100% - Great-West Benefit Services, Inc.
                        13% - Private Healthcare Systems, Inc.

                     100%  -   Benefits   Communication   Corporation   100%   -
                        BenefitsCorp Equities, Inc.
                     100% - Greenwood Property Corporation
                      94% - Maxim Series Fund, Inc.*
                     100% - GWL Properties Inc.
                        100% - Great-West Realty Investments Inc.
                         50% - Westkin Properties Ltd.
                     100% - Confed Admin Services, Inc.
                     100% - Orchard Series Fund

Item 27. Number of Contractowners

On February 27, 1998, there were 24 owners of non-qualified contracts and 51,271 of qualified contracts offered by Registrant.


Item 28. Indemnification

         Provisions exist under the Colorado General Corporation Code and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

Colorado Business Corporation Act

         Article 109 - INDEMNIFICATION

         Section 7-109-101.  Definitions.

               As used in this Article:

               (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

               (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

               (3)   "Expenses" includes counsel fees.

               (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

               (5) "Official capacity" means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, means the office in the corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

               (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

               (7)  "Proceeding"  means any  threatened,  pending,  or completed
               action,   suit,   or   proceeding,   whether   civil,   criminal,
               administrative, or investigative and whether formal or informal.


         Section 7-109-102.  Authority to indemnify directors.

               (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in any proceeding if:

                    (a)   The person conducted himself or herself in good faith;

                     (b)   The person reasonably believed:

                           (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; or

                           (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

                     (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

               (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph
               (a) of subsection (1) of this section.

               (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

               (4) A corporation may not indemnify a director under this section:

                     (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                     (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

               (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

         Section 7-109-103.  Mandatory Indemnification of Directors.

                     Unless  limited  by  the  articles  of   incorporation,   a
               corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

         Section 7-109-104.  Advance of Expenses to Directors.

               (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                     (a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in Section 7-109-102;

                     (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

                     (c) A  determination  is made that the  facts  then know to
                     those   making  the   determination   would  not   preclude
                     indemnification under this article.

               (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

               (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

         Section 7-109-105.  Court-Ordered Indemnification of Directors.

               (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                     (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                     (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in
                     Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section  7-109-106.   Determination  and  Authorization  of  Indemnification  of
Directors.

               (1) A  corporation  may not  indemnify a director  under  Section
               7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

(2) The determinations required to be made subsection (1) of this section shall be made:

                     (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

                     (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

               (3) If a quorum cannot be obtained as  contemplated  in paragraph
               (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

                     (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                     (b)   By the shareholders.

               (4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.

               (1) Unless otherwise provided in the articles of incorporation:

                     (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

                     (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

                     (c) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

         Section 7-109-108.  Insurance.

                     A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person or of an employee benefit plan against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent whether or not the corporation would have the power to indemnify the person against such liability under the Section 7-109-102, 7-109-103 or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or
               elsewhere,   including  any   insurance   company  in  which  the
               corporation has an equity or any other interest through stock ownership or otherwise.

         Section 7-109-109.  Limitation of Indemnification of Directors.

               (1) A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

               (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110. Notice to Shareholders of Indemnification of Director.

                     If a  corporation  indemnifies  or  advances  expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                   Bylaws of GWL&A

         Article II, Section 11.  Indemnification of Directors.


               The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of the Company or any member or officer of any committee, and his heirs, executors and administrators, from and against all claims, liabilities, costs, charges and expenses whatsoever that any such director, officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him in or about the execution of his duties of his office or employment with the Company, in or about the execution of his duties as a director or officer of another company which he so serves at the request and on behalf of the Company, or in or about the execution of his duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he sustains or incurs, in or about or in relation to any such duties or the affairs of the Company, the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by his own willful neglect or default. The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of any subsidiary corporation of the Company on the same basis, and within the same constraints as, described in the preceding sentence.


               Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 29. Principal Underwriter

         (a) BenefitsCorp Equities, Inc. (BCE") currently distributes securities of Great-West Variable Annuity Account A, Maxim Series Account and Pinnacle Series Account in addition to those of the Registrant.

         (b)   Directors and Officers of BCE

                                                           Position and Offices
Name                 Principal Business Address              with Underwriter

Charles P. Nelson                (1)                     Director and President

Robert K. Shaw             (1)                           Director


John Brown                       (1)                           Director


Gregg E. Seller            18101 Von Karman Ave.           Vice President
                          Suite 1460                        Major Accounts
                          Irvine, CA 92715

Jack Baker                       (1)                   Vice President, Licensing
                                                           and Contracts

Glen R. Derback                  (1)                           Treasurer


Grant R. Long              (1)                           Manager, Qualified Plan
                                                         Compliance

Beverly A. Byrne                 (1)                   Secretary and Compliance
                                                         Officer


------------

(1)  8515 E. Orchard Road, Englewood, Colorado 80111

   (c) Commissions and other compensation received by Principal Underwriter during registrant's last fiscal year:


                       Net
Name of             Underwriting            Compensation
Principal            Discounts and                on                 Brokerage
Underwriter          Commissions              Redemption            Commissions       Compensation

BCE                 -0-                     -0-                    -0-                -0-

Item 30. Location of Accounts and Records

          All accounts,  books, or other documents  required to be maintained by
          Section 31(a) of the 1940 Act and the rules promulgated thereunder are maintained by the registrant through GWL&A, 8515 E. Orchard Road, Englewood, Colorado 80111.

Item 31. Management Services

         Not Applicable.

Item 32. Undertakings

         (a) Registrant undertakes to file a post-effective amendment to this Registration Statement as frequently as is necessary to ensure that the audited financial statements in the Registration Statement are never more than 16 months old for so long as payments under the variable annuity contracts may be accepted.

         (b) Registrant undertakes to include either (1) as part of any application to purchase a contract offered by the Prospectus, a space that an applicant can check to request a Statement of Additional Information, or (2) a postcard or similar written communication affixed to or included in the Prospectus that the applicant can remove to send for a Statement of Additional Information.

         (c) Registrant undertakes to deliver any Statement of Additional Information and any financial statements required to be made available under this form promptly upon written or oral request.

         (d) Registrant represents that in connection with its offering of Group Contracts as funding vehicles for retirement plans meeting the requirement of Section 403(b) of the Internal Revenue Code of 1986, as amended, Registrant is relying on the no-action letter issued by the Office of Insurance Products and legal Compliance, Division of Investment Management, to the American Council of Life Insurance dated November 28, 1988 (Ref. No. IP-6-88), and that the provisions of paragraphs (1) - (4) thereof have been complied with.

         (e) Registrant represents that in connection with its offering of Group Contracts as funding vehicles under the Texas Optional Retirement Program, Registrant is relying on the exceptions provided in Rule 6c-7 of the Investment Company Act of 1940 and that the provisions of paragraphs (a) -(d) thereof have been complied with.

         (f) GWL&A represents the fees and charges deducted under the Contracts, in the aggregate, are reasonable in relation to the services rendered, the expenses to be incurred and the risks assumed by GWL&A..

                                                      S-4
                                                    SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this registration statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf, in the City of Denver, State of Colorado, on this 24 day of March, 1998.


                                    FUTUREFUNDS SERIES ACCOUNT
                                    (Registrant)



                                    By:         /s/ W. McCallum

                                          William T. McCallum, President
                                          and Chief Executive Officer of
                                          Great-West Life & Annuity
                                          Insurance Company


                                    GREAT-WEST LIFE & ANNUITY
                                    INSURANCE COMPANY
                                    (Depositor)



                                    By:         /s/ W. McCallum

                                          William T. McCallum, President
                                          and Chief Executive Officer

      As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                                         Date



    /s/ Robert Gratton*                                                       March     26      , 1998
--------------------------------------------------                                  ------------

Director and Chairman of the Board
(Robert Gratton)



         /s/ W. McCallum                                          March     24      , 1998
-------------------------------------                                   ------------

Director, President and Chief Executive
Officer (William T. McCallum)

Signature and Title                                               Date



     /s/ G.R. Derback                                                         March     24      , 1998
--------------------------------------------------                                  ------------

Vice President and Comptroller
(Glen R. Derback)



     /s/James Balog*                                                          March     26      , 1998
---------------------------------------------------                                 ------------
Director, (James Balog)


    /s/ James W. Burns*                                                       March     26      , 1998
-------------------------------------------------                                   ------------
Director, (James W. Burns)


    /s/ Orest T. Dackow*                                                      March     26      , 1998
-------------------------------------------------                                   ------------
Director (Orest T. Dackow)


                                                                                          March       , 1998
Director Andre Desmarais


    /s/ Paul Desmarais, Jr.*                                                  March     26      , 1998
------------------------------------------------                                    ------------
Director (Paul Desmarais, Jr.)


                                                                                          March       , 1998

Director (Robert G. Graham)



     /s/ N. Berne Hart*                                                       March     26      , 1998
-------------------------------------------------                                   ------------
Director (N. Berne Hart)


    /s/ Kevin P. Kavanagh*                                              March     26      , 1998
--------------------------------------------                                  ------------
Director (Kevin P. Kavanagh)


                                                                                          March       , 1998

Director (William Mackness)






Signature and Title                                               Date



     /s/ Jerrry E.A. Nickerson*                                         March     26      , 1998
---------------------------------------------                                 ------------
Director (Jerry E.A. Nickerson)


     /s/ P. Michael Pitfield*                                                 March     26      , 1998
------------------------------------------------                                    ------------
Director (P. Michael Pitfield)


     /s/ Michel Plessis-Belair*                                         March     26      , 1998
-----------------------------------------------                               ------------
Director (Michel Plessis-Belair)


     /s/ Brian E. Walsh*                                                      March     26      , 1998
--------------------------------------------------                                  ------------
Director (Brian E. Walsh)


*By:      /s/ D. C. Lennox                                              March     26      , 1998
      -----------------------------------------                               ------------
      D. C. Lennox
      Attorney-in-fact pursuant to Powers of Attorney filed under Post-Effective Amendment Nos. 14, 20 and 22 to this Registration Statement.